EXHIBIT 10.5

***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 17. C.F.R. 24b-2

AMENDMENT NO. 6

TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 6 to Amended and Restated Credit Agreement is dated as of March 24, 2017 (this “Agreement”), and is among the Persons identified on the signature pages hereof as Lenders (which Persons (1) include each Person identified on the signature pages hereof as a new Lender (each, a “New Lender”) and each Person identified on the signature pages hereof as an existing Lender, and (2) constitute the Required Lenders and, as applicable, all of the Lenders directly affected by the applicable amendments to be effected by this Agreement), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as agent for the Lenders (Wells Fargo, in that capacity, “Agent”), PAC-VAN, INC., an Indiana corporation (“Pac-Van”), LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”), GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”), and SOUTHERN FRAC, LLC, a Texas limited liability company (“Southern Frac” and, together with Pac-Van, Lone Star, and GFNRC, each a “Borrower”).

The Lenders, Agent, and Borrowers are party to an Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Credit Agreement”).

The parties desire to modify the Credit Agreement in certain respects.

The parties therefore agree as follows:

1. Definitions.

(a) Defined terms used but not defined in this Agreement are as defined in the Credit Agreement.

(b) For purposes of this Agreement, “GFC 2021 Notes Indenture” means, with respect to the GFC 2021 Notes, an Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee (as supplemented by a First Supplemental Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee, and as further amended, restated, supplemented, or otherwise modified from time to time).

2. Restructuring of Commitments; Deemed Increase; Joinder by New Lenders.

(a) Borrowers desire to restructure or otherwise modify the commitments under the Credit Agreement (including the existing Revolver Commitments).

(b) In connection with the request described in Section 2(a) above, and to induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows and acknowledges the following:

(1)
that the GFC 2021 Notes Indenture limits the amount of Indebtedness that Borrowers can incur (including under the Credit Agreement);

(2)
that the GFC 2021 Notes Indenture permits Borrowers to incur the following Indebtedness, among other permitted Indebtedness:

(A)
pursuant to clause (2) of the definition of “Permitted Indebtedness” in the GFC 2021 Notes Indenture, Indebtedness incurred pursuant to the Credit Agreement, including any permitted refinancing thereof, in an aggregate principal amount at any time outstanding not to exceed the greater of  $200,000,000 (or $225,000,000 upon the exercise in full of up to $25,000,000 in accordion increases under Section 2.14 of the Credit Agreement), less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder), and  the Borrowing Base; and

(B)
pursuant to clause (25) of the definition of “Permitted Indebtedness” in the GFC 2021 Notes Indenture, Indebtedness incurred pursuant to a Credit and Security Agreement dated October 1, 2012, by and among Southern Frac, GFN Manufacturing, GFC, and Wells Fargo, as amended as of the date of the GFC 2021 Notes Indenture (the “Southern Frac Credit Facility”), including any permitted refinancing thereof, in an aggregate principal amount at any time outstanding not to exceed $15,000,000, less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder);

(3)
that  the Southern Frac Credit Facility was refinanced under the Credit Agreement in connection with, and pursuant to, Amendment No. 4; and  in connection with that refinancing, the Revolver Commitments under the Credit Agreement were increased by $12,000,000; and

(4)
that, as more particularly described in clauses (2) and (3) above, the GFC 2021 Notes Indenture permits Borrowers to incur Indebtedness under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $237,000,000 (if Borrowers exercise (or are deemed to have exercised) in full the $25,000,000 in accordion increases under Section 2.14 of the Credit Agreement referred to in the GFC 2021 Notes Indenture, and without regard to the Borrowing Base), less the amount of all required permanent repayments (which are accompanied by a corresponding permanent commitment reduction thereunder).

(c) In connection with the request described in Section 2(a) above, Borrowers desire  for purposes of the Credit Agreement,  to effect (or to be deemed to have effected) an Increase in the amount of $18,000,000, and  to retain the ability to effect one or more future Increases in an aggregate amount of up to $7,000,000; and  for purposes of the GFC 2021 Notes Indenture,  to exercise (or to be deemed to have exercised) $18,000,000 in accordion increases under Section 2.14 of the Credit Agreement, and  to retain the ability to exercise (or to be deemed to have exercised) one or more future accordion increases under Section 2.14 of the Credit Agreement in an aggregate amount of up to $7,000,000.

(d) In connection with the requests described in Sections 2(a) and 2(c) above:

(1)
the Lenders have agreed to provide new commitments under the Credit Agreement, to accept one or more full or partial assignments of existing commitments under the Credit Agreement (including, as applicable, existing Revolving Commitments), and/or to otherwise modify their existing commitments under the Credit Agreement (including, as applicable, their existing Revolver Commitments);

(2)
the parties desire that the desired restructuring or other modification of the commitments under the Credit Agreement (including the existing Revolver Commitments) become effective as of the effective date of this Agreement; and

(3)
a portion of the new, restructured, or otherwise modified commitments under the Credit Agreement in an aggregate amount equal to $18,000,000 will be deemed to be an Increase (and, for purposes of the GFC 2021 Notes Indenture, Borrowers will be deemed to have exercised $18,000,000 in accordion increases under Section 2.14 of the Credit Agreement).

(e) Each New Lender hereby does the following: confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; agrees that it will, independently and without reliance upon Agent or any other Lender, based upon such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(f) As of the effective date of this Agreement, each New Lender will be a party to the Credit Agreement, as amended by this Agreement, and have the rights and obligations of a Lender thereunder and under the other Loan Documents.

3. Limited Consent ([…***…]).

(a) Borrowers have requested that Agent and the Required Lenders consent to the acquisition by Pac-Van of all or substantially all of the Equity Interests of […***…], as further described in a non-binding letter of intent dated January 11, 2017, between Pac-Van and […***…] (that letter of intent, the “[…***…] Acquisition LOI”; that transaction, the “[…***…] Acquisition”) and an acquisition proposal dated February 2017 (the “[…***…] Acquisition Proposal”), copies of which is attached to this Agreement as Exhibit […***…].

(b) Agent and the Required Lenders understand that Borrowers intend to consummate the[…***…] Acquisition and that Borrowers desire the […***…] Acquisition to be a Permitted Acquisition. Borrowers hereby  represent to Agent and the Required Lenders that the [...***...] Acquisition satisfies or will satisfy all of the applicable conditions for a Permitted Acquisition other than the condition set forth in clause (e) of the definition of “Permitted Acquisition”; and  acknowledge that the [...***...] Acquisition thus does not (and will not, absent this Agreement) satisfy all of the applicable conditions for a Permitted Acquisition and therefore requires Agent’s and the Required Lenders’ prior written consent.

(c) Subject to the other terms of this Agreement, Agent and the Required Lenders hereby consent to the consummation of the [...***...] Acquisition, so long as  the [...***...] Acquisition satisfies all of the applicable conditions for a Permitted Acquisition other than the condition set forth in clause (e) of the definition of “Permitted Acquisition”;  Borrowers have Availability plus Qualified Cash in an amount equal to or greater than $20,000,000 immediately after giving effect to the consummation of the [...***...] Acquisition; and  the final terms and conditions of the [...***...] Acquisition are substantially consistent with those set forth in the [...***...] Acquisition LOI and the [...***...] Acquisition Proposal. Upon its consummation as consented to under this Agreement, the [...***...] Acquisition will be deemed a Permitted Acquisition under the Credit Agreement.

(d) The consents set forth in this Section 3 do not affect the continued legality, validity, and binding effect of the Credit Agreement and the other Loan Documents. The Credit Agreement and other Loan Documents continue to be fully enforceable in each case, except as expressly provided in this Agreement. The consents set forth in this Section 3 are specifically limited in time and scope as described above and do not extend or apply to any other event, occurrence, or circumstances in existence as of the date of this Agreement or arising after the date of this Agreement. In addition, the consents set forth in this Section 3 do not constitute or establish (and are not to be deemed to constitute or establish) a custom or a practice on the part of Agent or any Lender and do not prejudice any rights of Agent or any Lender in respect of any other departure from the terms of the Credit Agreement or any other Loan Document.

4. Amendments to Credit Agreement.

(a) Schedule C-1 to the Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A to this Agreement.

(b)  Schedules A-2, D-1, P-1, P-2, 4.1(b), 4.1(c), 4.1(d), 4.6(b), 4.10, 4.11, 4.14, 4.24, 4.27, 5.6, 5.14, 5.16(f), and 6.5 to the Credit Agreement are hereby amended to read in their entirety as set forth in Exhibit B to this Agreement.

(c) The Credit Agreement is hereby further amended by inserting Exhibit C to this Agreement as a new Exhibit IC-1 to the Credit Agreement.

(d) The Credit Agreement (exclusive of (1) the Schedules thereto that are expressly amended pursuant to Sections 4(a) and 4(b) above; (2) Exhibit B-1 (Form of Borrowing Base Certificate), which Agent will provide separately to Borrowers; (3) Exhibit IC-1 (Intercreditor Provisions); and (4) Exhibit P-1 (Form of Perfection Certificate)) is hereby amended such that, after giving effect to all such amendments, the Credit Agreement, as amended by this Agreement (and exclusive of the attachments noted above in this Section 4(d)), will read in its entirety as set forth in Exhibit D to this Agreement, with all revisions to the Credit Agreement, as amended by this Agreement, reflected in Exhibit D to this Agreement in blackline format (pursuant to which (A) deleted text is indicated textually in the same manner as the following example: ~~stricken text~~; and (B) added text is indicated textually in the same manner as the following example: bold and double-underlined text).

5. Post-Closing Matters. Borrowers shall complete each of the tasks and other items set forth on Schedule PC-1 no later than the times specified therein or such later date as Agent may agree in writing.

6.  Fees.

(a) In connection with this Agreement, Borrowers shall pay the following fees:  to Agent, the fees set forth in the Fee Letter (as defined in the Credit Agreement, as amended by this Agreement) that are due and payable on or before the effective date of this Agreement; and  to GACP I, L.P., a Delaware limited partnership, in its capacity as a Last-Out Term Loan Lender (as defined in the Credit Agreement, as amended by this Agreement), solely for its own account and not for the account of any other Person, a closing fee with respect to the Last-Out Term Loan (as defined in the Credit Agreement, as amended by this Agreement) in an amount equal to $600,000.

(b) Each fee described in this Section 6 is due and payable on or before the execution of this Agreement by Borrowers. Each such fee will be deemed to be fully earned on the date of this Agreement and will be non-refundable when paid.

7. Representations. To induce Agent and the Lenders to enter into this Agreement, each Borrower hereby represents to Agent and the Lenders as follows:

(1)
that that Borrower is duly authorized to execute and deliver this Agreement and is and will continue to be duly authorized to borrow monies under the Credit Agreement, as amended by this Agreement, and to perform its obligations under the Credit Agreement, as amended by this Agreement;

(2)
that the execution and delivery of this Agreement and the performance by that Borrower of its obligations under the Credit Agreement, as amended by this Agreement, do not and will not conflict with any provision of law or of the Governing Documents of that Borrower or of any agreement binding upon that Borrower;

(3)
that the Credit Agreement, as amended by this Agreement, is a legal, valid, and binding obligation of that Borrower, enforceable against that Borrower in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)
that the representations and warranties set forth in Section 4 of the Credit Agreement, as amended by this Agreement, are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the date of this Agreement, with the exception that all references to the financial statements mean the financial statements most recently delivered to Agent except for such changes as are specifically permitted under the Credit Agreement and except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)
that that Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, as amended by this Agreement, including those set forth in Section 5, Section 6, and Section 7 of the Credit Agreement; and

(6)
that as of the date of this Agreement, no Default or Event of Default has occurred and is continuing.

8. Conditions. The effectiveness of this Agreement is subject to satisfaction of the following conditions:

(1)
that Agent has received the following documents:

(A)
this Agreement executed by Agent, the Lenders, and Borrowers;

(B)
a Guarantor Acknowledgment in the form attached to this Agreement, executed by each Guarantor;

(C)
an omnibus amendment and reaffirmation agreement, in form and substance reasonably satisfactory to Agent, executed by each applicable Person;

(D)
the Fee Letter (as defined in the Credit Agreement, as amended by this Agreement), executed by each applicable Person;

(E)
a master assignment agreement, in form and substance reasonably satisfactory Agent, executed by each existing Lender, each New Lender, each applicable lender under the Credit Agreement that is neither an existing Lender nor a new Lender, and each other applicable Person (that agreement, the “Master Assignment Agreement”);

(F)
each of the other documents listed in the document checklist attached to this Agreement as Exhibit E; and

(G)
copies (executed or certified, as appropriate) of all other legal documents or minutes of proceedings taken in connection with the execution and delivery of this Agreement to the extent Agent or its counsel reasonably requests;

(2)
that substantially concurrently with, but immediately before, the effective date of this Agreement,  each assignment under the Master Assignment Agreement has occurred and is effective; and  the “Settlement Date” under and as defined in the Master Assignment Agreement has occurred;

(3)
that Borrowers have paid  all fees described in Section 6; and  all other fees and expenses required to be paid by Borrowers on the date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents (including, without limitation, all reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred by Agent or the Last-Out Term Loan Lenders (as defined in the Credit Agreement, as amended by this Agreement) in structuring, drafting, and reviewing this Agreement and the other Loan Documents delivered in connection with this Agreement);

(4)
that Agent has received evidence satisfactory to Agent that Borrowers will have Excess Availability plus Qualified Cash of at least $21,000,000 immediately after giving effect to the transactions contemplated by this Agreement or to be effected under the Credit Agreement, as amended by this Agreement (including, without limitation,  the making of the Last-Out Term Loan (as defined in the Credit Agreement, as amended by this Agreement) and the application of the proceeds thereof to the outstanding balance of the Revolving Loans; and  the payment of all fees and expenses required to be paid by Borrowers on or before the effective date of this Agreement under this Agreement, the Credit Agreement, or the other Loan Documents); and

(5)
that all legal matters incident to the execution and delivery of this Agreement are satisfactory to Agent and its counsel.

9. Release. Each Loan Party hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against Agent or any Lender arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement. Each Loan Party hereby further covenants and agrees not to sue Agent or any Lender or assert any claims, defenses, demands, actions, or liabilities against Agent or any Lender which occurred prior to or as of the date of this Agreement arising out of, pursuant to, or pertaining in any way to the Credit Agreement, any and all documents and instruments delivered in connection with or relating to the foregoing, or this Agreement.

10. Miscellaneous.

(a) This Agreement is governed by, and is to be construed in accordance with, the laws of the State of Illinois. Each provision of this Agreement is severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(b) This Agreement binds Agent, the Lenders, and Borrowers and their respective successors and assigns, and will inure to the benefit of Agent, the Lenders, and Borrowers and the successors and assigns of Agent and each Lender.

(c) Except as specifically modified or amended by the terms of this Agreement, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Agreement and in all respects continue in full force and effect. Each Borrower, by execution of this Agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents.

(d) Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Credit Agreement in any and all instruments or documents delivered in connection therewith, will be deemed to refer to the Credit Agreement, as amended by this Agreement.

(e) This Agreement is a Loan Document. Each Borrower acknowledges that Agent’s reasonable costs and out-of-pocket expenses (including reasonable attorneys’ fees) incurred in drafting this Agreement and in amending the Loan Documents as provided in this Agreement constitute Lender Group Expenses.

(f) The parties may sign this Agreement in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.

[Signature pages to follow]

The parties are signing this Amendment No. 6 to Amended and Restated Credit Agreement as of the date stated in the introductory clause.

PAC-VAN, INC. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary
LONE STAR TANK RENTAL INC. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary	GFN REALTY COMPANY, LLC By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary
SOUTHERN FRAC, LLC By: GFN Manufacturing Corporation, a Delaware corporation, as Manager By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender
By:	/s/ Brian Hynds
Name:	Brian Hynds
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

EAST WEST BANK, as a new Lender
By:	/s/ Nima Rassouli
Name:	Nima Rassouli
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

CIT BANK, N.A., f/k/a OneWest Bank N.A., successor in interest to OneWest Bank, FSB, as an existing Lender
By:	/s/ Christopher J. Esposito
Name:	Christopher J. Esposito
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

THE PRIVATEBANK AND TRUST COMPANY, as an existing Lender
By:	/s/ Scott Dvornik
Name:	Scott Dvornik
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

KEYBANK, NATIONAL ASSOCIATION, as a new Lender
By:	/s/ Nadine M. Eames
Name:	Nadine M. Eames
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

BANK HAPOALIM B.M., as a new Lender
By:	/s/ Lenroy Hackett
Name:	Lenroy Hackett, Senior Vice President
Its Authorized Signatory

By:	/s/ Elliot Winter
Name:	Elliot Winter, Senior Vice President
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

GACP I, L.P., a Delaware limited partnership, as a new Lender
By:	/s/ John Ahn
Name:	John Ahn
Its Authorized Signatory

Signature page to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

GUARANTOR ACKNOWLEDGMENT

This Guarantor Acknowledgment refers to, and is attached to, an Amendment No. 6 to Amended and Restated Credit Agreement dated as of March 24, 2017, among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac” and, together with Pac-Van, Lone Star, and GFNRC, each a “Borrower”), the Lenders identified on the signature pages thereof as Lenders, and Wells Fargo Bank, National Association, a national banking association, as agent for the Lenders (the “Amendment”). Defined terms used but not defined in this Guarantor Acknowledgment are as defined in the Amendment.

Each of the undersigned, in its capacity as a Guarantor, hereby does the following: (1) consents to the Amendment; (2) acknowledges that the Amendment does not in any way modify, limit, or release any of its obligations under the Guaranty and Security Agreement to which it is a party; (3) ratifies and confirms its obligations under the Guaranty and Security Agreement to which it is a party and acknowledges that those obligations continue in full force and effect; and (4) acknowledges that its consent to any other modification to any Loan Document will not be required as a result of the consent set forth in this Guarantor Acknowledgment having been obtained, except to the extent, if any, required by the specific terms of that Loan Document.

Dated as of the date of the Amendment.

PV ACQUISITION CORP. By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary	GFN MANUFACTURING CORPORATION By: /s/ Christopher A. Wilson Name: Christopher A. Wilson Title: Secretary

Guarantor Acknowledgment to Amendment No. 6 to Amended and Restated Credit Agreement (Pac-Van)

SCHEDULE PC-1

Post-Closing Matters

No later than 30 days after the Amendment No. 6 Effective Date
(a)            With respect to each parcel of Real Property Collateral owned as of the Amendment No. 6 Effective Date (as defined in the Credit Agreement after giving effect to this Agreement), deliver to Agent the following:
(i)              one or more updated Mortgages or amendments to Mortgages;
(ii)              if requested by Agent, one or more appraisals satisfactory to Agent;
(iii)              one or more updated Mortgage Policies or date-down endorsements to Mortgage Policies (or marked commitments to issue the same) issued by a title insurance company satisfactory to Agent, in form and substance satisfactory to Agent;
(iv)              if requested by Agent, one or more phase-I environmental reports prepared and issued by an environmental consultant acceptable to Agent, the scope and results of which are acceptable to Agent;
(v)              if requested by Agent, a real estate survey with respect to each parcel composing such Eligible Real Property prepared and issued by a surveyor acceptable to Agent, the scope and results of which are acceptable to Agent; and
(vi)              all other Additional Documents as Agent may reasonably request, in form and substance reasonably satisfactory to Agent.
(b)            With respect to each applicable insurance policy identified in Schedule 5.6 to the Credit Agreement (as amended by this Agreement), deliver to Agent each endorsement with respect to such insurance policy required under Section 5.6 of the Credit Agreement (as amended by this Agreement).

Schedule PC-1 to Amendment No. 6 to Amended and Restated Credit Agreement

EXHIBIT A

Replacement Schedule C-1 to Credit Agreement

(See attached.)

SCHEDULE C-1

Commitments

Lender	Revolver Commitment	Last-Out Term Loan Commitment	Total Commitment
Wells Fargo Bank, National Association	$75,000,000	$0	$75,000,000
East West Bank	$40,000,000	$0	$40,000,000
CIT Bank, N.A. (f/k/a OneWest Bank N.A., successor in interest to OneWest Bank, FSB)	$35,000,000	$0	$35,000,000
The PrivateBank and Trust Company	$25,000,000	$0	$25,000,000
KeyBank, National Association	$20,000,000	$0	$20,000,000
Bank Hapoalim B.M.	$15,000,000	$0	$15,000,000
GACP I, L.P.	$0	$20,000,000	$20,000,000

All Lenders	$210,000,000	$20,000,000	$230,000,000

EXHIBIT B

Replacement Schedules to Credit Agreement

(See attached.)

Schedule A-2

SCHEDULE A-2

Authorized Persons

Sean Brady
Theodore Mourouzis
Matthew Patrick
Eric Weber

Schedule A-2

SCHEDULE D-1

Designated Account

GFNRC

Account number [...***...] of GFNRC maintained with GFNRC’s Designated Account Bank, or such other deposit account of a Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

“Designated Account Bank” means Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, CA, ABA #121-000-248.

Lone Star

Account number [...***...] of Lone Star maintained with Lone Star’s Designated Account Bank, or such other deposit account of a Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

“Designated Account Bank” means Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, CA, ABA #121-000-248.

Pac-Van

Account number [...***...] of Pac-Van maintained with Pac-Van’s Designated Account Bank, or such other deposit account of a Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

“Designated Account Bank” means Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, CA, ABA #121-000-248.

Southern Frac

Account number [...***...] of Southern Frac maintained with Southern Frac’s Designated Account Bank, or such other deposit account of a Borrower (located within the United States) that has been designed as such, in writing, by Administrative Borrower to Agent.

“Designated Account Bank” means Wells Fargo Bank, N.A., 14241 Dallas Parkway, Suite 900, Dallas, TX 75254, ABA #121-000-248.

Schedule D-1

SCHEDULE P-1

Permitted Investments

None.

Schedule P-1

SCHEDULE P-2

Permitted Liens

Liens created pursuant to that certain (i) Deed of Trust dated December 26, 2012 in favor of Citizens National Bank of Texas with respect to the premises owned by GFNRC located at 1805 Howard Road, Waxahachie, Texas 75165 in the original principal amount of $1,300,000, and (ii) Deed of Trust dated March 27, 2013 in favor of Citizens National Bank of Texas with respect to the premises owned by GFNRC located at 1805 Howard Road, Waxahachie, Texas 75165 in the original principal amount of $157,748.

Schedule P-2

SCHEDULE R-1

Real Property Collateral

Real Property Address:	9155 Harrison Park Court Indianapolis, IN 46216
Property Description:	Approximately 1.2 acres with an office building with approximately 10,329 square feet. (Transferred from Pac-Van to GFNRC as described in Amendment No. 2.)

Real Property Address:	20301-20325 South Cottage Grove Glenwood, IL 60411
Property Description:	Approximately 13.1 acres with a building with approximately 16,728 square feet.

Real Property Address:	5532 Hickory Hill Road Memphis, TN 38141
Property Description:	Approximately 8.93 acres.

Subject to delivery of Mortgage and applicable Additional Documents.

Schedule R-1

SCHEDULE 4.1(B)

Capitalization of Borrowers

GFNRC

The authorized capitalization of GFNRC consists of limited liability company interests, all of which are held by GFN.

Lone Star

The authorized capitalization of Lone Star consists of (i) 1,000 shares of common stock, par value $0.001, all of which are held by GFN; and (ii) 5,000,000 shares of preferred stock, par value at $0.001, of which (A) 400 shares of Series A Cumulative Preferred Stock shares are authorized and 400 shares of Series A Preferred Stock are issued and outstanding, all of which are held by GFC; (B) 100 shares of Series B Preferred Stock are authorized and 100 shares of Series B Preferred Stock are issued and outstanding, all of which are held by GFC; and (C) 300 shares of Series C Preferred Stock are authorized and 288 shares of Series C Preferred Stock are issued and outstanding, all of which are held by GFC.

Pac-Van

The authorized capitalization of Pac-Van consists of (i) 10,000,000 shares of common stock, par value $0.001, (A) issuable in a series designated “Class A Common Shares” consisting of authorized 9,500,000 shares of which 10 shares are issued and outstanding, all of which are held by GFN; and (B) issuable in a series designated “Class B Common Shares” consisting of 500,000 shares, of which no shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value at $0.001, of which (A) 1,000 shares of Series A Cumulative Preferred Stock are authorized and 1,000 shares of Series A Cumulative Preferred Stock shares are issued and outstanding, all of which are held by GFC; (B) 320,000 shares of Series B Cumulative Preferred Stock are authorized and 320,000 shares of Series B Cumulative Preferred Stock shares are issued and outstanding, all of which are held by GFC; and (C) 300 shares of Series C Cumulative Preferred Stock are authorized and 288 shares of Series C Cumulative Preferred Stock shares are issued and outstanding, all of which are held by GFC;.

Southern Frac

The authorized capitalization of Southern Frac consists of 100 membership interests, of which 100 membership interests are issued and outstanding, of which (A) 90 membership interests are held by GFN Manufacturing, and (B) 10 membership interests are held by Danielle Boston.

Schedule 4.1(b)

SCHEDULE 4.1(C)

Capitalization of Borrowers' Subsidiaries

GFNRC

GFNRC has no Subsidiaries.

Lone Star

Lone Star has no Subsidiaries.

Pac-Van

PV Acquisition Corp. is a subsidiary of Pac-Van, Inc.

The authorized capital of PV Acquisition Corp. consists of an unlimited number of Class A shares, Class B shares, Class C shares and Preferred Shares of which fully paid and non-assessable 100 Class A shares are issued and outstanding, all of which are held by Pac-Van, and no Class B Shares, no Class C shares, and no Preferred Shares are issued and outstanding.

Container Systems Storage, Inc. is a subsidiary of Pac-Van, Inc.

The authorized capital of Container Systems Storage, Inc. consists of 500 shares of common stock of which 115 shares are issued and outstanding, all of which are held by Pac-Van.

Southern Frac

Southern Frac has no Subsidiaries.

Schedule 4.1(c)

SCHEDULE 4.1(D)

Subscriptions, Options, Warrants, Calls

None.

Schedule 4.1(d)

SCHEDULE 4.6(B)

Litigation

There are no actions, suits or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $500,000 that are pending, or to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries.

Schedule 4.6(b)

SCHEDULE 4.10

Employee Benefits

None.

Schedule 4.10

SCHEDULE 4.11

Environmental Matters

Lone Star’s and Pac-Van’s portable liquid storage tanks may be used by Lone Star’s or Pac-Van’s customers to store Hazardous Materials.

Schedule 4.11

SCHEDULE 4.14

Permitted Indebtedness

Master Lease Agreement dated April 29, 2014 among Pac-Van, Inc., Lone Star Tank Rental Inc. and Banc of America Leasing & Capital, LLC in the aggregate principal amount of $2,601,096 as of April 30, 2015.

Promissory Note dated March 27, 2013 by GFNRC in favor of Citizens National Bank of Texas in the original principal amount of $157,748.

Promissory Note dated December 26, 2012 by GFNRC in favor of Citizens National Bank of Texas in the original principal amount of $1,300,000.

Schedule 4.14

SCHEDULE 4.24

Location of Inventory

1.
3268 Palmyra Rd., Albany, Georgia 31707
2.
135 Rock Quarry Road, Stockbridge, Georgia 30281
3.
2670 Business Drive, Cumming, Georgia 30028-4878
4.
774 West Winder Industrial Parkway, Winder, Georgia 30680
5.
7411 Tollbridge Road, Belton, Texas 76513
6.
7717 Gilbert Road, Manor, Texas 78653
7.
2801 East Brundage Lane, Bakersfield, California 93307-2817
8.
4562 Weedpatch Hwy, Bakersfield California 93307
9.
65 and 67 Main Street, Salisbury, Massachusetts 01952
10.
72 Main Street, Salisbury, Massachusetts 01952
11.
74 Main Street, Salisbury, Massachusetts 01952
12.
96 Rabbit Road, Salisbury, Massachusetts 01952
13.
124 Surface Drive, Charleston, West Virginia 25302-3463
14.
62 Black Betsy Road, Poca, West Virginia 25159
15.
5545 Racine Avenue, Charlotte, North Carolina 28269-4671
16.
20301 – 20325 South Cottage Grove, Glenwood, Illinois 60411
17.
1451 State Route 28, Lot 2B, Loveland, Ohio 45140
18.
997 Wenso Road, Bedford, Ohio 44146-3855
19.
2150 Cloverleaf Street East, Columbus, Ohio 43232-4101
20.
4400 Carroll-Southern Road, Carroll, Ohio 43112
21.
1535 Glenn Hwy, New Concord, Ohio 43762
22.
1620 U.S. Highway 77 South, Robstown, Texas 78380
23.
4201 Carey Street, Fort Worth, Texas 76119
24.
7700 South Freeway, Fort Worth, Texas 76134-4660
25.
2160 California Crossing Road, Dallas, Texas 75220
26.
10250 Brighton Road, Henderson, Colorado 80640-8622
27.
1817 Euclid Avenue, Des Moines, Iowa 50313
28.
3401 N. Dort Hwy, Flint, Michigan 48506
29.
6791 Auburn Road, Utica, Michigan 48317
30.
21001 Hayden Road, Woohaven, Michigan 48134
31.
21141 Protecta Drive, Elkhart, Indiana 46516-9538
32.
N3670 Highway 55, Freedom, Wisconsin 54130
33.
N3759 Uni Drive, Freedom, Wisconsin 54130
34.
12206 Beaumont Highway, Houston, Texas 77049
35.
1850 Kentucky Avenue, Indianapolis, Indiana 46221-1949
36.
11637 Camden Road, Jacksonville, Florida 32218-3901
37.
453 Karen Drive, Holts Summit, Missouri 65043
38.
7700 N. Hayes Drive, Park City, Kansas 67147
39.
6800 East 40 Highway, Kansas City, Missouri 64129
40.
7002 East 40 Highway, Kansas City, Missouri 64129
41.
511 Belmont Boulevard and 311 Belmont Boulevard, Kansas City, Missouri 64123
42.
5088 Edison Avenue, Chino, California 91710-5715
43.
4680 Industry Center Drive, Las Vegas, Nevada 89115-0905
44.
6657 East Idaho Street, Elko, Nevada 89801
45.
3553 Lexington Road, Winchester, Kentucky 40391
46.
500 North 35th Street, Louisville, Kentucky 40212-2120

Schedule 4.24

47.
5532 Hickory Hill Road, Memphis, Tennessee 38141
48.
10802 Sardis Road, Mabelvale, Arkansas 72103
49.
100 Cornerstone Road, Alexander, Arkansas 72202
50.
2104 North Sylvania Avenue, Sturtevant, Wisconsin 23177
51.
3559 U.S. Highway 151, Burke, Wisconsin 53590
52.
1062 Firestone Parkway, La Vergne, Tennessee 37086-3505
53.
1066 Firestone Parkway, La Vergne, Tennessee 37086-3505
54.
1436 Heil Quaker Blvd, La Vergne, Tennessee 37086
55.
626 Frosty Morn Drive, Clarksville, Tennessee 37040
56.
10 Industrial Hwy, E-Building, Suite 106, Lester, Pennsylvania 19113
57.
113 How Lane, New Brunswick, New Jersey 08901
58.
1850 Saturn Boulevard, Orlando, Florida 32837-9416
59.
11450 Space Boulevard, Orlando, Florida 32837
60.
4025 Clarks River Road, Paducah, Kentucky 42003
61.
2010 West Lower Buckeye Road and 2600 South 20th Avenue, Phoenix, Arizona 85009
62.
2415 South 27th Avenue, Phoenix, Arizona 85009
63.
2004 McKees Rocks Road, McKees Rock, Pennsylvania 15136-1614
64.
1492 193rd Street North, East Moline, Illinois 61244
65.
911 Withers Road, Garner, North Carolina 27529
66.
825 North 300 West, Salt Lake City, Utah 84103
67.
1208 North Beck Street, Salt Lake City, Utah 84116-1207
68.
7400 N. I-35, New Braunfels, Texas 78130
69.
1701 Port of Tacoma Road, Tacoma, Washington 98421
70.
4450 B Street NW, Auburn, Washington 98001
71.
606 NE 192nd Avenue, Vancouver, Washington 98684
72.
1313C North Nias Avenue, Springfield, Missouri 65802
73.
4867 North Farm Road 189, Springfield, Missouri 65803
74.
5745 West Highway 60, Brookline, Missouri 65619
75.
67 North Central Drive, O'Fallon, Missouri 63366
76.
79 North Central Drive, O'Fallon, Missouri 63366-2338
77.
77 Roelker Road, Wright City, Missouri 63390
78.
8025 Minnesota Avenue, St. Louis, Missouri 63111
79.
3610 Centennial Road, Sylvania, Ohio 43560-9690
80.
2455 Hwy 85 N, Watford City, North Dakota 58854
81.
421 Keys Road, Yakima, Washington 98901
82.
10110 N 9th Street, Medley, Florida 33178
83.
1995 Bradshaw Road, Hopkinsville, Kentucky 42241
84.
2817 N Dirksen Pkwy, Springfield, Illinois 62702
85.
20301-20325 South Cottage Drive, Glenwood, Illinois 60411
86.
5532 Hickory Hill Road, Memphis, Tennessee 38141
87.
1805 Howard Road, Waxahachie, Texas 75165
88.
Unit #1, 1710 Railway Street, Edmonton, Alberta, Canada T6P 1X3
89.
6215 90 Avenue SE, Calgary, Alberta, Canada T2C 5A1
90.
1156 Kingsway Avenue, Port Coquitlam, British Columbia, Canada V3C 6N7
91.
1803 Howard Road, Waxahachie, Texas 75165
92.
1801 Howard Road, Waxahachie, Texas 75165
93.
2809 South Highway 77, Waxahachie, Texas 75165
94.
371 Private Road 1121, Kenedy, Texas 78118
95.
7930 W. SH 72 Texas, Karnes County, Texas
96.
9370 S. FM 99, Karnes City, TX 78118
97.
303 Alma Street, Goldsmith, Texas 79741
98.
2512 West Highway 302, Kermit, Texas 79745
99.
1120 East Taylor Avenue, Midland, Texas 79701

Schedule 4.24

SCHEDULE 4.27

Location of Equipment

1.
3268 Palmyra Rd., Albany, Georgia 31707
2.
135 Rock Quarry Road, Stockbridge, Georgia 30281
3.
2670 Business Drive, Cumming, Georgia 30028-4878
4.
774 West Winder Industrial Parkway, Winder, Georgia 30680
5.
7411 Tollbridge Road, Belton, Texas 76513
6.
7717 Gilbert Road, Manor, Texas 78653
7.
2801 East Brundage Lane, Bakersfield, California 93307-2817
8.
4562 Weedpatch Hwy, Bakersfield California 93307
9.
65 and 67 Main Street, Salisbury, Massachusetts 01952
10.
72 Main Street, Salisbury, Massachusetts 01952
11.
74 Main Street, Salisbury, Massachusetts 01952
12.
96 Rabbit Road, Salisbury, Massachusetts 01952
13.
124 Surface Drive, Charleston, West Virginia 25302-3463
14.
62 Black Betsy Road, Poca, West Virginia 25159
15.
5545 Racine Avenue, Charlotte, North Carolina 28269-4671
16.
20301 – 20325 South Cottage Grove, Glenwood, Illinois 60411
17.
1451 State Route 28, Lot 2B, Loveland, Ohio 45140
18.
997 Wenso Road, Bedford, Ohio 44146-3855
19.
2150 Cloverleaf Street East, Columbus, Ohio 43232-4101
20.
4400 Carroll-Southern Road, Carroll, Ohio 43112
21.
1535 Glenn Hwy, New Concord, Ohio 43762
22.
1620 U.S. Highway 77 South, Robstown, Texas 78380
23.
4201 Carey Street, Fort Worth, Texas 76119
24.
7700 South Freeway, Fort Worth, Texas 76134-4660
25.
2160 California Crossing Road, Dallas, Texas 75220
26.
10250 Brighton Road, Henderson, Colorado 80640-8622
27.
1817 Euclid Avenue, Des Moines, Iowa 50313
28.
3401 N. Dort Hwy, Flint, Michigan 48506
29.
6791 Auburn Road, Utica, Michigan 48317
30.
21001 Hayden Road, Woohaven, Michigan 48134
31.
21141 Protecta Drive, Elkhart, Indiana 46516-9538
32.
N3670 Highway 55, Freedom, Wisconsin 54130
33.
N3759 Uni Drive, Freedom, Wisconsin 54130
34.
12206 Beaumont Highway, Houston, Texas 77049
35.
1850 Kentucky Avenue, Indianapolis, Indiana 46221-1949
36.
11637 Camden Road, Jacksonville, Florida 32218-3901
37.
453 Karen Drive, Holts Summit, Missouri 65043
38.
7700 N. Hayes Drive, Park City, Kansas 67147
39.
6800 East 40 Highway, Kansas City, Missouri 64129
40.
7002 East 40 Highway, Kansas City, Missouri 64129
41.
511 Belmont Boulevard and 311 Belmont Boulevard, Kansas City, Missouri 64123
42.
5088 Edison Avenue, Chino, California 91710-5715
43.
4680 Industry Center Drive, Las Vegas, Nevada 89115-0905
44.
6657 East Idaho Street, Elko, Nevada 89801
45.
3553 Lexington Road, Winchester, Kentucky 40391
46.
500 North 35th Street, Louisville, Kentucky 40212-2120

Schedule 4.27

47.
5532 Hickory Hill Road, Memphis, Tennessee 38141
48.
10802 Sardis Road, Mabelvale, Arkansas 72103
49.
100 Cornerstone Road, Alexander, Arkansas 72202
50.
2104 North Sylvania Avenue, Sturtevant, Wisconsin 23177
51.
3559 U.S. Highway 151, Burke, Wisconsin 53590
52.
1062 Firestone Parkway, La Vergne, Tennessee 37086-3505
53.
1066 Firestone Parkway, La Vergne, Tennessee 37086-3505
54.
1436 Heil Quaker Blvd, La Vergne, Tennessee 37086
55.
626 Frosty Morn Drive, Clarksville, Tennessee 37040
56.
10 Industrial Hwy, E-Building, Suite 106, Lester, Pennsylvania 19113
57.
113 How Lane, New Brunswick, New Jersey 08901
58.
1850 Saturn Boulevard, Orlando, Florida 32837-9416
59.
11450 Space Boulevard, Orlando, Florida 32837
60.
4025 Clarks River Road, Paducah, Kentucky 42003
61.
2010 West Lower Buckeye Road and 2600 South 20th Avenue, Phoenix, Arizona 85009
62.
2415 South 27th Avenue, Phoenix, Arizona 85009
63.
2004 McKees Rocks Road, McKees Rock, Pennsylvania 15136-1614
64.
1492 193rd Street North, East Moline, Illinois 61244
65.
911 Withers Road, Garner, North Carolina 27529
66.
825 North 300 West, Salt Lake City, Utah 84103
67.
1208 North Beck Street, Salt Lake City, Utah 84116-1207
68.
7400 N. I-35, New Braunfels, Texas 78130
69.
1701 Port of Tacoma Road, Tacoma, Washington 98421
70.
4450 B Street NW, Auburn, Washington 98001
71.
606 NE 192nd Avenue, Vancouver, Washington 98684
72.
1313C North Nias Avenue, Springfield, Missouri 65802
73.
4867 North Farm Road 189, Springfield, Missouri 65803
74.
5745 West Highway 60, Brookline, Missouri 65619
75.
67 North Central Drive, O'Fallon, Missouri 63366
76.
79 North Central Drive, O'Fallon, Missouri 63366-2338
77.
77 Roelker Road, Wright City, Missouri 63390
78.
8025 Minnesota Avenue, St. Louis, Missouri 63111
79.
3610 Centennial Road, Sylvania, Ohio 43560-9690
80.
2455 Hwy 85 N, Watford City, North Dakota 58854
81.
421 Keys Road, Yakima, Washington 98901
82.
10110 N 9th Street, Medley, Florida 33178
83.
1995 Bradshaw Road, Hopkinsville, Kentucky 42241
84.
2817 N Dirksen Pkwy, Springfield, Illinois 62702
85.
20301-20325 South Cottage Drive, Glenwood, Illinois 60411
86.
5532 Hickory Hill Road, Memphis, Tennessee 38141
87.
1805 Howard Road, Waxahachie, Texas 75165
88.
Unit #1, 1710 Railway Street, Edmonton, Alberta, Canada T6P 1X3
89.
6215 90 Avenue SE, Calgary, Alberta, Canada T2C 5A1
90.
1156 Kingsway Avenue, Port Coquitlam, British Columbia, Canada V3C 6N7
91.
1803 Howard Road, Waxahachie, Texas 75165
92.
1801 Howard Road, Waxahachie, Texas 75165
93.
2809 South Highway 77, Waxahachie, Texas 75165
94.
371 Private Road 1121, Kenedy, Texas 78118
95.
7930 W. SH 72 Texas, Karnes County, Texas
96.
9370 S. FM 99, Karnes City, TX 78118
97.
303 Alma Street, Goldsmith, Texas 79741
98.
2512 West Highway 302, Kermit, Texas 79745
99.
1120 East Taylor Avenue, Midland, Texas 79701

Schedule 4.27

SCHEDULE 5.6

Insurance

GFNRC

Zurich

Lone Star

Zurich

Pac-Van

Zurich
AIG
Ironshore

Southern Frac and GFN Manufacturing Corporation

Property & Inland Marine
Zurich
Commercial General Liability/Pollution
Zurich
Pollution
Zurich
Commercial Automobile
Zurich
Excess
Zurich
Workers compensation
Zurich
Management liability
Zurich

Schedule 5.6

SCHEDULE 5.14

Chief Executive Offices

Loan Party/Subsidiary	Address	County	State/Province
GFN Manufacturing Corporation	1803 Howard RoadSuite 100Waxahachie, TX	Ellis	Texas
GFN Realty Company, LLC	39 East Union Street Pasadena, California	Los Angeles	California
Lone Star Tank Rental Inc.	1803 Howard RoadSuite 200Waxahachie, TX	Ellis	Texas
Pac-Van, Inc.	9155 Harrison Park CourtIndianapolis, IN 46126-2108	Marion County	Indiana
PV Acquisition Corp.	1710 Railway St., No. 1 Edmonton, AB T6P 1X3	Not applicable	Alberta
Southern Frac, LLC	1803 Howard RoadSuite 100Waxahachie, TX	Ellis	Texas

Schedule 5.14

SCHEDULE 5.16(f)

Certain Certificated Units

2011 Landoll 330C Trailer

Schedule 5.14

SCHEDULE 6.5

Nature of Business

GFN Manufacturing Corporation has no operations and owns 90% of the membership interests of Southern Frac.

GFNRC owns real property and leases real property to Lone Star, Pac-Van and Southern Frac.

Lone Star leases and services portable liquid storage tank containers and related equipment.

Pac-Van leases, sells and services storage, office and portable liquid storage tank containers, modular buildings, mobile offices and related equipment.

Southern Frac manufactures liquid tank containers, trailer chassis, storm shelters and similar products.

EXHIBIT C

Exhibit IC-1 to Credit Agreement

(Intercreditor Provisions)

(See attached.)

Exhibit IC-1

INTERCREDITOR PROVISIONS

TABLE OF CONTENTS

Page

1.
Definitions 1

(a)
Defined Terms 1

2.
Voting 8

(a)
Approval of All Affected Last-Out Term Loan Lenders 8
(b)
Approval of Required Last Out Holders 9
(c)
Cross-Over Voting 10
(d)
All Lender Voting 11

3.
Exercise of Remedies 11

(a)
Who May Direct Agent to Exercise Any Remedies 11
(b)
Manner of Exercise 12
(c)
Non-Interference 12
(d)
Permitted Actions 12
(e)
Credit Bids 13

4.
Application of Distributions 13

(a)
Distributions 13

5.
Insolvency Proceedings 14

(a)
Commencement of Proceedings 14
(b)
Use of Cash Collateral and DIP Financing 14
(c)
Sale of Collateral 15
(d)
Relief from Automatic Stay 15
(e)
Adequate Protection 15
(f)
Avoidance; Reinstatement 16
(g)
Plan of Reorganization; Reorganization Securities. 16
(h)
Standing 17
(i)
Effectiveness 17

6.
Purchase Options 17

(a)
Right of First Refusal 17
(b)
Last Out Holder Buy-out Rights 18
(c)
First Out Holder Buy-out Rights 20

7.
Agent; Last-Out Representative 22

(a)
Agent 22
(b)
Last-Out Representative 22

8.
Miscellaneous 25

(a)
Conflicts; Integration 25
(b)
No Modifications 25
(c)
Severability 25
(d)
Specific Performance 25
(e)
Subrogation 25
(f)
Marshaling 25
(g)
Applicable Law; Venue; Jury Trial 26
(h)
Successors and Assigns 26
(i)
No Third-Party Beneficiaries 26

Definitions

Defined Terms

Capitalized terms used as defined terms but not otherwise defined herein have the meaning ascribed to such term in the Credit Agreement. The following terms have the following meanings:

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Cash Collateral” has the meaning set forth in Section 5(b).

 “Cross-Over Obligations” has the meaning set forth in Section 2(c).

“Cross Over Threshold” means 75%.

“Debt Reorganization Securities” means Reorganization Securities that consist of debt obligations or Disqualified Equity of the reorganized debtor.

“Debt Transfer” means a transfer of the Obligations by a Lender by assignment or participation pursuant to the Credit Agreement to any Person other than (a) its Affiliates, (b) another First Out Holder who is not also a Last Out Holder, in the case of a Debt Transfer by a First Out Holder, (c) another Last Out Holder who is not also a First Out Holder, in the case of a Debt Transfer by a Last Out Holder, or (d) in connection with a transfer or assignment of all or a substantial part of such Lender's or its Affiliate's loan portfolio.

“Debt Transfer Acceptance” has the meaning set forth in Section 6(a).

“Debt Transfer Offer” has the meaning set forth in Section 6(a).

“Default Disposition” means any private or public Disposition of all Collateral or any material portion of the Collateral by any Loan Party with the consent of Agent (acting at the direction of the Required First Out Holders) after the occurrence and during the continuance of an Event of Default (and prior to the Payment in Full of First Out Obligations), which Disposition is conducted in connection with good faith efforts by Agent to collect the Obligations through the Disposition of Collateral.

“DIP Cap” sum of (a) the greater of (i) the difference of (x) 5% of the principal amount of the combined Last-Out Term Loan and First Out Obligations outstanding at the time of the occurrence of an Insolvency Proceeding (with all Letter of Credit Usage being deemed included in the calculation of such principal amount) minus (y) the amount of any Overadvances (as defined in the Credit Agreement) outstanding on the date of the occurrence of such Insolvency Proceeding that do not constitute Excluded Overadvances and (ii) the difference of (x) $10,000,000 minus (y) the amount of any Overadvances outstanding on the date of the occurrence of an Insolvency Proceeding that do not constitute Excluded Overadvances (the amount under this clause (a) being referred to as the “Cushion Amount”) (provided that, for the avoidance of doubt, the Cushion Amount shall be a one-time increase to the principal amount of the Loans and not be applicable until after the occurrence of an Insolvency Proceeding) plus, (b) in each case, the principal amount of any portion of the Last-Out Term Loan and/or First Out Obligations which is to be refinanced by such DIP Financing plus (c) all interest, fees, costs, charges, expenses, indemnities, and other amounts accrued or charged with respect to the First Out Obligations and/or the Last-Out Term Loan as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the First Out Obligations or Last-Out Term Loan and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding.

“DIP Financing” has the meaning set forth in Section 5(b).

“DIP Financing Conditions” means (a) the interest rates, fees, advance rates, lending sublimits and limits and other terms applicable to the DIP Financing are commercially reasonable under the circumstances, (b) the Liens securing the DIP Financing are senior to or pari passu with any Liens in Collateral securing the prepetition Obligations and (c) the DIP Financing does not exceed the DIP Cap.

“Disposition or Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing).

“Disqualified Equity” means any Equity Interests that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event will be subject to the prior repayment in full of the Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity, in each case, prior to the date that is 90 days after the latest maturity date applicable to the Obligations.

“Distributions” means (a) all payments made by any Loan Party on account of the Obligations, (b) all proceeds of insurance policies and awards or other payments with respect to any condemnation or similar proceeding, and (c) all Proceeds of Collateral received in connection with an Exercise of Remedies, but excluding Permitted Reorganization Securities received by any Last Out Holder.

 “Exercise of Remedies” or “Exercise Any Remedies” means:

(a)           the exercise of any right or remedy against any Loan Party available to Agent and Lenders under the Loan Documents upon the occurrence of an Event of Default, including acceleration of all or substantially all of the First Out Obligations or Last Out Obligations,

(b)           the exercise of any right or remedy with respect to Collateral provided to a secured creditor under the Loan Documents or applicable law, at equity, in an Insolvency Proceeding or otherwise (including the solicitation of bids from third parties to conduct the Disposition of all Collateral or a material portion of the Collateral or the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, or Disposing such Collateral, in each case to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time),

(c)           the exercise of any right of setoff or recoupment against Collateral with respect to Obligations owed to any Loan Party (other than the exercise by Agent or any First Out Lender providing cash management services of any setoff or recoupment rights with respect to returned items in the ordinary course of business unless accompanied by an event described in clause (a) or (b) above), and

(d)           the pursuit of any Default Disposition relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time.

Anything to the contrary contained in the foregoing notwithstanding, Exercise of Remedies does not include (x) the increase of the rate of interest (or the imposition of default rate interest) applicable to all or any portion of the Obligations pursuant to the provisions of the Loan Documents or (y) the sweeping of cash under blocked account arrangements unless accompanied by an event described in clause (a) or (b) above.

“Excluded Overadvances” means, as of any date of determination, Overadvances arising as a result of (a) a decline in the most recent value of Accounts in the Borrowing Base or the most recent appraised value of any other Collateral which is in the Borrowing Base, (b) any act or omission of the Borrowers in violation of the Credit Agreement, (c) any other similar circumstance not caused by Agent or any First Out Holder, (d) the imposition of any Reserve by Agent or (e) any Revolver Usage without actual knowledge by Agent and/or First Out Holders that such Revolver Usage would result in an Overadvance or increase the amount of any outstanding Overadvance.

“Exigent Circumstances” means (a) a fraud has been committed by any Loan Party in connection with the First Out Obligations or (b) an event or circumstance that, in the good faith judgment of the Agent, is reasonably likely to cause a material diminution in the value of the Collateral or to threaten the First Out Holders' ability to realize upon any material portion of the Collateral.

“First Out Holder” means, as of any date of determination, any holder of the First Out Obligations at that time, including (a) Agent (to the extent any Obligations owing to Agent are First Out Obligations), (b) each Lender holding First Out Obligations, (c) each Issuer with respect to First Out Obligations consisting of Letter of Credit Obligations, and (d) each Person with respect to First Out Obligations consisting of any Bank Product.

“First Out Obligations” means the Obligations in respect of the Revolving Loans, Letter of Credit Obligations, Bank Product Obligations, and Protective Advances, including, without limitation, all interest, fees, costs, charges, expenses, indemnities, and other amounts accrued or charged with respect to any of the foregoing amounts as and when the same accrue or become due and payable, irrespective of whether the same are added to the principal amount of the First Out Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding.

 “First Out Parties” has the meaning set forth in Section 2(c).

“First Out Pro Rata Share” means, with respect to any First Out Holder,

(a)
prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (1) the sum of such First Out Holder's Revolver Commitment by (2) the aggregate amount of Revolver Commitments of all First Out Holders, and

(b)
from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (1) the outstanding principal amount of such First Out Holder's Revolving Loan Exposure by (2) the outstanding principal amount of all Revolving Loan Exposure.

“First Out Secured Claim” means any portion of the First Out Obligations that would not be an unsecured claim under section 506(a) of the Bankruptcy Code if the First Out Obligations were secured by a separate Lien on the Collateral with priority over a separate Lien on the Collateral securing the Last Out Obligations.

“First Out Triggering Event” means the occurrence of (a) acceleration of all or substantially all of the First Out Obligations or Last Out Obligation, (b) the Exercise of Remedies by Agent against all Collateral or a material portion of the Collateral, (c) any of the Obligations owing to any First Out Holder have not been paid in full when due and owing (after giving effect to any applicable grace period), (d) the commencement of an Insolvency Proceeding against any Loan Party or (e) the occurrence of a Holdout Event.

“FO Retained Interest” has the meaning set forth in Section 6(b).

“FO Purchase Notice” has the meaning set forth in Section 6(c).

“FO Qualifying Purchaser” means a First Out Holder who, together with its Affiliates, has a First Out Pro Rata Share greater than 10% and is not a Defaulting Lender.

“Holdout Event” means the Required Last Out Holders have not consented to or have withheld their consent to any proposed Modification that has been approved in writing by the Required First Out Holders (or that the Required First Out Holders have stated in writing addressed to the Agent and Last Out Representative that they would have approved but for the restrictions set forth in Section 2 hereof and/or Section 14.1 of the Credit Agreement), but that has not been approved by the Required Lenders or all Lenders, as the case may be.

“Holdout Loan Holder” means any Last-Out Term Loan Lender that has not consented to or has withheld its consent to any proposed Modification that has been approved in writing by the Required First Out Holders (or that the Required First Out Holders have stated in writing addressed to the Agent and Last Out Representative that they would have approved but for the restrictions set forth in Section 2 hereof and/or Section 14.1 of the Credit Agreement), but that has not been approved by the Required Lenders or all Lenders, as the case may be

“Indemnified Liabilities” has the meaning set forth in Section 7(b). “Insolvency Default” means an Event of Default described in Section 8.4 or 8.5 of the Credit Agreement that has occurred and is continuing.

“Insolvency Law” means any provision of the Bankruptcy Code or any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, dissolution, administration, liquidation, winding-up arrangement, or other similar relief or any analogous procedure is taken in any jurisdiction.

“Insolvency Proceeding” means any proceeding commenced by or against any Loan Party under any provision of any Insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Last Out Holder” means, as of any date of determination, the holders of the Last Out Obligations at that time, including (a) Last Out Representative and (b) each Lender holding Last Out Obligations.

“Last Out Obligations” means the Obligations in respect of the Last-Out Term Loan, including, without limitation, all interest, fees, costs, charges, expenses, indemnities, and other amounts accrued or charged with respect to any of the foregoing amounts as and when the same accrue or become due and payable, irrespective of whether the same are added to the principal amount of the Last Out Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding.

“Last Out Parties” has the meaning set forth in Section 2(c).

“Last Out Pro Rata Share” means, with respect to any Last Out Holder, the percentage obtained by dividing (a) the unpaid principal amount of such Last Out Holder's portion of the Last-Out Term Loan by (b) the aggregate unpaid principal amount of the Last-Out Term Loan held by the Last Out Holders.

“Last Out Representative” and Last Out Representative-Related Person” have the meanings set forth in Section 7.

“Last Out Secured Claim” means any portion of the Last Out Obligations that would not be an unsecured claim under section 506(a) of the Bankruptcy Code if the First Out Obligations were secured by a separate Lien on the Collateral with priority over a separate Lien on the Collateral securing the Last Out Obligations.

“Last Out Triggering Event” means the occurrence of (a) acceleration of all or substantially all of the First Out Obligations, (b) the Exercise of Remedies by Agent against all Collateral or a material portion of the Collateral, (c) non-payment of any interest or principal payment to Last Out Holders of Last Out Obligations when due under the Credit Agreement (after giving effect to any applicable grace period, including, without limitation, the right of Borrowers to defer payment of certain principal payments without causing an Event of Default pursuant to Section 2.2(b) of the Credit Agreement), (d)  an Insolvency Default or (e) an Application Event.

“LO Purchase Notice” has the meaning set forth in Section 6(b).

“LO Qualifying Purchaser” means a Last Out Holder who, together with its Affiliates, has a Last Out Pro Rata Share greater than 25% and is not a Defaulting Lender.

“LO Retained Interest” has the meaning set forth in Section 6(c).

“Lender Party” means Agent, Last Out Representative and/or any Lender party to the Credit Agreement and each of their respective successors and assigns.

“Lenders” means the "Lenders" under and as defined in the Credit Agreement.

“Modify” or “Modification” as applied to any document or obligations, includes: (a) modification by amendment, supplement, termination or replacement of the document or obligations, (b) any waiver of a provision (including waiver by course of conduct), and (c) settlement or release of any rights or claims, in each case whether oral or written, and regardless of whether the modification is in conformity with the provisions of the document or obligation governing modifications.

“Non-Conforming DIP” has the meaning set forth in Section 5(b).

“Non-Debt Reorganization Securities” means Reorganization Securities which are not Debt Reorganization Securities.

“Offered Interest” has the meaning set forth in Section 6(a).

“Payment in Full of First Out Obligations” means, except to the extent otherwise expressly provided in Section 5(f):

(a)
payment in full in cash or immediately available funds of all of the First Out Obligations, other than outstanding Letters of Credit, Bank Product Obligations and unasserted contingent indemnification obligations;

(b)
termination or expiration of all commitments, if any, of any Lender to extend First Out Obligations to any Loan Party;

(c)
termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Credit Agreement) in respect of, all outstanding Letters of Credit that compose a portion of the First Out Obligations;

(d)
payment in full of, termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Credit Agreement) in respect of, all Bank Product Obligations; and

(e)
providing cash collateral to Agent in such amount as Agent determines is reasonably necessary to secure First Out Holders in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of First Out Holders may be entitled to indemnification by any Loan Party pursuant to the indemnification provisions in the Loan Documents.

“Permitted Actions” has the meaning set forth in Section 3(d).

“Permitted Reorganization Securities” means (a) Debt Reorganization Securities that are subject to an intercreditor agreement or agreement among lenders that is substantially consistent with the terms and substance of this Exhibit IC-1 (including, without limitation, provisions that preserve the relative payment priorities of the First Out Obligations vis-a-vis the Last Out Obligations that have been established pursuant to the terms of the Credit Agreement); provided, that the waterfall set forth in any such agreement will only apply to Distributions upon a new waterfall triggering event as set forth in such agreement that occurs after the effective date of the applicable Plan, and (b) Non-Debt Reorganization Securities that are not Disqualified Equity.

“Plan” means a confirmed plan of reorganization or similar dispositive restructuring plan affecting creditors' rights generally pursuant to an Insolvency Proceeding.

“Proceeds of Collateral” means all proceeds of Collateral, including (a) all "proceeds" of Collateral as defined by Article 9 of the Uniform Commercial Code as in effect in the State of Illinois and (b) all other amounts or assets distributed on account of any First Out Secured Claim or Last Out Secured Claim or the proceeds thereof, but excluding Permitted Reorganization Securities received by any Last Out Holder.

“Recovery” has the meaning set forth in Section 5(f).

“Reorganization Securities” means any notes, equity interests, or other securities (whether debt, equity, or otherwise) issued by a reorganized debtor that are distributed pursuant to a Plan on account of the First Out Obligations and/or the Last Out Obligations in any Insolvency Proceeding of a Loan Party.

 “Required First Out Holders” means Lenders whose First Out Pro Rata Shares aggregate over 50.1%.

“Required Last Out Holders” means Lenders whose Last Out Pro Rata Shares aggregate over 50.1%.

“Standstill Notice” means a written notice from Last Out Representative at the request of Required Last-Out Term Loan Lenders to Agent identified by its terms as a Standstill Notice for purposes of this Exhibit IC-1 when an Event of Default has occurred and remains continuing (it being understood that if at any time after the delivery of a Standstill Notice, no Event of Default is continuing, such Standstill Notice will be deemed not to have been received by Agent).

“Standstill Termination Date” means the earliest of (i) 60 days following Agent's receipt of each applicable Standstill Notice, (ii) the acceleration of all or substantially all of the First Out Obligations, (iii) the commencement of an Insolvency Proceeding by or against a Loan Party, (iv) the receipt by Last Out Holders of the written consent of Agent and Required First Out Holders to the termination of the applicable standstill period under clause (i) above, or (v) the Payment in Full of First Out Obligations.

 “Transferee Lender” means (a) in the case of a Debt Transfer by a First Out Holder, each Last Out Holder who, together with its Affiliates, has a Last Out Pro Rata Share greater than 25% and is not a Defaulting Lender and (b) in the case of a Debt Transfer by a Last Out Holder, each First Out Holder who, together with its Affiliates, holds a First Out Pro Rata Share greater than 25% and is not a Defaulting Lender.

“Transferor Lender” means each Lender transferring its Obligations pursuant to an applicable Debt Transfer.

(b)           Usages

Singular and plural. Definitions of terms in this Exhibit IC-1 apply equally to the singular and plural forms.

Masculine and feminine. Pronouns include the corresponding masculine, feminine, and neuter forms.

Including. "Include," "includes," and "including" will mean and be deemed to be followed by the phrase "without limitation."

Will and shall. "Will" and "shall" have the same meaning.

Or. "A or B" means "A or B or both."

Statutes. References to a statute refer to the statute and all regulations promulgated under or implementing the statute as in effect at the relevant time. References to a specific provision of a statute include successor provisions. References to sections of the Bankruptcy Code also refer to any similar provision of Insolvency Law.

Successors and assigns. References to a Person include the Person's permitted successors and assigns.

Herein, etc. "Herein," "hereof," "hereunder," and words of similar import refer to this Exhibit IC-1 in its entirety and not to any particular provision.

References to agreements. Unless the context requires otherwise:

(i)           except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, refinanced, refunded, or replaced;

(ii)           any reference to any agreement, instrument, or other document herein "as in effect on the date hereof" will be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinancing thereto or thereof occurring after the date hereof;

(iii)           except as otherwise expressly provided herein, any reference to Agent agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act will be construed as binding on each of the Lenders; any reference to Agent will be construed as referring to Agent, for itself and on behalf of the Lenders; any reference to Last Out Representative agreeing to or having the right to do, or refraining from or having the right to refrain from doing, an act will be construed as binding upon each Last Out Holder; any reference to Last Out Representative will be construed as referring to Last Out Representative, for itself and on behalf of the other Last Out Holders.

Voting

Approval of All Affected Last-Out Term Loan Lenders

Each of the Agent and Lenders agree that no Modification shall be made to any of the following provisions without the written consent of each Last-Out Term Loan Lender directly affected thereby to do any of the following:

increase the amount of or extend the expiration date of any Commitment of any Last-Out Term Loan Lender;

postpone or delay any date fixed by the Credit Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document in respect to any Last-Out Term Loan Lender;

reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document with respect to Last-Out Term Loan Lender (except (x) in connection with the waiver of applicability of Section 2.6(c)(i) of the Credit Agreement (which waiver shall be effective with the written consent of the Required Lenders), (y) in connection with the waiver of applicability of Section 2.6(c)(ii) (which waiver shall be effective with the written consent of the Required Last Out Holders), and (z) that any amendment or modification of defined terms used in the financial covenants in the Credit Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii));

Modify Section 14.1 of the Credit Agreement or any provision of the Credit Agreement providing for consent or other action by all Lenders;

Modify Section 3.1 or 3.2 of the Credit Agreement;

Modify Section 15.11 of the Credit Agreement;

other than as permitted by Section 15.11 of the Credit Agreement or this Exhibit IC-1, release Agent’s Lien in and to any of the Collateral;

Modify the definitions of “Required Lenders,” “Supermajority Lenders,” or “Pro Rata Share”;

other than pursuant to a DIP Financing as to which the Required First Out Holders have provided their consent or as permitted pursuant to the definition of “Permitted Indebtedness” or Section 6.1 of the Credit Agreement as in effect as of the Amendment No. 6 Effective Date, contractually subordinate any of Agent’s Liens;

other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under the Credit Agreement or the other Loan Documents; or

Modify any of the provisions of Section 2.4(b)(i), (ii), or (iii) or Section 2.4(e) or (f) of the Credit Agreement.

Approval of Required Last Out Holders

Each of the Agent and Lenders agree that no Modification shall be made to any of the following provisions without the written consent of the Required Last Out Holders and the Required First Out Holders to do any of the following:

Modify the definition of “Change of Control” or Section 8.11 of the Credit Agreement;

Modify Section 5.1 or 5.2 or Schedule 5.1 or 5.2 of the Credit Agreement (provided that the Required First Out Holders acting alone may waive any Default or Event of Default arising due to delays in delivering required reporting (other than Borrowing Base Certificates) on no more than two (2) occasions in any fiscal year);

Modify the definition of “Permitted Indebtedness” or Section 6.1 of the Credit Agreement to permit the incurrence of Indebtedness that is pari passu or senior in right of payment to the First Out Obligations;

 other than pursuant to a DIP Financing as to which the Required First Out Holders have provided their consent, contractually subordinate the First Out Obligations to any other Indebtedness;

(A) Modify the definition of “Borrowing Base,” “Borrowing Base (Individual),” or any of the defined terms that are used in any such definition to the extent that any such change results in more credit being made available to one or more Borrowers based upon the Borrowing Base or any Borrowing Base (Individual), but not otherwise; (B) Modify the definition of “Term Loan Collateral Base” or any of the defined terms that are used in any such definition to the extent that any such change results in more or less credit being made available to Borrowers based upon the Last-Out Term Loan Collateral Base; or (C) Modify the definition of “Initial Maximum Real Property Sublimit Amount,” “Maximum Real Property Sublimit Amount,” “Maximum Revolver Amount,” or “Last-Out Term Loan Amount”;

Modify any Reserves existing on the Amendment No. 6 Effective Date (other than the GFC 2021 Notes Indenture Cap Cushion Amount and any other Reserves which, by their terms, adjust due to criteria set forth in the Credit Agreement so long as any such adjustment that results in a reduction of Reserves is a result of the basis for such Reserve being in place no longer being applicable);

Modify any of the definitions of “Overadvance,” “Protective Advances,” or “Extraordinary Advance” or the relevant provisions thereof so as to increase the amount thereof or any applicable time period for which an Overadvance, Protective Advance or Extraordinary Advance may be outstanding;

Modify the definition of “Permitted Disposition” or the conditions under which any Restricted Payments can be made;

any waiver or consent with respect to any Default or Event of Default under the resulting from the Borrowers failing to comply with any financial covenant set forth in Section 7 of the Credit Agreement;

Modify Section 2.14 of the Credit Agreement or any of the defined terms used therein in a manner which increases the aggregate amount of the Revolver Commitments or the Maximum Revolving Amount above the levels allowed in such Section 2.14 as of the Amendment No. 6 Effective Date; or

any waiver or consent with respect to any Default or Event of Default resulting from a violation of any negative covenant contained in Section 6 of the Credit Agreement arising as a result of the Borrowers exceeding any dollar-denominated basket or threshold amount set forth in that negative covenant by 20% or more of that basket or threshold amount.

Cross-Over Voting

In the event that any Person who is initially a Last Out Holder (together with its Affiliates and Related Funds, the “Last Out Parties”) subsequently holds or acquires, whether directly or indirectly any First Out Obligations that (together with any First Out Obligations held or acquired by any other Last Out Parties) are less than the Cross Over Threshold of the aggregate First Out Obligations outstanding at any date of determination, each such Last Out Party in any proxy therefor shall be deemed to not be a First Out Holder under this Exhibit IC-1 for purposes of measuring First Out Pro Rata Share in connection with the calculation of Required First Out Holders for purposes of (i) any consent (or decision not to consent) to any Modification with respect to any of the terms of this Exhibit IC-1, the Credit Agreement or the other Loan Documents or in respect of any consent, waiver, vote or other action in connection with any Insolvency Proceeding, (ii) any other action on any matter related to this Exhibit IC-1 or any Loan Document or, in connection with its role as a Lender, occurring in relation to any Insolvency Proceeding, or (iii) any direction to Agent or any Lender; and in furtherance thereof, such Last Out Party in any proxy therefor shall be deemed to have voted (and, at the request of Required First Out Holders (determined without giving effect to such Last Out Party), shall so vote, and if it fails to promptly so vote, such Required First Out Holders shall have a proxy (which proxy is coupled with an interest and shall be irrevocable during the term hereof) and the right to vote) its interest as a First Out Holder in accordance with the vote of the Required First Out Holders determined without giving effect to Last Out Parties. In the event that any Person who is initially a First Out Holder (together with its Affiliates and Related Funds, the “First Out Parties”) subsequently holds or acquires, whether directly or indirectly any Last Out Obligations that (together with any Last Out Obligations held or acquired by any other First Out Parties) are less than the Cross Over Threshold of the aggregate Last Out Obligations, each such First Out Party or any proxy therefor shall be deemed to not be a Last Out Holder under this Exhibit IC-1 for purposes of measuring Last Out Pro Rata Share in connection with the calculation of Required Last-Out Term Loan Lenders for purposes of (i) any consent (or decision not to consent) to any Modification with respect to any of the terms of this Exhibit IC-1, the Credit Agreement or the other Loan Documents or in respect of any consent, waiver, vote or other action in connection with any Insolvency Proceeding, (ii) any other action on any matter related to this Exhibit IC-1 or any Loan Document or, in connection with its role as a Lender, occurring in relation to any Insolvency Proceeding, or (iii) any direction to Agent or any Lender; and in furtherance thereof such First Out Party shall be deemed to have voted (and, at the request of Agent, shall so vote, and if it fails to promptly so vote, Agent shall have a proxy (which proxy is coupled with an interest and shall be irrevocable during the term hereof) and the right to vote) its interest as a Last Out Holder in accordance with the vote of the Required Last Out Holders determined without giving effect to First Out Parties. For purposes of this Section 2(c), if a Person becomes a Lender under the Credit Agreement and holds both First Out Obligations and Last Out Obligations at such time, then such Person shall be deemed to be a Last Out Party if it initially holds more Last Out Obligations than First Out Obligations at such time and shall be deemed to be a First Out Party if it initially holds more First Out Obligations than Last Out Obligations at such time (and if it holds both types of Obligations in an equal amount, Agent, Last Out Representative and such Person shall determine reasonably and in good faith whether such Person shall be deemed to be a First Out Party or a Last Out Party, and pending such agreement, it shall be deemed to have voted its interest in the same proportions as the vote of the other Lenders who are entitled to vote hereunder on the applicable matter).

For purposes of this Section 2(c), “Cross-Over Obligations” means (a) any First Out Obligations and Revolver Commitments acquired by any Last Out Party, (b) any Last Out Obligations acquired by any First Out Parties and (c) all First Out Obligations, Revolver Commitments and Last Out Obligations simultaneously acquired by any Person, its Affiliates or Related Funds. Notwithstanding anything to the contrary contained in Section 2(c)(i), each First Out Party and Last Out Party holding Cross-Over Obligations will have the rights of a Lender under Section 14.1 of the Credit Agreement applicable to any matter requiring the consent or approval of all Lenders except that no such First Out Holder or Last Out Holder holding Cross-Over Obligations will have any right under Section 14.1 of the Credit Agreement in its capacity as a holder of such Cross-Over Obligations to object to an action taken by Agent pursuant to Section 3 or Section 5 of this Exhibit IC-1 in respect of any consent, waiver, vote (other than a vote under a Plan) or other action in connection with any Insolvency Proceeding.

All Lender Voting

No Lender will vote to Modify, or take any action under, any Loan Document in a manner inconsistent with the provisions of this Section 2.

Exercise of Remedies

Who May Direct Agent to Exercise Any Remedies

Except as otherwise provided in this Section 3 and Section 6(b)(ii), until Payment in Full of First Out Obligations, Required First Out Holders will have the exclusive right to direct Agent in writing to take one or more Exercise of Remedies and any such direction will be deemed to have been given by Required Lenders pursuant to the applicable terms of the Loan Documents.

Notwithstanding the preceding Section 3(a)(i) except as otherwise provided in Section 6(c)(ii), Required Last Out Holders may direct Agent in writing to take one or more Exercise of Remedies if the Standstill Termination Date has occurred,

within 5 Business Days after receipt of such direction, Agent, acting at the direction of Required First Out Holders, is not then diligently pursuing in good faith the Exercise of Remedies with respect to a material portion of Collateral or diligently attempting to vacate any stay or prohibition against such Exercise of Remedies, the applicable Event of Default, in respect of which the Exercise of Remedies would occur, is continuing and has not been cured or waived (unless a new or different Event of Default has occurred and is continuing prior to such cure and waiver, and has not been cured or waived), and in the good faith determination of Agent, taking such Exercise of Remedies is permitted under the terms of the Loan Documents and applicable law and will not result in any liability of Agent or the Lenders to any Loan Party or any other Person.

 Within 5 Business Days after receipt of such direction under Section 3(a)(ii), Agent may, and at the written direction of Required Last Out Holders will, offer to appoint Last Out Representative as a sub-agent of Agent to Exercise Any Remedies as directed by Required Last Out Holders in accordance with Section 3(a)(ii). Within 5 Business Days of such appointment, Last Out Representative may elect to not accept such appointment in which event Agent may appoint any other Lender or other third Person, reasonably acceptable to both Agent and Last Out Representative, to serve as a sub-agent of Agent for such purposes. Each accepted appointment of a sub-agent pursuant to this clause must be unconditional and irrevocable and each sub-agent that accepts such appointment will be deemed to have assumed the responsibilities of Agent under this Exhibit IC-1 and the other Loan Documents solely with respect to the Exercise of Remedies that are the subject of the applicable direction. If an applicable sub-agent does not accept an appointment under this subsection, Agent will remain obligated to Exercise Any Remedies as directed and otherwise in accordance with the Loan Documents and this Exhibit IC-1.

Manner of Exercise

Agent will not Exercise Any Remedies except upon a written demand from Required Lenders or pursuant to clauses (a)(i) and (a)(ii) of this Section 3. Agent will promptly deliver to each Lender a copy of each written direction of the other Lenders to Exercise Any Remedies.

Agent, Last Out Representative and each applicable sub-agent appointed under this Section 3 will Exercise Any Remedies in a manner that complies with this Exhibit IC-1, the Loan Documents and applicable law.

Agent is entitled to all of the rights and benefits under the Loan Documents, including Section 15.7 of the Credit Agreement, in connection with any direction made under this Exhibit IC-1 to Exercise Any Remedies. Last Out Representative and each applicable sub-agent appointed under this Section 3 is entitled to all of the rights and benefits under this Exhibit IC-1 for Last Out Representative including Section 7, in connection with any direction made under this Exhibit IC-1 to Exercise Any Remedies. As set forth in Section 7, only Last Out Holders will owe indemnification obligations to Last Out Representative and any sub-agent appointed pursuant to this Section 3.

Agent (and each applicable sub-agent appointed under this Section 3) will provide to each Lender, subject to the execution of a customary access letter if required by any investment banker or appraiser, copies of any appraisals and valuations obtained by Agent in connection with the Exercise of Remedies.

Non-Interference

No Last Out Holder will take any action that would hinder, delay or otherwise interfere with any Exercise of Remedies directed by Required First Out Holders in accordance with this Exhibit IC-1. No First Out Holder will take any action that would hinder, delay or otherwise interfere with any Exercise of Remedies directed by Required Last Out Holders in accordance with this Exhibit IC-1.

Each Lender waives all rights to object to the manner that Agent, Last Out Representative or any applicable sub-agent appointed under Section 3 seeks to Exercise Any Remedies so long as such Exercise of Remedies is otherwise in accordance with this Exhibit IC-1, the Loan Documents and applicable law.

Permitted Actions

Subject to the other terms of this Exhibit IC-1 and notwithstanding anything in the Loan Documents to the contrary, the following actions (“Permitted Actions”) will be taken by Agent acting at the direction of Required First Out Holders or by Last Out Representative acting at the direction of Required Last Out Holders:

legal action against any Loan Party for specific performance or injunctive relief to compel a Loan Party to comply with (or not violate or breach) Sections 5.1 and 5.2 of the Credit Agreement, provided such action (1) is not accompanied by a claim for monetary damages or other monetary relief, (2) is not an action to or accompanied by an action seeking to enjoin or restrain, or seeking other equitable relief in respect of, any Collateral, including the Disposition thereof, and (3) does not hinder, delay or interfere with any Exercise of Remedies pursuant to this Exhibit IC-1, legal action within thirty (30) days of the expiration of, and solely to the extent necessary to prevent the running of, any applicable statute of limitation or similar restriction on claims under applicable law (provided that no monetary damages, other monetary relief or Proceeds of Collateral are received or retained in connection therewith in contravention of the terms of this Exhibit IC-1), the filing of responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the Obligations, so long as such pleading is not otherwise in contravention of the terms of this Exhibit IC-1, any action to assert a compulsory crossclaim or counterclaim against a Loan Party (provided no monetary damages, other monetary relief or Proceeds of Collateral are received or retained in connection therewith in contravention of the terms of this Exhibit IC-1), and during an Insolvency Proceeding (1) the filing of any proof of claim and (2) the making of any other filings or arguments and motions that are, in each case under this Section 3(d)(v), in accordance with and not in contravention of any of the terms of this Exhibit IC-1.

Credit Bids

First Out Holders agree not to object to a credit bid of the Last Out Obligations made by the Last Out Holders in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision in any other Insolvency Law) so long as the Payment in Full of First Out Obligations occurs in conjunction with or prior to any such credit bid, and Last Out Holders are authorized to effectuate (or direct Agent to effectuate) the foregoing. Last Out Holders agree not to object to a credit bid of the First Out Loan Obligations owing to First Out Holders and their Affiliates made by the First Out Holders in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision in any other Insolvency Law) so long as the First Out Loan owing to First Out Holders and their Affiliates are paid or offset against in accordance with Section 2.4(b) of the Credit Agreement, and First Out Holders are authorized to effectuate (or direct Agent to effectuate) the foregoing.

Application of Distributions

Distributions

Except as otherwise expressly set forth in this Exhibit IC-1, all Distributions received by Agent or any Lender shall be applied in accordance with the terms of Section 2.4(b) of the Credit Agreement. Any Distributions received by any Last Out Holder as a result of the collusion by any Last Out Holder with any Loan Party in violation of the rights of any First Out Holder (within the meaning of section 9-332 of the Uniform Commercial Code) must be segregated and held in trust and forthwith paid over to Agent for application in accordance with Section 2.4(b) of the Credit Agreement, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Agent is hereby authorized to make any such endorsements as agent for Last Out Holders and this authorization is coupled with an interest and is irrevocable until the Payment in Full of First Out Obligations and payment in full in cash of the Last Out Obligations.

Non-Cash Proceeds

Any Distributions received by Agent in a form other than cash will be held by Agent as Collateral and, at such time as such non-cash proceeds, amount or assets, are monetized and reduced to cash, will be applied in the order of application set forth in either Section 2.4(b) of the Credit Agreement. Agent will have no duty or obligation to take actions to monetize such non-cash Distributions unless Agent is otherwise required to do so in accordance with the terms of the Loan Documents. Notwithstanding the foregoing, in connection with a Disposition of Collateral pursuant to any Exercise of Remedies or pursuant to Section 5(c), Agent may accept non-cash proceeds in satisfaction of a portion of the Obligations in an amount as may be agreed to among Required Lenders or as otherwise determined pursuant to a final, non-appealable order by a court of competent jurisdiction.

Insolvency Proceedings

Commencement of Proceedings

Notwithstanding any rights or remedies available to any Last Out Holder under any Loan Document, applicable law or otherwise, without the prior written consent of Required First Out Holders no Last Out Holder may commence or join in the commencement of an Insolvency Proceeding against any Loan Party at any time prior to the Standstill Termination Date.

Notwithstanding any rights or remedies available to any First Out Holder under any Loan Document, applicable law or otherwise, except as otherwise provided in Section 6(b)(ii), any First Out Holder may commence or join in the commencement of an Insolvency Proceeding against any Loan Party without providing notice to Last Out Representative or any Last Out Holder.

Use of Cash Collateral and DIP Financing

Required First Out Holders may direct Agent (A) to consent or object to any use of Collateral consisting of cash collateral (as such term is defined in section 363 of the Bankruptcy Code) (“Cash Collateral”) and (B) to consent or object to any Loan Party obtaining financing provided under section 364 of the Bankruptcy Code (any such Cash Collateral usage and/or financing pursuant to section 364 of the Bankruptcy Code, a “DIP Financing”). If such DIP Financing meets all of the applicable DIP Financing Conditions, no Last Out Holder may object to such DIP Financing in its capacity as a secured creditor. If such DIP Financing meets some but not all of the applicable DIP Financing Conditions, then Required Last Out Holders may direct Last Out Representative to object only with respect to the DIP Financing Condition(s) which are not met.

Subject to clause (iii), nothing contained in sub-clause (i) will be deemed to limit (1) any First Out Holder from seeking to provide DIP Financing on terms that do not satisfy the DIP Financing Conditions (a “Non-Conforming DIP”) or (2) the rights of Required First Out Holders to direct Agent to object to, or the rights of Required Last Out Holders to direct Last Out Representative to object to, any Non-Conforming DIP when offered.

Except as expressly set forth in this Section 5(b)(iii), each Last Out Holder agrees that neither it nor its Affiliates or Related Funds may, directly or indirectly, provide, offer to provide, or participate in (by participation, guarantee or similar credit enhancement), any DIP Financing without the prior written consent of the Agent and Required First Out Holders. Notwithstanding the foregoing, the Last Out Holders can provide a DIP Financing if (A) Required First Out Holders have not consented to Cash Collateral use and are not seeking to provide DIP Financing and (B) the DIP Financing provided or offered by the Last Out Holders is secured by a Lien on a junior basis to the Liens securing (or purporting to secure) any of the First Out Obligations, unless such DIP Financing  provided or offered by the Last Out Holders results in Payment in Full of First Out Obligations on the initial closing of such DIP Financing. Each First Out Holder expressly reserves the right to object to, and direct the Agent to object to, any DIP Financing offered by a Last Out Holder of the type prohibited in this Section 5(b)(iii).

Required Last Out Holders may direct Last Out Representative to object to any use of Cash Collateral or DIP Financing if such objection could be asserted by a creditor of the applicable Loan Party whose claims are not secured by Liens on such Collateral, so long as such objections are not in contravention of the provisions of this Exhibit IC-1 (including the relative priorities specified herein) and are not based on grounds that only may be asserted by the holder of a Lien on such Collateral.

Sale of Collateral

Required First Out Holders may direct Agent to consent or object to any Disposition of Collateral under section 363 or section 1129 of the Bankruptcy Code. Last Out Holders may not object to or oppose any such Disposition in its capacity as a secured creditor (including under sections 363(e) and (f) of the Bankruptcy Code) if Agent has consented to Disposition. Required Last Out Holders may direct Last Out Representative to raise any objections to such Disposition of the Collateral that could be raised by a creditor of the applicable Loan Party whose claims are not secured by Liens on such Collateral, so long as such objections are not in contravention of the provisions of this Exhibit IC-1 (including the relative priorities specified herein) and are not based on grounds that only may be asserted by the holder of a Lien on such Collateral.

Relief from Automatic Stay

Required First Out Holders may direct Agent to seek relief from the automatic stay imposed by section 362 of the Bankruptcy Code.

Last Out Holders may not (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral except and to the extent such relief is first obtained by Agent or any First Out Lender, or (ii) oppose any request by Agent to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

Adequate Protection

Required First Out Holders may direct Agent (x) to seek adequate protection of the interests of Agent and Lenders in the Collateral, including replacement or additional Liens on any property of the estate of any Loan Party and superpriority or other administrative claims under Section 507(b) of the Bankruptcy Code or any similar provision of Insolvency Law and (y) to object to any motion, relief, action or proceeding based upon any lack of adequate protection of the interests of Agent or any Lender in the Collateral. Last Out Holders may not object to or otherwise oppose any such action by Agent described in this Section 5(e)(i) so long as such adequate protection is obtained on behalf of all Lenders generally subject to the other terms and priorities of this Exhibit IC-1 and the Credit Agreement.

If Required First Out Holders direct Agent to seek adequate protection in the form of cash or administrative expense claims, Required Last Out Holders may direct Agent to seek such adequate protection solely in the form of adequate protection obtained, with the cash proceeds of such adequate protection being applied in accordance with Section 2.4(b) of the Credit Agreement. If the Required First Out Holders do not direct Agent to seek adequate protection pursuant to this Section 5(e)(ii), then subject to Section 5(b), Required Last Out Holders may direct Agent to seek adequate protection of the interests of Agent and Lenders in the Collateral in the form of replacement Liens on any property of the estate of any Loan Party (without objection from any First out Holder), subject to mutually agreeable terms between the First Out Holders and the Last Out Holders. Except as set forth in this Section 5(e)(ii), no Last Out Holder may seek or direct Agent to seek adequate protection of the interests of Agent and Lenders in the Collateral. In each case, if so directed by the Required Last Out Holders or the Last Out Representative in accordance with this Section 5(e)(ii), Agent shall use reasonable efforts to honor such directives.

If Agent is granted adequate protection in the form of additional or replacement Liens or in the form of superpriority or other administrative expense claim, such Liens and claims and will constitute Proceeds of Collateral pursuant to the terms of the Loan Documents and this Exhibit IC-1. Payment of any such superpriority or administrative expense claims under section 1129(a)(9) of the Bankruptcy Code or otherwise and payment of any proceeds of Liens will be made to Agent and applied in accordance with Section 2.4(b) of the Credit Agreement.

No Last Out Holder shall object to, oppose, or challenge the determination of the extent of any Liens held Agent for the benefit of the First Out Obligations or the value of the Collateral or any right to payment pursuant to Section 2.4(b) of the Credit Agreement for any post-petition interest, fees, costs or other charges.

Avoidance; Reinstatement

If any First Out Holder is required or otherwise agrees in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Loan Party any amount paid in cash in respect of the Obligations (a “Recovery”), then (i) such First Out Holder will be entitled to a reinstatement of the First Out Obligations with respect to all such amounts, (ii) Payment in Full of First Out Obligations will be deemed not to have occurred and (iii) all rights, interests, priorities, and privileges recognized in this Exhibit IC-1 will apply with respect to any such Recovery. If the Credit Agreement and/or this Exhibit IC-1 has been terminated prior to such Recovery, the Credit Agreement and/or this Exhibit IC-1 will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties hereto from such date of reinstatement. If any Last Out Holder is required or otherwise agrees in any Insolvency Proceeding or otherwise to turn over, disgorge, or otherwise pay to the estate of any Loan Party any amount paid in respect of the Obligations, then (i) such Last Out Holder will be entitled to a reinstatement of the Last Out Obligations with respect to all such amounts, (ii) Payment in Full of Last Out Obligations will be deemed not to have occurred and (iii) all rights, interests, priorities, and privileges recognized in the Credit Agreement and this Exhibit IC-1 will apply with respect to any such Last Out Obligations. If the Credit Agreement and/or this Exhibit IC-1 has been terminated prior to such turn over, disgorgement, or payment, the Credit Agreement and this Exhibit IC-1 will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties hereto from such date of reinstatement and, to the extent the amount of Last Out Obligations were decreased in connection with such payment, the Last Out Obligations will be increased to such extent.

Plan of Reorganization; Reorganization Securities.

Notwithstanding anything herein to the contrary and unless otherwise agreed to in writing by Required Lenders, Last Out Holders only may receive and retain Permitted Reorganization Securities (i) after First Out Holders have received under a Plan Debt Reorganization Securities of a value determined as of the effective date of a Plan equal to the allowed amount of the First Out Secured Claims, (ii) if and to the extent the value of such Debt Reorganization Securities is less than the allowed amount of First Out Secured Claims, after First Out Holders have received payment and property under such Plan (including Disqualified Equity and Non-Debt Reorganization Securities) having a value equal to the allowed amount of the First Out Secured Claims or (iii) if Payment in Full of First Out Obligations occurs prior to or concurrent with the issuance of any such Permitted Reorganization Securities.

Each First Out Holder and Last Out Holder agrees to not object to the separate classification under a Plan of the First Out Secured Claims from the Last Out Secured Claims. If First Out Secured Claims and Last Out Secured Claims are classified in the same class (within the meaning of section 1126(c)), (x) no First Out Holder will, in its capacity as a holder of a First Out Secured Claim, vote to "accept" such Plan unless Last Out Holders holding at least one-half in number and two-thirds in amount of the Last Out Secured Claims voting on such Plan have voted to accept such Plan with respect to such class, and (y) no Last Out Holder will, in its capacity as a holder of a Last Out Secured Claim, vote to "accept" such Plan unless First Out Holders holding at least one-half in number and two-thirds in amount of the First Out Secured Claims voting on such Plan have voted to accept such Plan with respect to such class. Each Last Out Holder hereby agrees that it will not propose, vote in favor of, or otherwise support any Plan that is in contravention of any of the provisions set forth in Section 2.4(b) of the Credit Agreement (including the defined terms used in such Section). Agent is irrevocably authorized by each Lender to withdraw any vote submitted by such Lender in contravention of the procedures set forth herein.

Each Lender retains the right to object to or otherwise contest any proposed Plan on any grounds (other than on the grounds of separate classification as provided above) so long as such objection or contest is not in contravention of the other express provisions of this Exhibit IC-1.

Standing

Notwithstanding anything to the contrary contained herein or in any other Loan Document, during any Insolvency Proceeding Required Last Out Holders may direct Last Out Representative to consent, object, or take any other action that does not contravene the terms of this Exhibit IC-1 (and will be deemed in each case to be sub-agent for such purpose solely to the extent necessary to confer standing under the Loan Documents) including with respect to (A) subject to Section 5(c), any Disposition of Collateral under section 363 of the Bankruptcy Code, (B) subject to Section 5(b), any DIP Financing or use of Cash Collateral or (C) subject to Sections 5(b)-(e), the seeking of adequate protection, in each case, solely to the extent Required Lenders have not directed Agent with respect to the foregoing.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, during any Insolvency Proceeding Required First Out Holders may direct Agent to consent, object, or take any other action that does not contravene the terms of this Exhibit IC-1 including with respect to (A) subject to Section 5(c), any Disposition of Collateral under section 363 of the Bankruptcy Code, (y) subject to Section 5(b), any DIP Financing or use of Cash Collateral or (z) subject to Sections 5(b)-(e), the seeking of adequate protection, in each case, solely to the extent Required Lenders have not directed Agent with respect to the foregoing.

Effectiveness

This Exhibit IC-1 will be applicable both before and after the commencement of any Insolvency Proceeding involving any Loan Party and all converted or succeeding cases in respect thereof.  The relative rights of Agent and Lenders to Distributions, Permitted Reorganization Securities and any other payment or property distributed by any Loan Party on account of the Obligations will continue after the commencement of any such Insolvency Proceeding.

Purchase Options

Right of First Refusal

Prior to consummating any Debt Transfer, each Transferor Lender which is a holder of any Last Out Obligations (other than Wells Fargo, its Affiliates and/or its Related Funds so long as Wells Fargo or any of its Affiliates or Related Funds remains Agent) shall offer in writing to Agent (each such offer, a “Debt Transfer Offer”) a right to consummate the Debt Transfer with respect to all (but not less than all) of its interest in the Obligations so offered on the same terms and conditions as are offered in connection with such proposed Debt Transfer (such interest, the “Offered Interest”), ratably based upon its First Out Pro Rata Share (in the case of a Transferee Lender who is a holder of any First Out Obligations) or its Last Out Pro Rata Share (in the case of an Transferee Lender who is a holder of any Last Out Obligations). Notwithstanding anything to the contrary contained in this Exhibit IC-1, so long as, after giving effect to any proposed Debt Transfer, GACP I, L.P. and its Affiliates continue to own and control Last Out Obligations sufficient to independently exercise all rights as the Required Last Out Holders, GACP I, L.P. and its Affiliates shall not be required to comply with the terms of this Section 6(a)(i) with respect to any Debt Transfer proposed by GACP I, L.P. and/or its Affiliates.

The Debt Transfer Offer provided by each Transferor Lender for each Offered Interest to each Transferee Lender will contain a reasonable description of the terms and conditions of the proposed Debt Transfer (including price) together with a representation that such description is true and complete in all material respects. Upon request, Agent will promptly provide to each Transferor Lender the names and addresses of each Transferee Lender.

Each Transferee Lender will be deemed to have declined to make an offer for such Offered Interest unless within 5 Business Days after delivery of the Debt Transfer Offer such Transferee Lender delivers a written acceptance (each, a “Debt Transfer Acceptance”) to Transferor Lender of its agreement to purchase the Offered Interest on the terms and the price set forth in the Debt Transfer Offer.

Promptly and in no event more than 10 Business Days after delivery of a Debt Transfer Acceptance, each Transferor Lender and Transferee Lender will consummate the Debt Transfer for the subject Offered Interest at the purchase price and upon the terms set forth in the Debt Transfer Offer, provided that in no event may the consummation occur more than 10 Business Days from the delivery of a Debt Transfer Offer. Each Debt Transfer will be made subject to the rights of each Lender pursuant to this Section.

Each such purchase and sale will be effectuated by the execution and delivery of an assignment agreement in substantially the form of agreement provided for in the Credit Agreement (with such changes thereto as may be required to evidence the transactions described in this Section). Each such assignment will be expressly made without representation or warranty of any kind by Transferor Lender as to the Obligations so purchased, or otherwise, and without recourse to Agent or any Transferor Lender, except that each Transferor Lender will represent and warrant that: (i) the amount quoted by such Transferor Lender as its portion of the Obligations transferred is as reflected on its books and records, (ii) it owns, or has the right to transfer to the Transferee Lender the rights and Obligations being transferred, and (iii) such transfer will be free and clear of Liens created by it (other than the options described in this Section 6).

If such Transferee Lender does not timely deliver a Debt Transfer Acceptance by the date required in Section 6(a)(iii), then, subject to the terms of the Credit Agreement, for the 90-day period thereafter such Transferor Lender may transfer the Offered Interest to any other Person for a net cash consideration (after giving effect to all of the provisions of the Debt Transfer) and on other pricing terms no more favorable to such third Person than the pricing terms in the Debt Transfer Offer. If a Debt Transfer is not consummated within such 90-day period, the provisions of this Section 6 will apply to any subsequent Debt Transfer.

Agent may, in its discretion, offer to assign to one or more of the other First Out Holders any such portion of any Last Out Offered Interest as it may elect, and upon the written acceptance of such offer, each such First Out Holder shall be entitled to become a Transferee Lender with respect to such Offered Interest in accordance with the applicable share allocated by Agent to such Transferor Lender.

Last Out Holder Buy-out Rights

Upon the occurrence and during the continuation of a Last Out Triggering Event, each LO Qualifying Purchaser will have the right, but not the obligation, upon 5 Business Days prior written notice from (or on behalf of) such LO Qualifying Purchaser (a “LO Purchase Notice”) to Agent to acquire from First Out Holders all (but not less than all) of the right, title, and interest of First Out Holders in and to the First Out Obligations and the Loan Documents. Each LO Purchase Notice, if given, is irrevocable. Each LO Qualifying Purchaser will have a ratable right to provide the LO Purchase Notice based upon its Last Out Pro Rata Share and to proportionately increase its rights under this Section 6(b) by the amount not purchased by another LO Qualifying Purchaser.

On the date specified by LO Qualifying Purchasers in the LO Purchase Notice (which may not be more than 5 Business Days after the receipt by Agent of the LO Purchase Notice), First Out Holders will sell to the LO Qualifying Purchasers and the LO Qualifying Purchasers will purchase from First Out Holders, the First Out Obligations. If Agent has commenced the Exercise of Remedies and if a LO Purchase Notice has been given, until the earliest of the consummation of the purchase of the First Out Obligations or the fifth Business Day after receipt by Agent of the LO Purchase Notice, absent Exigent Circumstances, the Required Lenders shall be deemed to have directed Agent to cease such Exercise of Remedies, and if Agent has not yet commenced an Exercise of Remedies, absent Exigent Circumstances, the Required Lenders shall be deemed to have directed Agent to not commence any Exercise of Remedies until the earliest of the consummation of the purchase of the First Out Obligations or the fifth Business Day after receipt by Agent of the LO Purchase Notice.

On the date of such purchase and sale, the LO Qualifying Purchaser will:

pay to Agent, for the benefit of First Out Holders, as the purchase price therefor, the full amount of all First Out Obligations then outstanding (other than indemnification obligations for which no claim or demand for payment has been made at such time, and First Out Obligations cash collateralized in accordance with Section 6(b)(iii)(B)), furnish cash collateral to Agent in such amounts as Agent determines is reasonably necessary to secure Agent and the other First Out Holders in respect of (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit), (B) Bank Product Obligations, and (C) any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of Loan Documents (in each case under subclauses (A), (B) and (C), such cash collateral will be applied to the reimbursement of the applicable First Out Obligations as and when they become due and payable and, at such time as all of such First Out Obligations are paid in full in cash, the remaining cash collateral held by Agent in respect of such First Out Obligations will be remitted to Last Out Representative for the benefit of the LO Qualifying Purchasers), and pay to Agent and the other First Out Holders the amount of all Lender Group Expenses to the extent earned or due and payable in accordance with the Loan Documents (including the reimbursement of attorneys' fees, financial examination expenses, and appraisal fees).

Such purchase price and cash collateral must be remitted by wire transfer of federal funds to such bank account of Agent as Agent may designate in writing to LO Qualifying Purchasers. Interest will be calculated to but excluding the Business Day on which such purchase and sale occurs if the amounts so paid by the LO Qualifying Purchasers to the bank account designated by Agent are received in such bank account prior to 2:00 p.m., Chicago time.

If, within 90 days following the date on which the LO Qualifying Purchasers pay the purchase price described in Section 6(b)(iii)(A)-(C), Payment in Full of First Out Obligations occurs and the LO Qualifying Purchasers receive in cash all or a portion of any prepayment premium, make-whole obligation, early termination fee or similar fee or premium payable pursuant to the Loan Documents on account of the First Out Obligations, then LO Qualifying Purchasers must promptly (and in no event later than the third Business Day after its receipt thereof) pay a supplemental purchase price under this Section 6 to Agent, for the benefit of the selling First Out Holders who, but for the sale pursuant to this Section 6(b), would have been entitled to such payment, in an amount equal to the amount of such prepayment premium or similar amount received by the LO Qualifying Purchasers.

Such purchase and sale will be effectuated by the execution and delivery of an assignment agreement in substantially the form of agreement provided for in the Credit Agreement (with such changes thereto as may be required to evidence the transactions described in this Section) and will be expressly made without representation or warranty of any kind by Agent and the other First Out Holders as to the First Out Obligations so purchased, or otherwise, and without recourse to Agent or any other First Out Holder, except that each First Out Holder will represent and warrant: (i) that the amount quoted by such First Out Holder as its portion of the purchase price represents the First Out Obligations, (ii) it owns, or has the right to transfer to the LO Qualifying Purchasers, the rights and Obligations being transferred, and (iii) such transfer will be free and clear of liens and similar encumbrances (other than the options described in this Section 6).

If any LO Qualifying Purchaser consummates the purchase option set forth in this Section 6(b) or otherwise acquires all First Out Obligations, (A) Agent will have the right, but not the obligation, to resign under the Loan Documents, and (B) the LO Qualifying Purchasers will have the right, but not the obligation, to require Agent to immediately resign under the Loan Documents. Any successor agent will be designated and appointed pursuant to the terms of the Credit Agreement and Agent's rights as a resigning agent will remain governed by the terms of the Credit Agreement as in effect on the date of resignation without modification. In connection with such resignation, Agent will deliver to the successor Agent any original Loan Documents and any Collateral in its possession and will execute such other customary documents, instruments, and agreements necessary to effect such resignation, whereupon Agent will be relieved from any further duties, obligations, or liabilities to the Lenders pursuant to this Exhibit IC-1 and the other Loan Documents.

If any LO Qualifying Purchaser consummates the purchase option set forth in this Section 6(b), First Out Holders will retain their indemnification rights under the Loan Documents for actions or other matters arising on or prior to the date of such purchase, (together with all interest, fees, costs, charges, expenses, indemnities and other amounts thereafter accrued or accruing with respect thereto, the “FO Retained Interest”). The FO Retained Interest will continue to be secured by the Collateral, and the FO Retained Interest will be paid (or cash collateralized, as applicable) in accordance with the terms of Section 2.4(b) the Credit Agreement and this Exhibit IC-1 (in each case, as in effect immediately prior to consummation of such purchase). Each First Out Holder will continue to have all rights and remedies in respect of the FO Retained Interest as Lender under the Credit Agreement and the other Loan Documents (in each case, as in effect immediately prior to consummation of such purchase), except that no First Out Holder will have any right to vote or otherwise consent in connection with any decision by the other Lenders to Modify any provision of any Loan Document other than (x) those matters that require the agreement of each affected First Out Holder or all Lenders under the Credit Agreement as in effect on the date of such purchase and (y) matters in contravention of the provisions set forth in this Exhibit IC-1 (as in effect immediately prior to consummation of such purchase).

Each LO Qualifying Purchaser may assign it rights under this Section 6(b) to any of its Affiliates except as may otherwise be prohibited or restricted under the Credit Agreement.

First Out Holder Buy-out Rights

Upon the occurrence and during the continuation a First Out Triggering Event, each FO Qualifying Purchaser will have the right, but not the obligation, upon 5 Business Days prior written notice from (or on behalf of) such FO Qualifying Purchaser (a “FO Purchase Notice”) to Last Out Representative to acquire from Last Out Holders (or, with respect to a Holdout Event, solely from all Holdout Loan Holders) all (but not less than all) of the right, title, and interest of Last Out Holders (or, with respect to a Holdout Event, of any Holdout Loan Holders) in and to the Last Out Obligations of such Last Out Holders (or, with respect to a Holdout Event, of such Holdout Loan Holders) and the Loan Documents. Each FO Purchase Notice, if given, is irrevocable. Each FO Qualifying Purchaser will have a ratable right to provide the FO Purchase Notice based upon its First Out Pro Rata Share and to proportionately increase its rights under this Section 6(c) by the amount not purchased by another FO Qualifying Purchaser.

On the date specified by FO Qualifying Purchasers in the FO Purchase Notice (which may not be more than 5 Business Days after the receipt by Last Out Representative of the FO Purchase Notice), Last Out Holders (or, with respect to a Holdout Event, Holdout Loan Holders) will sell to the FO Qualifying Purchasers and the FO Qualifying Purchasers will purchase from Last Out Holders (or, with respect to a Holdout Event, from Holdout Loan Holders), the Last Out Obligations of such Last Out Holders (or, with respect to a Holdout Event, of such Holdout Loan Holders).

On the date of such purchase and sale, the FO Qualifying Purchasers will at their option, either (I) pay to Last Out Representative, for the benefit of the applicable Last Out Holders, as the purchase price therefor, the full amount of all Last Out Obligations then outstanding (or, with respect to a Holdout Event, the full amount of all Last Out Obligations then outstanding with respect to each Holdout Loan Holder) or (II) pay to each applicable Last Out Holder (or, with respect to a Holdout Event, to each applicable Holdout Loan Holder), as the purchase price therefor, the amount of such Last Out Holder’s (or, with respect to a Holdout Event, such Holdout Loan Holder’s) Last Out Obligations then outstanding (other than, in each case, indemnification obligations for which no claim or demand for payment has been made at such time), and the amount of such Last Out Holder’s (or, with respect to a Holdout Event, such Holdout Loan Holder’s) Lender Group Expenses to the extent earned or due and payable in accordance with the Loan Documents (including the reimbursement of attorneys' fees).

Such purchase price must be remitted by wire transfer of federal funds to such bank account of Last Out Representative and/or such Last Out Holder as such Last Out Representative and/or Last Out Holder may designate in writing to FO Qualifying Purchasers. Interest will be calculated to but excluding the Business Day on which such purchase and sale occurs if the amounts so paid by the FO Qualifying Purchasers to the bank account(s) so designated are received in such bank account(s) prior to 2:00 p.m., Chicago time.

If, within 90 days following the date on which the FO Qualifying Purchasers pay the purchase price described in Section 6(c)(iii)(A)-(B), payment in full in cash or immediately available funds of all of the Last Out Obligations occurs and the FO Qualifying Purchasers receive in cash all or a portion of any prepayment premium, make-whole obligation, early termination fee or similar fee or premium payable pursuant to the Loan Documents on account of the Last Out Obligations, then FO Qualifying Purchasers must promptly (and in no event later than the third Business Day after its receipt thereof) pay a supplemental purchase price under this Section 6 to either the Last Out Representative, for the benefit of the selling Last Out Holders or directly to the selling Last Out Holders (on a ratable basis) who, in each case, but for the sale pursuant to this Section 6(c), would have been entitled to such payment, in an amount equal to the amount of such prepayment premium or similar amount received by the FO Qualifying Purchasers.

Such purchase and sale will be effectuated by the execution and delivery of one or more assignment agreements in substantially the form of agreement provided for in the Credit Agreement (with such changes thereto as may be required to evidence the transactions described in this Section) and will be expressly made without representation or warranty of any kind by selling Last Out Holders as to the Last Out Obligations so purchased, or otherwise, and without recourse any Last Out Holder, except that each Last Out Holder will represent and warrant: (i) that the amount quoted by such Last Out Holder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the FO Qualifying Purchasers, the rights and Obligations being transferred, and (iii) such transfer will be free and clear of liens and similar encumbrances (other than the options described in this Section 6).

If any FO Qualifying Purchaser consummates the purchase option set forth in this Section 6(c), Last Out Holders will retain their indemnification rights under the Loan Documents for actions or other matters arising on or prior to the date of such purchase (together with all interest, fees, costs, charges, expenses, indemnities and other amounts thereafter accrued or accruing with respect thereto, the “LO Retained Interest”).

Each FO Qualifying Purchaser may assign it rights under this Section 6(c) to any of its Affiliates except as may otherwise be prohibited or restricted under the Credit Agreement.

Agent; Last-Out Representative

Agent

 Until Payment in Full of First Out Obligations, no successor Agent under the Loan Documents or this Exhibit IC-1 may be a Last Out Holder (or any of its Affiliates) without the prior written consent of Required First Out Holders.

Last-Out Representative

Each Last Out Holder hereby designates and appoints GACP I, L.P., as its agent under this Exhibit IC-1 and any relating Loan Documents in respect of the Last Out Obligations (in such capacity, “Last Out Representative”). Each Last Out Holder hereby irrevocably authorizes Last Out Representative to take such action on such Last Out Holder's behalf under the provisions of this Exhibit IC-1 and to exercise such powers and perform such duties as are expressly delegated to Last Out Representative by the terms of this Exhibit IC-1, together with such powers as are reasonably incidental thereto. Last Out Representative agrees to act as agent for and on behalf of Last Out Holders on the conditions contained in this Section 7(b). Notwithstanding anything herein to the contrary, Last Out Representative will not have any duties or responsibilities, except those expressly set forth herein, nor will Last Out Representative have or be deemed to have any fiduciary relationship with any Last Out Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Exhibit IC-1 or otherwise exist against Last Out Representative. Without limiting the generality of the foregoing, the use of the term "agent" in this Exhibit IC-1 with reference to Last Out Representative is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Exhibit IC-1, Last Out Representative will have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Last Out Representative expressly is entitled to take or assert under or pursuant to this Exhibit IC-1.

Last Out Representative may execute any of its duties under this Exhibit IC-1 by or through agents, employees or attorneys in fact and will be entitled to advice of counsel concerning all matters pertaining to such duties. Last Out Representative will not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made in good faith and without gross negligence or willful misconduct.

None of Last Out Representative, its Affiliates, officers, directors, employees, attorneys, and agents (collectively, “Last Out Representative-Related Persons”) will (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Exhibit IC-1 or the transactions contemplated hereby (except for its or his own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of Agent, First Out Holders or Last Out Holders for any recital, statement, representation or warranty made in any certificate, report, statement or other document referred to or provided for in, or received by Last Out Representative under or in connection with, this Exhibit IC-1, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Exhibit IC-1. No Last Out Representative-Related Person will be under any obligation to any Agent, First Out Holder or Last Out Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in or conditions of this Exhibit IC-1.

Last Out Representative will be entitled to rely, and will be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to any Last Out Holder), independent accountants and other experts selected by Last Out Representative. Last Out Representative will be fully justified in failing or refusing to take any action under this Exhibit IC-1 unless Last Out Representative first receives such advice or concurrence of Last Out Holders as it deems appropriate and until such directions are received, Last Out Representative will act, or refrain from acting, as it deems advisable. If Last Out Representative so requests, it must first be indemnified to its reasonable satisfaction by Last Out Holders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Last Out Representative will in all cases be fully protected in acting, or in refraining from acting, under this Exhibit IC-1 in accordance with a request or consent of the requisite Last Out Holders and such request and any action taken or failure to act pursuant thereto will be binding upon all Last Out Holders.

Each Last Out Holder agrees that:

No Last Out Representative-Related Person has made any representation or warranty to it, and that no act taken by any Last Out Representative-Related Person, including any review of the affairs of any Loan Party or its Affiliates, will be deemed to constitute any representation or warranty by any Last Out Representative-Related Person to any Last Out Holder.

It has, independently and without reliance upon any Last Out Representative-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Loan Party, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Exhibit IC-1.

It will, independently and without reliance upon any Last Out Representative-Related Person and based on such documents and information as it deems appropriate at the time, continue to make its own decisions in taking or not taking action under this Exhibit IC-1, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Loan Party.

Except for notices, reports, and other documents expressly herein required to be furnished to Last Out Holder by any Last Out Representative, Last Out Representative will not have any duty or responsibility to provide any Last Out Holder with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of Last Out Representative-Related Persons.

Whether or not the transactions contemplated hereby are consummated, each Last Out Holder, on a ratable basis, will indemnify and defend Last Out Representative-Related Persons from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (i) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Exhibit IC-1 or the transactions contemplated hereby, and (ii) with respect to any investigation, litigation, or proceeding related to this Exhibit IC-1 or the use of the proceeds of the credit provided under the Loan Documents (irrespective of whether any Last Out Representative-Related Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the “Indemnified Liabilities”); provided, however, that no Last Out Holder will be liable for the payment to any Last Out Representative-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable order. Without limitation of the foregoing, each Last Out Holder will reimburse Last Out Representative upon demand for such Last Out Holder's ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Last Out Representative in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Exhibit IC-1. The undertaking in this Section 7(b)(vi) will survive the payment of all Obligations under the Credit Agreement and the resignation or replacement of Last Out Representative.

Last Out Representative may resign as Last Out Representative upon 30 days prior written notice to Agent and Last Out Holders (unless such notice to Last Out Holders is waived by Required Last Out Holders). If Last Out Representative resigns under this Exhibit IC-1, Required Last Out Holders will be entitled to appoint a successor Last Out Representative for Last Out Holders. If no successor Last Out Representative is appointed prior to the effective date of the resignation of Last Out Representative, Last Out Representative may appoint, after consulting with Last Out Holders, a successor Last Out Representative. If Last Out Representative has materially breached or failed to perform any material provision of this Exhibit IC-1 or of applicable law, Required Last Out Holders may agree in writing to remove and replace Last Out Representative with a successor Last Out Representative from among Last Out Holders. In any such event, upon the acceptance of its appointment as successor Last Out Representative hereunder, such successor Last Out Representative will succeed to all the rights, powers, and duties of the retiring Last Out Representative and the term "Last Out Representative" will include such successor Last Out Representative and the retiring Last Out Representative's appointment, powers, and duties as Last Out Representative will be terminated. After any retiring Last Out Representative's resignation hereunder as Last Out Representative, the provisions of this Section 7(b) will inure to its benefit as to any actions taken or omitted to be taken by it while it was Last Out Representative under this Exhibit IC-1. If no successor Last Out Representative has accepted appointment as Last Out Representative by the date which is 30 days following a retiring Last Out Representative's notice of resignation, the retiring Last Out Representative's resignation will nevertheless thereupon become effective and Last Out Holders will perform all of the duties of Last Out Representative hereunder until such time, if any, as Last Out Holders appoint a successor Last Out Representative as provided for above.

All notices to Last Out Representative must be sent to the address set forth below:

GACP I, L.P.
Attn.: Grace L. Wang
11100 Santa Monica Blvd., Suite 800
Los Angeles, California 90025

With a copy (which will not constitute notice) to: Paul Hastings LLP Attn.: Leslie Plaskon, Esq. 200 Park Avenue New York, New York 10166

Last Out Representative and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide financial accommodations to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Last Out Representative were not Last Out Representative hereunder, and, in each case, without notice to or consent of the other Last Out Holders. Last Out Holders acknowledge that, pursuant to such activities, Last Out Representative and its Affiliates may receive information regarding Loan Parties or their Affiliates or any other Person party to any Loan Document that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to Last Out Holders, and Last Out Holders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations), Last Out Representative will not be under any obligation to provide such information to them.

Only Last Out Holders and Last Out Representative Related Persons will have any obligations, liabilities and duties, including indemnification and reimbursement obligations, arising under this Section 7 and no First Out Holder who is also not a Last Out Holder will have any such obligations, liabilities and duties.

Miscellaneous

Conflicts; Integration

This Exhibit IC-1 and the Loan Documents reflect the entire understanding of the parties with respect to the transactions contemplated hereby and may not be contradicted or qualified by any other agreement, oral or written, before the date hereof. Agent, Last Out Representative and Lenders have not entered, and will not enter, into any agreements with any other Lender that conflict with the terms of this Exhibit IC-1. As among Agent, Last Out Representative and the Lenders, if this Exhibit IC-1 is deemed to conflict with any Loan Documents, this Exhibit IC-1 will control.

No Modifications

No agreement to Modify any provision of this Exhibit IC-1 will in any event be effective unless the same will be in writing and signed by each of the parties required pursuant to Section 14.1(b)(iii) of the Credit Agreement, and any waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

Severability

Each provision of this Exhibit IC-1 is severable from every other provision of this Exhibit IC-1 for the purpose of determining the legal enforceability of any specific provision.

Specific Performance

If any Lender Party in any way takes or attempts to take any action contrary to terms of this Exhibit IC-1, or fails to take any action required by this Exhibit IC-1, each other Lender Party may obtain relief against such breaching Lender Party by injunction, specific performance, or other appropriate equitable relief. The Lender Parties agree that the non-breaching Lender Party's damages from such actions may at that time be difficult to ascertain and may be irreparable. Each breaching Lender Party waives any defense that such non-breaching Lender Party cannot demonstrate damage or be made whole by the awarding of damages. Each breaching Lender Party further waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the non-breaching Lender Party.

Subrogation

With respect to any payments or distributions in cash, property, or other assets that any Last Out Holder pays over to Agent or any other First Out Holder under the terms of this Exhibit IC-1, such Last Out Holder will be subrogated to the rights of First Out Holders. Notwithstanding the foregoing, no Last Out Holder may assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until Payment in Full of First Out Obligations.

Marshaling

Until Payment in Full of First Out Obligations and except as otherwise expressly permitted hereunder, no Last Out Holder may assert and each hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Applicable Law; Venue; Jury Trial

This Exhibit IC-1, the construction, interpretation and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto will be determined under, governed by, and construed in accordance with the laws of the State of Illinois.

All claims, causes of action or proceedings arising under or related to this Exhibit IC-1 may be tried and litigated only in the State of Illinois and, to the extent permitted by applicable law, the federal courts located in Cook County, Illinois. Each Lender Party waives, to the maximum extent permitted by applicable law, any right to assert the doctrine of forum non conveniens or to otherwise object to venue for any proceeding commenced in accordance with this subsection.

Each Lender Party hereby irrevocably waives its right to a jury trial of any claim or cause of action based upon or arising out of this Exhibit IC-1 or any of the transactions contemplated herein. The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter hereof, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Lender Party acknowledges that this waiver is a material inducement to enter into the Credit Agreement and be bound by the terms of this Exhibit IC-1. Each Lender Party represents that it has reviewed this waiver and knowingly and voluntarily waives its jury trial rights following consultation with counsel. This Exhibit IC-1 may be filed as a written consent to a trial by the court.

Successors and Assigns

This Exhibit IC-1 will bind and inure to the benefit of the respective successors and assigns of each of the Lender Parties, including, without limitation, all other Lenders that are successors to or assignees of each Lender, any successor Agent or successor Last Out Representative.

No Third-Party Beneficiaries

This Exhibit IC-1 is intended to be enforceable as a subordination agreement within the meaning of section 510 of the Bankruptcy Code and no Loan Party will have any rights or remedies under this Exhibit IC-1 of any kind.

[End of Exhibit IC-1]

EXHIBIT D

As-Amended Credit Agreement

(See attached.)

AMENDED AND RESTATED

CREDIT AGREEMENT

by and among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

EAST WEST BANK,

as Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents,

THE LENDERS THAT ARE PARTIES HERETO,

as the Lenders,

PAC-VAN, INC.,

LONE STAR TANK RENTAL INC.,

GFN REALTY COMPANY, LLC,

SOUTHERN FRAC, LLC,

and

THE AFFILIATES THAT ARE SIGNATORIES HERETO,

as Borrowers

Dated as of April 7, 2014

(as amended through the Amendment No. 6 Effective Date)

TABLE OF CONTENTS

Page

1.
DEFINITIONS AND CONSTRUCTION 1

1.1
Definitions 1
1.2
Accounting Terms 1
1.3
Code 1
1.4
Construction 1
1.5
Time References 1
1.6
Schedules and Exhibits 1
1.7
Existing Obligations; Amendment and Restatement 1

2.
LOANS AND TERMS OF PAYMENT 1

2.1
Revolving Loans 1
2.2
Last-Out Term Loan 1
2.3
Borrowing Procedures and Settlements 1
2.4
Payments; Reductions of Commitments; Prepayments 1
2.5
Promise to Pay; Promissory Notes 1
2.6
Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations 1
2.7
Crediting Payments 1
2.8
Designated Account 1
2.9
Maintenance of Loan Account and Loan Sub-Accounts; Statements of Obligations 1
2.10                                                                                                                                       Fees
1
2.11                                                                                                                                       Letters of Credit
1
2.12                                                                                                                                       LIBOR Option
1
2.13                                                                                                                                       Capital Requirements
1
2.14                                                                                                                                       Accordion
1
2.15                                                                                                                                       Joint and Several Liability of Borrowers
1

3.
CONDITIONS; TERM OF AGREEMENT 1

3.1
Conditions Precedent to the Initial Extension of Credit 1
3.2
Conditions Precedent to all Extensions of Credit 1
3.3
Maturity 1
3.4
Effect of Maturity 1
3.5
Early Termination by Borrowers 1
3.6
Conditions Precedent to Real Property Sublimit Loans 1
3.7
Conditions Precedent to Last-Out Term Loan 1

4.
REPRESENTATIONS AND WARRANTIES 1

4.1
Due Organization and Qualification; Subsidiaries 1
4.2
Due Authorization; No Conflict 1
4.3
Governmental Consents 1
4.4
Binding Obligations; Perfected Liens 1
4.5
Title to Assets; No Encumbrances 1
4.6
Litigation 1
4.7
Compliance with Laws 1
4.8
No Material Adverse Effect 1
4.9
Solvency 1
4.10                                                                                                                                       Employee Benefits
1
4.11                                                                                                                                       Environmental Condition
1
4.12                                                                                                                                       Complete Disclosure
1
4.13                                                                                                                                       Patriot Act
1
4.14                                                                                                                                       Indebtedness
1
4.15                                                                                                                                       Payment of Taxes
1
4.16                                                                                                                                       Margin Stock
1
4.17                                                                                                                                       Governmental Regulation
1
4.18                                                                                                                                       Sanctions
1
4.19                                                                                                                                       Employee and Labor Matters
1
4.20                                                                                                                                       [Reserved]
1
4.21                                                                                                                                       Leases
1
4.22Eligible Accounts, Eligible Extended Lone Star Accounts, Eligible Backend Charge Accounts, and Eligible Southern Frac Accounts  1
4.23Eligible Inventory; Eligible Southern Frac Raw Materials Inventory; Eligible Southern Frac Tanks inn  1
4.24                                                                                                                                       Location of Inventory
1
4.25                                                                                                                                       Inventory Records
1
4.26                                                                                                                                       Eligible Equipment
1
4.27                                                                                                                                       Location of Equipment
1
4.28                                                                                                                                       Equipment Records
1
4.29                                                                                                                                       Other Documents
1
4.30                                                                                                                                       Hedge Agreements
1
4.31                                                                                                                                       CSSI as Dormant Subsidiary
1

5.
AFFIRMATIVE COVENANTS 1

5.1
Financial Statements, Reports, Certificates 1
5.2
Reporting 1
5.3
Existence 1
5.4
Maintenance of Properties 1
5.5
Taxes 1
5.6
Insurance 1
5.7
Inspection 1
5.8
Compliance with Laws 1
5.9
Environmental 1
5.10                                                                                                                                       Disclosure Updates
1
5.11                                                                                                                                       Formation of Subsidiaries
1
5.12                                                                                                                                       Further Assurances
1
5.13                                                                                                                                       Lender Meetings
1
5.14                                                                                                                                       Location of Inventory and Equipment
1
5.15                                                                                                                                       Rental Fleet Inventory Leases
1
5.16                                                                                                                                       Certificated Units
1
5.17                                                                                                                                       Non-Certificated Units
1
5.18                                                                                                                                       Fixtures
1
5.19                                                                                                                                       Compliance with ERISA and the IRC
1
5.20                                                                                                                                       Post-Closing Matters
1

6.
NEGATIVE COVENANTS 1

6.1
Indebtedness 1
6.2
Liens 1
6.3
Restrictions on Fundamental Changes 1
6.4
Disposal of Assets 1
6.5
Nature of Business 1
6.6
Prepayments and Amendments 1
6.7
Restricted Payments 1
6.8
Accounting Methods 1
6.9
Investments 1
6.10                                                                                                                                       Transactions with Affiliates
1
6.11                                                                                                                                       Use of Proceeds
1
6.12                                                                                                                                       Limitation on Issuance of Equity Interests
1
6.13                                                                                                                                       Inventory or Equipment with Bailees
1
6.14                                                                                                                                       Rental Fleet Inventory Transfers
1
6.15                                                                                                                                       Employee Benefits
1
6.16                                                                                                                                       CSSI as Dormant Subsidiary
1

7.
FINANCIAL COVENANTS 1

8.
EVENTS OF DEFAULT 1

8.1
Payments 1
8.2
Covenants 1
8.3
Judgments 1
8.4
Voluntary Bankruptcy, etc 1
8.5
Involuntary Bankruptcy, etc 1
8.6
Default Under Other Agreements 1
8.7
Representations, etc 1
8.8
Guaranty 1
8.9
Security Documents 1
8.10                                                                                                                                       Loan Documents
1
8.11                                                                                                                                       Change of Control
1
8.12                                                                                                                                       ERISA
1
8.13                                                                                                                                       Required Series C Preferred Equity Contributions
1
8.14                                                                                                                                       Required GFC 2021 Notes Equity Contributions
1

9.
RIGHTS AND REMEDIES 1

9.1
Rights and Remedies 1
9.2
Remedies Cumulative 1

10.
WAIVERS; INDEMNIFICATION 1

10.1                                                                                                                                       Demand; Protest; etc
1
10.2                                                                                                                                       The Lender Group’s Liability for Collateral
1

11.
NOTICES 1

12.
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION 1

13.
ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS 1

13.1                                                                                                                                       Assignments and Participations
1
13.2                                                                                                                                       Successors
1

14.
AMENDMENTS; WAIVERS 1

14.1                                                                                                                                       Amendments and Waivers
1
14.2                                                                                                                                       Replacement of Certain Lenders
1
14.3                                                                                                                                       No Waivers; Cumulative Remedies
1

15.
AGENT; THE LENDER GROUP 1

15.1                                                                                                                                       Appointment and Authorization of Agent
1
15.2                                                                                                                                       Delegation of Duties
1
15.3                                                                                                                                       Liability of Agent
1
15.4                                                                                                                                       Reliance by Agent
1
15.5                                                                                                                                       Notice of Default or Event of Default
1
15.6                                                                                                                                       Credit Decision
1
15.7                                                                                                                                       Costs and Expenses; Indemnification
1
15.8                                                                                                                                       Agent in Individual Capacity
1
15.9                                                                                                                                       Successor Agent
1
15.10                                                                                                                                       Lender in Individual Capacity
1
15.11                                                                                                                                       Collateral Matters
1
15.12                                                                                                                                       Restrictions on Actions by Lenders; Sharing of Payments
1
15.13                                                                                                                                       Agency for Perfection
1
15.14                                                                                                                                       Payments by Agent to the Lenders
1
15.15                                                                                                                                       Concerning the Collateral and Related Loan Documents
1
15.16Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information  1
15.17                                                                                                                                       Several Obligations; No Liability
1
15.18                                                                                                                                       Co-Lead Arranger, Joint Book Runner, and Co-Syndication Agent
1
15.19                                                                                                                                       Intercreditor Provisions
1

16.
WITHHOLDING TAXES 1

16.1                                                                                                                                       Payments
1
16.2                                                                                                                                       Exemptions
1
16.3                                                                                                                                       Reductions
1
16.4                                                                                                                                       Refunds
1

17.
GENERAL PROVISIONS 1

17.1                                                                                                                                       Effectiveness
1
17.2                                                                                                                                       Section Headings
1
17.3                                                                                                                                       Interpretation
1
17.4                                                                                                                                       Severability of Provisions
1
17.5                                                                                                                                       Bank Product Providers
1
17.6                                                                                                                                       Debtor-Creditor Relationship
1
17.7                                                                                                                                       Counterparts; Electronic Execution
1
17.8                                                                                                                                       Revival and Reinstatement of Obligations; Certain Waivers
1
17.9                                                                                                                                       Confidentiality
1
17.10                                                                                                                                       Survival
1
17.11                                                                                                                                       Patriot Act
1
17.12                                                                                                                                       Integration
1
17.13                                                                                                                                       Pac-Van as Agent for Borrowers
1
17.14                                                                                                                                       [Reserved]
1
17.15                                                                                                                                       Currency Indemnity
1
17.16Acknowledgment and Consent to Bail-In of EEA Financial Institutions  1

EXHIBITS AND SCHEDULES

Exhibit A-1
Form of Assignment and Acceptance
Exhibit B-1
Form of Borrowing Base Certificate
Exhibit B-2
Form of Bank Product Provider Agreement
Exhibit C-1
Form of Compliance Certificate
Exhibit IC-1
Intercreditor Provisions
Exhibit L-1
Form of LIBOR Notice
Exhibit P-1
Form of Perfection Certificate

Schedule A-1
Agent’s Account
Schedule A-2
Authorized Persons
Schedule C-1
Commitments
Schedule D-1
Designated Account
Schedule P-1
Permitted Investments
Schedule P-2
Permitted Liens
Schedule 1.1
Definitions
Schedule 3.1
Conditions Precedent
Schedule 4.1(b)
Capitalization of Borrowers
Schedule 4.1(c)
Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)
Subscriptions, Options, Warrants, Calls
Schedule 4.6(b)
Litigation
Schedule 4.10
Employee Benefits
Schedule 4.11
Environmental Matters
Schedule 4.14
Permitted Indebtedness
Schedule 4.24
Location of Inventory
Schedule 4.27
Location of Equipment
Schedule 5.1
Financial Statements, Reports, Certificates
Schedule 5.2
Collateral Reporting
Schedule 5.6
Insurance
Schedule 5.14
Chief Executive Offices
Schedule 5.16(f)
Certain Certificated Units
Schedule 6.5
Nature of Business

AMENDED AND RESTATED CREDIT AGREEMENT

(as amended through the Amendment No. 6 Effective Date)

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), is entered into as of April 7, 2014, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined); WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as co-lead arranger (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Co-Lead Arranger”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as a book runner (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Joint Book Runner”); effective as of the Amendment No. 6 Effective Date, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as syndication agent (any institution serving in such capacity, together with its successors and assigns in such capacity, a “Co-Syndication Agent”); effective as of the Amendment No. 6 Effective Date, East West Bank, a California banking corporation, as Co-Lead Arranger, Joint Book Runner, and Co-Syndication Agent; PAC-VAN, INC., an Indiana corporation (“Pac-Van”); LONE STAR TANK RENTAL INC., a Delaware corporation (“Lone Star”); effective as of the Amendment No. 2 Effective Date, GFN REALTY COMPANY, LLC, a Delaware limited liability company (“GFNRC”); effective as of the Amendment No. 4 Effective Date, SOUTHERN FRAC, LLC, a Texas limited liability company (“Southern Frac”); and the Affiliates of Pac-Van, Lone Star, GFNRC, and Southern Frac that may become a party hereto from time to time (such Subsidiaries, together with Pac-Van, Lone Star, GFNRC, and Southern Frac, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”).

This Agreement refers to a Credit Agreement dated as of September 7, 2012, by and among certain Borrowers, the Lenders, and the Agent, as administrative agent (that agreement as amended, restated, supplemented, or otherwise modified before the date of this Agreement, the “Existing Credit Agreement”). Lone Star desires to become a Borrower. The parties (including each Lender party to the Existing Credit Agreement) desire to amend and restate the Existing Credit Agreement as set forth in this Agreement.

The parties therefore agree as follows:

1. DEFINITIONS AND CONSTRUCTION: AMENDMENT AND RESTATEMENT.

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrowers notify Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit

1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. Unless the context of this Agreement or any other Loan Document clearly requires otherwise or Agent otherwise determines, amounts expressed in Dollars at any time when used with respect to any Loan Parties or Subsidiaries thereof that are not formed or organized in the United States or similar matters shall be deemed to mean the Dollar equivalent of such amounts based on the Exchange Rate at such time.

1.5 Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Central standard time or Central daylight saving time, as in effect in Chicago, Illinois, on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

1.6 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

1.7 Existing Obligations; Amendment and Restatement.

(a) Borrowers, Agent, and the Lenders acknowledge that effective as of the Closing Date all “Letters of Credit” (as defined in and issued under the Existing Credit Agreement), if any, will constitute Letters of Credit under this Agreement with the same effect issued by Issuing Bank at the request of Borrowers on the Closing Date. Borrowers, Agent, and the Lenders further acknowledge that effective as of the Closing Date all interest, fees, expenses, and other Existing Obligations that remain unpaid and outstanding as of the Closing Date will be assumed by Borrowers and remain outstanding and payable under this Agreement and the other Loan Documents. Each Borrower acknowledges that all Obligations outstanding as of the Closing Date constitute valid and binding obligations of such Borrower without offset, counterclaim, defense, or recoupment of any kind, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditor’s rights generally.

(b) On the Closing Date, the Existing Credit Agreement will be amended and restated in its entirety by this Agreement and the Existing Credit Agreement will thereafter be of no further force and effect, but this Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or to evidence payment of all or any portion of such obligations and liabilities.

(c) The terms and conditions of this Agreement and Agent’s and the Lenders’ rights and remedies under this Agreement and the other Loan Documents apply to all of the Obligations incurred under the Existing Credit Agreement.

(d) Each Borrower hereby reaffirms the Liens granted pursuant to the Loan Documents to Agent for the benefit of the Lenders, which Liens will continue in full force and effect during the term of this Agreement and any renewals thereof and will continue to secure the Obligations.

(e) On and after the Closing Date, (i) all references to the Existing Credit Agreement in the Loan Documents (other than this Agreement) will be deemed to refer to the Existing Credit Agreement as amended and restated by this Agreement; (ii) all references to any section (or subsection) of the Existing Credit Agreement in any Loan Document (but not in this Agreement) will be deemed amended, mutatis mutandis, to refer to the corresponding provisions of this Agreement; and (iii) except as the context otherwise requires, on or after the Closing Date all references in this Agreement to this Agreement (including for purposes of indemnification and reimbursement of fees) will be deemed to be references to the Existing Credit Agreement as amended and restated by this Agreement.

(f) The amendment and restatement effected by this Agreement is limited as written and is not a consent to any other amendment, restatement, or waiver or other modification, whether or not similar, and, except as expressly provided in this Agreement or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended by this Agreement or by any other Loan Document.

2. LOANS AND TERMS OF PAYMENT.

2.1 Revolving Loans.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i) such Lender’s Revolver Commitment, or

(ii) such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A) the amount equal to (1) the Maximum Revolver Amount, less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time, plus (z) if the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) is less than the Maximum Revolver Amount, the GFC 2021 Notes Indenture Cap Cushion Amount, and

(B) the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent), less (2) the sum of (x) the Letter of Credit Usage at such time, plus (y) the principal amount of Swing Loans outstanding at such time, plus (z) if the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent) is greater than or equal to the Maximum Revolver Amount, the GFC 2021 Notes Indenture Cap Cushion Amount.

(b) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement, except that any principal amount of a Real Property Sublimit Loan that is repaid or prepaid may not be reborrowed. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and, subject to the terms and conditions of this Agreement, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. The principal of each Real Property Sublimit Loan shall be repaid in equal monthly installments, each in an amount equal to 1/150th (0.666666667%) of the original principal amount of such Real Property Sublimit Loan, on the first day of each month, beginning on the first day of the month following the month in which such Real Property Sublimit Loan was made. Each such repayment of the Real Property Sublimit Loans pursuant to this Agreement shall permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such repayment, until the Maximum Real Property Sublimit Amount is reduced to zero, but no such repayment shall reduce the Maximum Revolver Amount.

(c) Anything to the contrary in this Section 2.1 notwithstanding, but subject to the other terms of this Section 2.1(c), Agent shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory Reserves, Bank Product Reserves, Real Property Reserves, the Last-Out Term Loan Reserve, and other Reserves against the Borrowing Base, any Borrowing Base (Individual), the Maximum Real Property Sublimit Amount, and/or the Maximum Revolver Amount; provided, that (i) except at the instruction of the Required Last-Out Term Loan Lenders, Agent shall have the obligation the impose the Last-Out Term Loan Reserve, if any, against the Maximum Revolver Amount, and (ii) except at the instruction of the Required Last-Out Term Loan Lenders and the Required Revolving Lenders, Agent (A) shall establish Bank Product Reserves in respect of all Bank Products then provided or outstanding other than Cash Management Services (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Borrower and its Subsidiaries in respect of the applicable Bank Product Obligations), and (B) shall have the obligation to impose such Bank Product Reserves, if any, against the Maximum Revolver Amount. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, Real Property Reserve, Last-Out Term Loan Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.

(d) Anything to the contrary in this Section 2.1 notwithstanding (including, without limitation, in Section 2.1(a)(ii)(B)), after the occurrence and during the continuance of a Partition Event, the maximum amount of Revolving Loans to each Borrower at any time shall not exceed an amount equal to the result of (i) the Borrowing Base (Individual) of such Borrower at such time (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent), less (ii) the sum of (A) the Letter of Credit Usage of such Borrower at such time, plus (B) the principal amount of Swing Loans attributable to such Borrower outstanding at such time.

2.2 Last-Out Term Loan.

(a) Subject to the terms and conditions of this Agreement, on the Amendment No. 6 Effective Date each Lender with a Last-Out Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the “Last-Out Term Loan”) to Borrowers in an amount equal to such Lender’s Pro Rata Share of the Last-Out Term Loan Amount.

(b) The principal of the Last-Out Term Loan shall be repaid in equal quarterly installments, each in an amount equal to $500,000, on the first day of each fiscal quarter, beginning on October 1, 2018. Subject to the Intercreditor Provisions, without the prior written consent of Agent and the Required Lenders, Borrowers may not make an amortization payment of the Last-Out Term Loan under this Section 2.2(b) unless the Last-Out Term Loan Amortization Condition is satisfied with respect to such payment. Borrowers’ first failure in any period of twelve consecutive months to pay when due and payable any amortization payment of the Last-Out Term Loan required under this Section 2.2(b) (whether as the result of the Last-Out Term Loan Amortization Condition not being satisfied or otherwise) will not constitute an Event of Default, but any second or subsequent failure by Borrowers in any period of twelve consecutive months to pay when due and payable any amortization payment of the Last-Out Term Loan required under this Section 2.2(b) (whether as the result of the Last-Out Term Loan Amortization Condition not being satisfied or otherwise) will constitute an Event of Default.

(c) The outstanding unpaid principal balance and all accrued and unpaid interest on the Last-Out Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Last-Out Term Loan in accordance with the terms hereof. Any principal amount of the Last-Out Term Loan that is repaid or prepaid may not be reborrowed. All principal of, interest on, and other amounts payable in respect of the Last-Out Term Loan shall constitute Obligations hereunder.

(d)  Anything to the contrary in this Section 2.2 notwithstanding, Agent (in consultation with the Last-Out Term Loan Lenders) shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory Reserves, Bank Product Reserves, and other Reserves against the Last-Out Term Loan Collateral Base. The amount of any Receivable Reserve, Inventory Reserve, Bank Product Reserve, or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve and shall not be duplicative of any other reserve established and currently maintained.

2.3 Borrowing Procedures and Settlements.

(a) Procedure for Borrowing Revolving Loans. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent and received by Agent no later than noon (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, and (ii) on the Business Day that is 1 Business Day prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than noon on the applicable Business Day. At Agent’s election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrowers agree that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

(b) Making of Swing Loans. In the case of a request for a Revolving Loan and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed the greater of (A) $21,000,000 and (B) an amount equal to 10% of the Maximum Revolver Amount, or (ii) Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make a Revolving Loan (any such Revolving Loan made by Swing Lender pursuant to this Section 2.3(b) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) available to Administrative Borrower on behalf of each applicable Borrower on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated Account. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Agent’s Liens, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.

(c) Making of Revolving Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is 1 Business Day prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is 1 Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than noon on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to Administrative Borrower on behalf of each applicable Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Section 2.3(d)(ii), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 11:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Administrative Borrower and/or Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, no later than noon on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Administrative Borrower and/or Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.

(d) Protective Advances and Optional Overadvances.

(i) Any contrary provision of this Agreement or any other Loan Document notwithstanding but subject to Section 2.3(d)(iv), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). Notwithstanding the foregoing, the aggregate amount of all Protective Advances outstanding at any one time shall not exceed $10,000,000.

(ii) Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(d)(iv), the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans (including Swing Loans) to, or for the benefit of, Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than $3,000,000, and (B) after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within no greater than thirty (30) days, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(1). Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

(iii) Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a LIBOR Rate Loan and, prior to Settlement therefor, all payments on the Extraordinary Advances shall be payable to Agent solely for its own account. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary (but subject to the limitations on Overadvances set forth in Section 2.3(d)(ii) above): (A) no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate principal amount of Extraordinary Advances outstanding to exceed an amount equal to $10,000,000; (B) to the extent that the making of any Extraordinary Advance causes the aggregate Revolver Usage to exceed the Maximum Revolver Amount, such portion of such Extraordinary Advance shall be for Agent’s sole and separate account and not for the account of any Lender and shall be entitled to priority in repayment in accordance with Section 2.4(b); and (C) no Lender will be required to fund any Extraordinary Advance to the extent that such Extraordinary Advance would cause such Lender’s funded portion of the Revolving Loans to exceed such Lender’s Revolver Commitment.

(e) Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans, the Swing Loans, and the Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to Borrowers’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swing Loans, and Extraordinary Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than noon on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, such Lender shall no later than noon on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Revolving Loans, Swing Loans, and Extraordinary Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans, Swing Loans, and Extraordinary Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any payments or other amounts received by Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(g)), to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each such Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

(iv) Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f) Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount of the Revolving Loans (and portion of the Last-Out Term Loan, as applicable), owing to each Lender, including the Swing Loans owing to Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g) Defaulting Lenders.

(i) Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Swing Lender to the extent of any Swing Loans that were made by Swing Lender and that were required to be, but were not, paid by the Defaulting Lender, (B) second, to Issuing Bank, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, subject to the Intercreditor Provisions, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) fourth, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) fifth, from and after the date on which all applicable other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (O) of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit) determined in accordance with this Agreement (including the Intercreditor Provisions); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement (including the Intercreditor Provisions) or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern (except to the extent that they conflict with the Intercreditor Provisions, in which case the Intercreditor Provisions shall control and govern).

(ii) If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A) such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B) if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also the Issuing Bank;

(C) if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D) to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E) to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F) so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and the Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(g)(ii) or (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender’s or Issuing Bank’s risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and

(G) Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to the Issuing Bank and the Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d).

(iii) Subject to Section 17.16, no reallocation pursuant to Section 2.3(g)(ii) shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender’s having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv) If Borrowers, Agent, Swing Lender, and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, then Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Lenders or take such other actions as Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.3(g)(ii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrowers while that Lender was a Defaulting Lender; provided, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(h) Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

2.4 Payments; Reductions of Commitments; Prepayments.

(a) Payments by Borrowers.

(i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent’s Account for the account of the Lender Group and shall be made in immediately available funds, no later than 3:30 p.m. on the date specified herein. Any payment received by Agent later than 3:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

(ii) Unless Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iii) If applicable, Agent may, at its option (but is not obligated to), convert any payments received in respect of the Obligations of Loan Parties that are not in Dollars to Dollars at the Exchange Rate calculated by Agent in good faith and Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any Borrower or Administrative Borrower maintained by such Agent).

(b) Apportionment and Application.

(i) So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders and as otherwise provided in the Intercreditor Provisions, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Bank) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii) Subject to Section 2.4(b)(v), Section 2.4(d)(ii), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders and as otherwise provided in the Intercreditor Provisions, to reduce the balance of the Revolving Loans outstanding (in accordance with this Agreement (including the Intercreditor Provisions)) and, thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iii) At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders and as otherwise provided in the Intercreditor Provisions, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full (provided that the Last-Out Term Loan Lenders shall only be entitled to reimbursement of reasonable fees and expenses for one counsel and one set of accountants and advisors for Last-Out Term Loan Lenders under this clause fifth),

(F) sixth, ratably, to pay any fees or premiums then due to any of the Lenders (other than the Last-Out Term Loan Lenders) under the Loan Documents until paid in full,

(G) seventh, to pay interest accrued in respect of the Swing Loans until paid in full,

(H) eighth, to pay the principal of all Swing Loans until paid in full,

(I) ninth, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances) and, if the Event of Default giving rise to the Application Event is not an Event of Default described in Section 8.4 or Section 8.5, the Last-Out Term Loan until paid in full,

(J) tenth, ratably

i. ratably, to pay the principal of all Revolving Loans until paid in full,

ii. to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

iii. ratably, up to the amount (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event) of the most recently established Bank Product Reserve, which amount (y) was established prior to the occurrence of, and not in contemplation of, the subject Application Event, and (z) solely for purposes of this clause iii. will not exceed $3,000,000 in the aggregate (after taking into account any amounts previously paid pursuant to this clause iii. during the continuation of the applicable Application Event), to (i) the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations other than in respect of Cash Management Services, and (ii) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations other than in respect of Cash Management Services owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof,

iv. ratably, to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Provider to Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers on account of Bank Product Obligations in respect of Cash Management Services,

(K) eleventh, ratably, to pay any other Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Last-Out Term Loan Lenders under the Loan Documents not satisfied under clause fifth above, until paid in full,

(L) twelfth, ratably, to pay any fees or premiums then due to any of the Last-Out Term Loan Lenders under the Loan Documents until paid in full,

(M) thirteenth, if the Event of Default giving rise to the Application Event is an Event of Default described in Section 8.4 or Section 8.5, to pay interest accrued in respect of the Last-Out Term Loan until paid in full

(N) fourteenth, to pay the principal of the Last-Out Term Loan until paid in full,

(O) fifteenth, ratably to pay any Bank Product Obligations not satisfied under clause tenth above,

(P) sixteenth, to pay any other Obligations other than Obligations owed to Defaulting Lenders,

(Q) seventeenth, ratably to pay any Obligations owed to Defaulting Lenders; and

(R) eighteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

(iv) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v) In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement, or any other Loan Document.

(vi) Without in any way limiting the joint and several obligations of each Borrower to repay the Obligations, after the occurrence and during the continuance of a Partition Event, Agent may, in its discretion, allocate payments and proceeds of Collateral in accordance with the terms of this Section 2.4(b) among and between each Borrower’s primary Obligations reflected in such Borrower’s Loan Sub-Account.

(vii) For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(viii) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement (including the Intercreditor Provisions) or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, (A) if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, (B) if the conflict relates to the Intercreditor Provisions and the provisions of this Section 2.4 that provide for the application of payments and proceeds of Collateral, then the Intercreditor Provisions shall govern, and (C) if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c) Reduction of Commitments.

(i) Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date. Subject to Section 2.6(e), Borrowers may reduce the Revolver Commitments to an amount (which may be zero) not less than the sum of (A) the Revolver Usage as of such date, plus (B) the principal amount of all Revolving Loans not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (c) the amount of all Letters of Credit not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than 10 Business Days’ prior written notice to Agent, and shall be irrevocable. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof.

(ii) Last-Out Term Loan Commitments. The Last-Out Term Loan Commitments shall terminate upon the making of the Last-Out Term Loan.

(d) Optional Prepayments.

(i) Revolving Loans. Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty.

(ii) Last-Out Term Loan. Borrowers may, upon at least 10 Business Days’ prior written notice to Agent, prepay the principal of the Last-Out Term Loan, in whole or in part, so long as before and immediately after giving effect to any such prepayment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) each Borrower is Solvent, (C) Excess Availability is greater than or equal to $21,000,000, and (D) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to any such payment, will be greater than 1.25 to 1.00. Each prepayment made pursuant to this Section 2.4(d)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall (1) so long as no Application Event shall have occurred and be continuing, be applied against the remaining installments of principal due on the Last-Out Term Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment), and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii). Each prepayment of the Last-Out Term Loan made pursuant to this Section 2.4(d)(ii) shall be accompanied by any applicable Last-Out Term Loan Prepayment Premium, which shall be for the sole account of the Last-Out Term Loan Lenders.

(e) Mandatory Prepayments.

(i) Borrowing Base (Generally). If, at any time, except to the extent resulting from the circumstances described in Section 2.4(e)(viii), (A) the Revolver Usage on such date exceeds (B) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess. In addition, if, at any time after the occurrence and during the continuance of a Partition Event, except to the extent resulting from the circumstances described in Section 2.4(e)(viii), (A) the Revolver Usage of any Borrower on such date exceeds (B) the Borrowing Base (Individual) of such Borrower reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess.

(ii) Dispositions (Generally). Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale, expropriations, or disposition by such Borrower or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions) constituting Collateral (other than Eligible Real Property or Real Property Collateral that is the subject of Real Property Sublimit Loans), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Net Cash Proceeds (including condemnation or expropriation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of such Borrower or its Subsidiaries, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) such Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 365 days after the initial receipt of such monies, then the Loan Party whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (c) above shall be paid to Agent and applied in accordance with Section 2.4(f)(i); provided, that no Borrower nor any of its Subsidiaries shall have the right to use such Net Cash Proceeds to make such replacements, purchases, or construction in excess of $4,000,000 in any given fiscal year. Nothing contained in this Section 2.4(e)(ii) shall permit any Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(iii) Extraordinary Receipts. Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

(iv) Indebtedness. Within 1 Business Day of the date of incurrence by any Borrower or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such incurrence. The provisions of this Section 2.4(e)(iv) shall not be deemed to be implied consent to any such incurrence otherwise prohibited by the terms of this Agreement.

(v) Equity. Within 1 Business Day of the date of the issuance by any Borrower or any of its Subsidiaries of any Equity Interests (other than (A) in the event that any Borrower or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Equity Interests to such Borrower or such Subsidiary, as applicable, (B) the issuance of Equity Interests by Pac-Van to any Person that is an equity holder of Pac-Van prior to such issuance (a “Subject Holder”) so long as such Subject Holder did not acquire any Equity Interests of Pac-Van so as to become a Subject Holder concurrently with, or in contemplation of, the issuance of such Equity Interest to such Subject Holder, (C) the issuance of Equity Interests of Pac-Van to directors, officers and employees of Pac-Van and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors, (D) the issuance of Equity Interests of Pac-Van in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition, and (E) the issuance of Equity Interests by a Subsidiary of a Borrower to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (A) through (E) above), Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance. The provisions of this Section 2.4(e)(v) shall not be deemed to be implied consent to any such issuance otherwise prohibited by the terms of this Agreement.

(vi) Cash Equity Contributions (Series C Preferred Stock). Within 1 Business Day of the date of receipt by Pac-Van of any cash equity contribution made in connection with any issuance by GFC of Series C Preferred Stock of GFC, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such cash equity contribution.

(vii) Cash Equity Contributions (GFC 2021 Notes). Within 1 Business Day of the date of receipt by any Borrower of any cash equity contribution made in connection with the GFC 2021 Notes, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such cash equity contribution.

(viii) Borrowing Base (Real Property Sublimit Loans). If, at any time, (A) the aggregate outstanding amount of all Real Property Sublimit Loans on such date exceeds (B) the Real Property Sublimit Formula Amount with respect to all Eligible Real Property reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f)(i) in an aggregate amount equal to the amount of such excess.

(ix) Dispositions (Real Property Sublimit Loans). Within 1 Business Day of the date of receipt by any Borrower or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale, expropriations, or disposition by such Borrower or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (e), or (n) of the definition of Permitted Dispositions) constituting Eligible Real Property or Real Property Collateral that is the subject of Real Property Sublimit Loans, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(i) in an amount equal to 100% of such Net Cash Proceeds (including condemnation or expropriation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions. Nothing contained in this Section 2.4(e)(ix) shall permit any Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(x) Last-Out Term Loan Prepayment Premium. Each prepayment of the Last-Out Term Loan made pursuant to this Section 2.4(e) shall be accompanied by any applicable Last-Out Term Loan Prepayment Premium, which shall be for the sole account of the Last-Out Term Loan Lenders.

(f) Application of Payments.

(i) Each prepayment pursuant to Section 2.4(d) or Section 2.4(e) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied as follows: first, to the outstanding principal amount of the Revolving Loans (without a corresponding permanent reduction in the Maximum Revolver Amount), until paid in full, second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage (without a corresponding permanent reduction in the Maximum Revolver Amount), and third, to the outstanding principal amount of the Last-Out Term Loan, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii). Each such prepayment of the Last-Out Term Loan shall be applied against the remaining installments of principal of the Last-Out Term Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(ii) Each prepayment pursuant to Section 2.4(d) or 2.4(e) (other than Section 2.4(e)(viii) or Section 2.4(e)(ix)) applied to the outstanding principal amount of the Revolving Loans pursuant to this Agreement will be deemed to have been applied as follows: first, to the outstanding principal amount of all Revolving Loans other than Real Property Sublimit Loans, until paid in full; and second, to the outstanding principal amount of all Real Property Sublimit Loans. Each such prepayment deemed to have been applied to the outstanding principal amount of the Real Property Sublimit Loans pursuant to this Section 2.4(f)(iii) shall (A) permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such prepayment, until the Maximum Real Property Sublimit Amount is reduced to zero (but no such repayment shall reduce the Maximum Revolver Amount); (B) be applied to the outstanding principal amount of all Real Property Sublimit Loans on a pro rata basis; and (C) be further applied against the remaining installments of principal of each Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

(iii) Each prepayment pursuant to Section 2.4(e)(viii) or Section 2.4(e)(ix) applied to the outstanding principal amount of the Revolving Loans pursuant to this Agreement will be deemed to have been applied as follows: first, to the outstanding principal amount of the Real Property Sublimit Loans of which the applicable Eligible Real Property or Real Property Collateral is the subject, until paid in full; second, to the outstanding principal amount of all Revolving Loans other than the other Real Property Sublimit Loans, until paid in full; and third, to the outstanding principal amount of all other Real Property Sublimit Loans. Each such prepayment deemed to have been applied to the outstanding principal amount of the Real Property Sublimit Loans pursuant to this Section 2.4(f)(iv) shall (A) permanently reduce the Maximum Real Property Sublimit Amount by an amount equal to the amount of such prepayment, until the Maximum Real Property Sublimit Amount is reduced to zero (but no such prepayment shall reduce the Maximum Revolver Amount); (B) be applied to the outstanding principal amount of the Real Property Sublimit Loans of which the applicable Eligible Real Property or Real Property Collateral is the subject on a pro rata basis; (C) be further applied against the remaining installments of principal of each such Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment); (D) if applicable, be applied to the outstanding principal amount of all other Real Property Sublimit Loans on a pro rata basis; and (E) if applicable, be further applied against the remaining installments of principal of each such other Real Property Sublimit Loan in the inverse order of maturity (for the avoidance of doubt, any amount that is due and payable on the Maturity Date shall constitute an installment).

2.5 Promise to Pay; Promissory Notes.

(a) Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b) Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i) if the relevant Obligation is (A) a LIBOR Rate Loan that constitutes a Real Property Sublimit Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin plus 0.50%, or (B) a Base Rate Loan that constitutes a Real Property Sublimit Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin plus 0.50%;

(ii) if the relevant Obligation is (A) a LIBOR Rate Loan that does not constitute a Real Property Sublimit Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, or (B) a Base Rate Loan that does not constitute a Real Property Sublimit Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin, and

(iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b) Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the LIBOR Rate Margin times the undrawn amount of all outstanding Letters of Credit.

(c) Default Rate; Enhanced Last-Out Term Loan Rate.

(i) Upon the occurrence and during the continuation of an Event of Default and at the election of Agent or the Required Lenders,

(A) all Obligations (except for the Last-Out Term Loan and undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder; and

(B) the Letter of Credit Fee shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder; and

(C) the Last-Out Term Loan shall bear interest at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder; provided, that such default rate shall not apply with respect to the Last-Out Term Loan at any time that the enhanced rate provided for in Section 2.6(c)(ii) below applies with respect to the Last-Out Term Loan;.

(ii) Following Borrowers’ first failure in any period of twelve consecutive months to pay when due and payable any amortization payment of the Last-Out Term Loan required under Section 2.2(b) and for so long as that amortization payment remains unpaid, the Last-Out Term Loan will bear interest at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder.

(d) Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k), or Section 2.12(a), (i) all interest, all Letter of Credit Fees and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month, and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Revolving Loans or the Last-Out Term Loan hereunder, (B) on the first day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k), (G) as and when incurred or accrued, all other Lender Group Expenses, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into LIBOR Rate Loans in accordance with the terms of this Agreement).

(e) [Reserved].

(f) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

(g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7 Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 3:30 p.m. If any payment item is received into Agent’s Account on a non-Business Day or after 3:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

2.8 Designated Account. Agent is authorized to make the Revolving Loans and the Last-Out Term Loan, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrowers, any Revolving Loan or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

2.9 Maintenance of Loan Account and Loan Sub-Accounts; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) on which Borrowers will be charged with the Last-Out Term Loan and all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers’ account, with the Letters of Credit issued or arranged by Issuing Bank for Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. After the occurrence of a Partition Event, in addition to maintaining the Loan Account, Agent also shall establish and maintain a separate account on its books in the name of each Borrower (each a “Loan Sub-Account”) on such Borrower will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to such Borrower or for such Borrower’s account, with the Letters of Credit issued or arranged by Issuing Bank for such Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents allocated by Agent to such Borrower, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account and, from and after the occurrence of a Partition Event, each applicable Loan Sub-Account also will be credited with all such payments allocable to the applicable Borrower. In addition, upon the occurrence of a Partition Event, (i) Agent may allocate the outstanding Obligations evidenced by the Loan Account to one or more of the Loan Sub-Accounts in such manner as Agent, in its sole discretion, determinates is appropriate, and (ii) each reference to the “Loan Account” contained in any other section of this Agreement and/or any other Loan Document will also be deemed to refer to the Loan Sub-Account of each applicable Borrower. Borrowers acknowledge and agree that none of the occurrence of a Partition Event, the establishment and maintenance of separate Loan Sub-Accounts, and the allocation of any Obligations or payments among and between Borrowers and/or their corresponding Loan Sub-Accounts in any way limits the joint and several liability of Borrowers for the Obligations as more fully set forth in Section 2.15. Agent shall make available to Borrowers monthly statements regarding the Loan Account (and, from and after the occurrence of a Partition Event, each Loan Sub-Account), including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

2.10 Fees.

(a) Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

(b) Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average amount of the Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.

(c) Field Examination and Other Fees. Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,000 per day, per examiner, plus out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Borrower or its Subsidiaries performed by personnel employed by Agent, and (ii) the fees or charges paid or incurred by Agent (but, in any event, no less than a charge of $1,000 per day, per Person, plus out-of-pocket expenses (including travel, meals, and lodging)) if it elects to employ the services of one or more third Persons to perform field examinations of any Borrower or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess any Borrower’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default shall have occurred and be continuing, Borrowers shall not be obligated to reimburse Agent for more than 2 field examinations during any calendar year and more than 3 appraisals of each type of Collateral during any calendar year.

(d) Last-Out Term Loan Monitoring Fee. Borrowers shall pay to GACP I, L.P., a Delaware limited partnership, as representative for the Last-Out Term Loan Lenders (or such other representative as the Last-Out Term Loan Lenders may designate for such purpose by written notice to Borrowers) a quarterly monitoring fee with respect to the Last-Out Term Loan in the amount of $7,500, which monitoring fee shall be due and payable to the Last-Out Term Loan Lenders, for their sole and separate account and not the account of any other Lender, in advance, (i) on the Amendment No. 6 Effective Date, and (ii) on the first Business Day of each fiscal quarter thereafter, commencing on the first Business Day of the fiscal quarter beginning July 1, 2017.

2.11 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested Letter of Credit for the account of Borrowers (including, without limitation, to support bonds for sales contracts). By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive absent manifest error. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of Borrowers or one of their Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.

(b) Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i) the Letter of Credit Usage would exceed $5,000,000, or

(ii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Revolving Loans (including Swing Loans), or

(iii) the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) at such time (or, after the occurrence and during the continuance of a Partition Event, the Letter of Credit Usage of such Borrower would exceed the Borrowing Base (Individual) of such Borrower at such time less the outstanding principal balance of the Revolving Loans (inclusive of Swing Loans) allocable to such Borrower at such time).

(c) In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate the Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not be or may not be in United States Dollars.

(d) Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Bank issued any Letter of Credit; provided that (i) until Agent advises any such Issuing Bank that the provisions of Section 3.2 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by Agent and such Issuing Bank, such Issuing Bank shall be required to so notify Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as Agent and such Issuing Bank may agree. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(e) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i) any Letter of Credit or any pre-advice of its issuance;

(ii) any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii) any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any Letter of Credit;

(v) any unauthorized instruction or request made to Issuing Bank in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix) Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or

(x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.11(f). If and to the extent that the obligations of Borrowers under this Section 2.11(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g) The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h) Borrowers are responsible for preparing or approving the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want such Letter of Credit to be renewed, Borrowers will so notify Agent and Issuing Bank at least 15 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(i) Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

(i) any lack of validity, enforceability or legal effect of any Letter of Credit or this Agreement or any term or provision therein or herein;

(ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii) Issuing Bank or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv) Issuing Bank or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v) the existence of any claim, set-off, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary, any assignee of proceeds, Issuing Bank or any other Person;

(vi) any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.11(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, the beneficiary or any other Person; or

(vii) the fact that any Default or Event of Default shall have occurred and be continuing;

provided, however, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j) Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to Borrowers;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k) Borrowers shall pay immediately upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank upon the issuance of each Letter of Credit of 0.250% per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(l) If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(i)
Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(j)
In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

2.12 LIBOR Option.

(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) below (the “LIBOR Option”) to have interest on all or a portion of the Revolving Loans or the Last-Out Term Loan be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon the LIBOR Rate.

(b) LIBOR Election.

(i) Borrowers may, at any time and from time to time, so long as Borrowers have not received a notice from Agent (which notice Agent may elect to give or not give in its discretion unless Agent is directed to give such notice by the Required Lenders, in which case, it shall give the notice to Borrowers), after the occurrence and during the continuance of an Event of Default, to terminate the right of Borrowers to exercise the LIBOR Option during the continuance of such Event of Default, elect to exercise the LIBOR Option by notifying Agent prior to 1:00 p.m. at least 1 Business Day prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrowers’ election of the LIBOR Option for a permitted portion of the Revolving Loans or the Last-Out Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

(ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate. If a payment of a LIBOR Rate Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable LIBOR Rate Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any LIBOR Rate Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iii) Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrowers may only exercise the LIBOR Option for proposed LIBOR Rate Loans of at least $1,000,000.

(c) Conversion. Borrowers may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii).

(d) Special Provisions Applicable to LIBOR Rate.

(i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any changes in tax laws (except changes of general applicability in corporate income tax laws)) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (B) repay the LIBOR Rate Loans of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii)).

(ii) In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.

2.13 Capital Requirements.

(a) If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital as a consequence of Issuing Bank’s or such Lender’s commitments hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining LIBOR Rate Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain LIBOR Rate Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain LIBOR Rate Loans, may designate a different Issuing Bank or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(c) Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

2.14 Accordion.

(a) At any time during the period from and after the Amendment No. 6 Effective Date through March 24, 2021, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments and the Maximum Revolver Amount may be increased by an amount in the aggregate for all such increases of the Revolver Commitments and the Maximum Revolver Amount not to exceed the Available Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margins proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $1,000,000 and integral multiples of $500,000 in excess thereof. In no event may the Revolver Commitments and the Maximum Revolver Amount be increased pursuant to this Section 2.14 on more than two occasions in the aggregate for all such Increases. Additionally, for the avoidance of doubt, it is understood and agreed that in no event shall the aggregate amount of the Increases to the Revolver Commitments exceed $7,000,000.

(b) Each of the following shall be conditions precedent to any Increase of the Revolver Commitments and the Maximum Revolver Amount in connection therewith:

(i) Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to Agent and Borrowers to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,

(ii) each of the conditions precedent set forth in Section 3.2 are satisfied,

(iii) Borrowers have delivered to Agent updated pro forma Projections (after giving effect to the applicable Increase) for Borrowers and their Subsidiaries evidencing compliance on a pro forma basis with Section 7 for the 4 fiscal quarters (on a quarter-by-quarter basis) immediately following the proposed date of the applicable Increase, and

(iv) Borrowers shall have reached agreement with the Lenders (or prospective lenders) agreeing to the increased Revolver Commitments with respect to the interest margins applicable to Revolving Loans to be made pursuant to the increased Revolver Commitments (which interest margins may be made pursuant to the increased Revolver Commitments, higher than or equal to the interest margins applicable to Revolving Loans set forth in this Agreement immediately prior to the date of the increased Revolver Commitments (the date of the effectiveness of the increased Revolver Commitments and the Maximum Revolver Amount, as applicable, the “Increase Date”)) and shall have communicated the amount of such interest margins to Agent. Any Increase Joinder may, with the consent of Agent, Borrowers and the Lenders or prospective lenders agreeing to the proposed Increase, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate to effectuate the provisions of this Section 2.14 (including any amendment necessary to effectuate the interest margins for the Revolving Loans to be made pursuant to the increased Revolver Commitments). Anything to the contrary contained herein notwithstanding, if the interest margin that is to be applicable to the Revolving Loans to be made pursuant to the increased Revolver Commitments are higher than the interest margin applicable to the Revolving Loans hereunder immediately prior to the applicable Increase Date (the amount by which the interest margin is higher, the “Excess”), then the interest margin applicable to the Revolving Loans immediately prior to the Increase Date shall be increased by the amount of the Excess, effective on the applicable Increase Date, and without the necessity of any action by any party hereto.

(c) [Reserved].

(d) Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments and Maximum Revolver Amount pursuant to this Section 2.14.

(e) Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit on such Increase Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(f) The Revolving Loans, Revolver Commitments, and Maximum Revolver Amount established pursuant to this Section 2.14 shall constitute Revolving Loans, Revolver Commitments, and Maximum Revolver Amount under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments and Maximum Revolver Amount.

2.15 Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

(d) The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.

(f) Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g) The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(i) Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

3. CONDITIONS; TERM OF AGREEMENT.

3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a) the representations and warranties of each Borrower or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

3.3 Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.

3.4 Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Commitments have been terminated. When all of the Obligations have been paid in full and the Lender Group’s obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent.

3.5 Early Termination by Borrowers. Borrowers have the option, at any time upon 10 Business Days’ prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by repaying to Agent all of the Obligations in full. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third-party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

3.6 Conditions Precedent to Real Property Sublimit Loans. The obligation of the Lender Group (or any member thereof) to make any Real Property Sublimit Loans in connection with a requested Borrowing hereunder at any time shall be subject to the following additional conditions precedent:

(a) the conditions set forth in Section 3.2 are satisfied at such time;

(b) the notice of the requested Borrowing identifies, in form and substance reasonably satisfactory to Agent, the Eligible Real Property that is to be the subject of the Real Property Sublimit Loans to be made in connection with the requested Borrowing;

(c) Agent shall have received the following Additional Documents for or with respect to the Eligible Real Property that is to be the subject of the Real Property Sublimit Loans to be made in connection with the requested Borrowing:

(i) one or more Mortgages;

(ii) one or more appraisals satisfactory to Agent;

(iii) one or more mortgagee title insurance policies (or marked commitments to issue the same) issued by a title insurance company satisfactory to Agent (each, a “Mortgage Policy”), in amounts satisfactory to Agent and otherwise in form and substance satisfactory to Agent, assuring Agent that each Mortgage on the applicable Eligible Real Property is a valid and enforceable first-priority mortgage Lien on such Eligible Real Property free and clear of all defects and encumbrances except Permitted Liens;

(iv) one or more phase-I environmental reports prepared and issued by an environmental consultant acceptable to Agent, the scope and results of which are acceptable to Agent;

(v) a real estate survey with respect to each parcel composing such Eligible Real Property prepared and issued by a surveyor acceptable to Agent, the scope and results of which are acceptable to Agent; and

(vi) all other Additional Documents as Agent may reasonably request, in form and substance reasonably satisfactory to Agent;

(d) none of the applicable Eligible Real Property is or was the subject of any Real Property Sublimit Loan made in connection with any prior Borrowing;

(e) the aggregate original principal amount of all Real Property Sublimit Loans made on or before the date of the requested Borrowing (including the Real Property Sublimit Loans to be made in connection with the requested Borrowing) does not exceed the Maximum Real Property Sublimit Amount as of the Amendment No. 6. Effective Date;

(f) the aggregate original principal amount of the Real Property Sublimit Loans to be made in connection with the requested Borrowing does not exceed the lesser of (i) an amount equal to the result of (A) the Maximum Real Property Sublimit Amount at such time, minus (B) the amount of any applicable Reserves, minus (C) the aggregate original principal amount of all Real Property Sublimit Loans made on or before the date of the requested Borrowing (other than the Real Property Sublimit Loans to be made in connection with the requested Borrowing), and (ii) the Real Property Sublimit Formula Amount for the applicable Eligible Real Property; and

(g) (i) not more than one Real Property Sublimit Loan is requested after the Amendment No. 6 Effective Date, and (ii) the Eligible Real Property that is to be the subject of such Real Property Sublimit Loan requested after the Amendment No. 6 Effective Date is that certain Real Property located in Louisville, Kentucky, and disclosed to Agent before the Amendment No. 6 Effective Date.

3.7 Conditions Precedent to Last-Out Term Loan. The obligation of the Lender Group (or any member thereof) to make the Last-Out Term Loan on or about the Amendment No. 6 Effective Date shall be subject to the following additional conditions precedent:

(a) the conditions set forth in Section 3.2 are satisfied at such time; and

(b) the applicable conditions set forth in Amendment No. 6 are satisfied at such time.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Amendment No. 6 Effective Date, and as of the date of the making of each Revolving Loan (or other extension of credit) made after the Closing Date, in each case as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

4.1 Due Organization and Qualification; Subsidiaries.

(a) Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b) Set forth on Schedule 4.1(b) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Borrower, by class, and, as of the Amendment No. 6 Effective Date, a description of the number of shares of each such class that are issued and outstanding. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

(c) Set forth on Schedule 4.1(c) (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Pac-Van. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(d) Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.

4.2 Due Authorization; No Conflict.

(a) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b) As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

4.3 Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings, registrations, and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing, registration, or recordation, as of the Closing Date.

4.4 Binding Obligations; Perfected Liens.

(a) Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations, (iv) commercial tort claims (other than those that, by the terms of any Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by the applicable Guaranty and Security Agreement, and subject only to the filing of financing statements and the recordation of the Mortgages, in each case, in the appropriate filing offices), and first-priority Liens, subject only to Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens, or the interests of lessors under Capital Leases.

4.5 Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby. All of such assets are free and clear of Liens except for Permitted Liens.

4.6 Litigation.

(a) There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b) Schedule 4.6(b) sets forth a complete and accurate description, with respect to each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $500,000 that, as of the Amendment No. 6 Effective Date, is pending or, to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries, of (i) the parties to such actions, suits, or proceedings, (ii) the nature of the dispute that is the subject of such actions, suits, or proceedings, (iii) the procedural status, as of the Amendment No. 6 Effective Date, with respect to such actions, suits, or proceedings, and (iv) whether any liability of the Loan Parties’ and their Subsidiaries in connection with such actions, suits, or proceedings is covered by insurance.

4.7 Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, provincial, municipal, foreign, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.8 No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (subject, in the case of unaudited financial statements, to normal year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since June 30, 2011, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.

4.9 Solvency.

(a) Each Loan Party is Solvent.

(b) No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10 Employee Benefits.

(a) Except as set forth in Schedule 4.10, no Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan or any Canadian Pension Plan that provides benefits on a defined-benefit basis.

(b) Each Loan Party and each of the ERISA Affiliates has complied in all material respects with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan.

(c) Each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan.

(d) Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or an application for such letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party and the ERISA Affiliates after due inquiry, nothing has occurred which would prevent, or cause the loss of, such qualification.

(e) No liability to the PBGC or any Governmental Authority (other than for the payment of current premiums or regular contributions which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan. No Lien has arisen with respect to any Canadian Pension Plan (other than for regular contributions which are not past due).

(f) No Notification Event or Termination Event exists or has occurred in the past six (6) years.

(g) No Loan Party or ERISA Affiliate sponsors, maintains, or contributes to any Employee Benefit Plan, including, without limitation, any such plan maintained to provide benefits to former employees of such entities that may not be terminated by any Loan Party or ERISA Affiliate in its sole discretion at any time without material liability.

(h) No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC.

4.11 Environmental Condition. Except as set forth on Schedule 4.11, (a) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.12 Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender pursuant to or in connection with any Loan Document will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on July 19, 2012, represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Borrowers’ good faith estimate, on the date such Projections are delivered, of the Loan Parties’ and their Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

4.13 Patriot Act. Each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.14 Indebtedness. Set forth on Schedule 4.14 is a true and complete list of all Indebtedness of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Amendment No. 6 Effective Date that is to remain outstanding immediately after giving effect to Amendment No. 6 on the Amendment No. 6 Effective Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Amendment No. 6 Effective Date.

4.15 Payment of Taxes. Except as otherwise permitted under Section 5.5, all tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.16 Margin Stock. No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

4.17 Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal, state, provincial, or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18 Sanctions. No Loan Party nor any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan or Letter of Credit will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

4.19 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Borrower, threatened against any Borrower or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Borrower or its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Borrower or its Subsidiaries that could reasonably be expected to result in a material liability, or (iii) to the knowledge of any Borrower, after due inquiry, no union representation question existing with respect to the employees of any Borrower or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Borrower or its Subsidiaries. None of any Borrower or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar applicable law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Borrower or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Borrowers and their Subsidiaries, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.20 [Reserved].

4.21 Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

4.22 Eligible Accounts, Eligible Extended Lone Star Accounts, Eligible Backend-Charge Accounts, and Eligible Southern Frac Accounts. As to each Account that is identified by Borrowers as an Eligible Account, an Eligible Extended Lone Star Account, an Eligible Backend-Charge Account, or an Eligible Southern Frac Account in a Borrowing Base Certificate submitted to Agent, such Account is (a) a bona fide existing payment obligation of the applicable Account Debtor created by the sale or lease and delivery of Inventory or the rendition of services to such Account Debtor in the ordinary course of the Loan Parties’ business, (b) owed to a Borrower or a Qualified Subsidiary Guarantor (or (i) in the case of Eligible Extended Lone Star Accounts, owed to Lone Star, and (ii) in the case of Eligible Southern Frac Accounts, owed to Southern Frac) without any known defenses, disputes, offsets, counterclaims, or rights of return or cancellation, (c) in the case of Eligible Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts, (d) in the case Eligible Extended Lone Star Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Extended Lone Star Accounts, (e) in the case Eligible Backend-Charge Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Backend-Charge Accounts, and (f) in the case of Eligible Southern Frac Accounts, not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Southern Frac Accounts.

4.23 Eligible Inventory; Eligible Southern Frac Raw Materials Inventory; Eligible Southern Frac Tanks.

(a) As to each item of Inventory that is identified by Borrowers as Eligible Fleet Inventory, Eligible Step Inventory, or Eligible Southern Frac Finished Goods Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (i) of good and merchantable quality, free from known defects, and (ii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory.

(b) As to each item of Inventory that is identified by Borrowers as Eligible Southern Frac Raw Materials Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is (i) of good and merchantable quality, free from known defects, and (ii) not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Southern Frac Raw Materials Inventory.

(c) As to each Southern Frac Tank that is identified by Borrowers as Eligible Southern Frac Tank in a Borrowing Base Certificate submitted to Agent, such Southern Frac Tank is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Southern Frac Tanks.

4.24 Location of Inventory. The Inventory of Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar party. Except for Excepted Inventory having an aggregate gross book value not in excess of $500,000, the Inventory of Borrowers and their Subsidiaries is (i) located only at either (A) a Customer Location pursuant to a valid, current written rental or lease agreement or (B) one of the locations identified on Schedule 4.24 (as such Schedule may be updated pursuant to Section 5.14) or (ii) in-transit from one such location under clause (i) to another such location.

4.25 Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

4.26 Eligible Equipment; Eligible Real Property.

(a) As to each item of Equipment that is identified by Borrowers as Eligible Branch-Use Equipment or Eligible Rolling Stock Equipment in a Borrowing Base Certificate submitted to Agent, such Equipment is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Equipment.

(b) As to each item of Real Property that is identified by Borrowers as Eligible Real Property in a Borrowing Base Certificate submitted to Agent, such Real Property is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Real Property.

4.27 Location of Equipment. The Equipment of Borrowers and their Subsidiaries is not stored with a bailee, warehouseman, or similar party. Except for Excepted Equipment having an aggregate gross book value not in excess of $500,000, the Equipment of Borrowers and their Subsidiaries is (i) located only at either (A) a Customer Location for or in anticipation of its active use by a Loan Party at that Customer Location in the ordinary course of Loan Parties’ business or (B) one of the locations identified on Schedule 4.27 (as such Schedule may be updated pursuant to Section 5.14) or (ii) in-transit from one such location under clause (i) to another such location.

4.28 Equipment Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Equipment and the book value thereof.

4.29 Other Documents.

(a) Borrowers have delivered to Agent complete and correct copies of the Lone Star Acquisition Documents, including all schedules and exhibits thereto. The execution, delivery, and performance of each of the Lone Star Acquisition Documents has been duly authorized by all necessary action on the part of each Borrower who is a party thereto. Each Lone Star Acquisition Document is the legal, valid, and binding obligation of each Borrower who is a party thereto, enforceable against each such Borrower in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. No Borrower is in default in the performance or compliance with any provisions of any Lone Star Acquisition Document to which is a party. All representations and warranties made by a Borrower in the Lone Star Acquisition Documents and in the certificates delivered in connection therewith are true and correct in all material respects. To each Borrower’s knowledge, none of the Lone Star Sellers’ representations or warranties in the Lone Star Acquisition Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Effect.

(b) As of the Closing Date, the Lone Star Acquisition has been consummated in all material respects, in accordance with the Lone Star Purchase Agreement and all applicable laws. As of the Closing Date, all requisite approvals by Governmental Authorities having jurisdiction over Borrowers and, to each Borrower’s knowledge, any Lone Star Seller, with respect to the Lone Star Acquisition, have been obtained (including filings or approvals required under the Hart–Scott–Rodino Antitrust Improvements Act), except for any approval the failure to obtain could not reasonably be expected to be material to the interests of the Lenders. As of the Closing Date, after giving effect to the transactions contemplated by the Lone Star Acquisition Documents, Borrowers will have good title to the assets acquired pursuant to the Lone Star Purchase Agreement, free and clear of all Liens other than Permitted Liens.

4.30 Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, each Borrower and each other Loan Party satisfy all eligibility, suitability, and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

4.31 CSSI as Dormant Subsidiary. Before the Amendment No. 6 Effective Date, CSSI transferred all of its assets (including, without limitation, all of its Certificated Units) to Pac-Van. CSSI is a dormant Subsidiary of Pac-Van and does not have any material liabilities, own any material assets, or engage in any operations or business activity.

5. AFFIRMATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

5.1 Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (b) agree that no Loan Party and no Subsidiary of a Loan Party will have a fiscal year different from that of Pac-Van, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, (i) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (ii) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent.

5.2 Reporting. Borrowers (a) will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 at the times specified therein, and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on such Schedule.

5.3 Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

5.4 Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.

5.5 Taxes. Each Borrower will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except to the extent that the validity of such governmental assessment or tax is the subject of a Permitted Protest.

5.6 Insurance. Each Borrower will, and will cause each of its Subsidiaries to, at Borrowers’ expense, (a) maintain insurance respecting each of each Borrower’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies acceptable to Agent (it being agreed that, as of the Amendment No. 6 Effective Date, the insurers identified in Schedule 5.6 are acceptable to Agent) and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Amendment No. 6 Effective Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. If any Borrower or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $500,000 covered by their or their Subsidiaries’ casualty or business interruption insurance. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the sole right to file claims under any property and general liability insurance policies (and to adjust and approve any award granted in any condemnation or similar proceeding or any deed in lieu of condemnation) in respect of any of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies (or condemnation or similar awards or payments with respect to any such deed in lieu of condemnation).

5.7 Inspection.

(a) Each Borrower will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Default or Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours.

(b) Subject to Section 2.10(c), each Borrower will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct appraisals and valuations at such reasonable times and intervals as Agent may designate.

5.8 Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.9 Environmental. Each Borrower will, and will cause each of its Subsidiaries to,

(a) Keep any property either owned or operated by any Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b) Comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests,

(c) Promptly notify Agent of any release of which any Borrower has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d) Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Borrower or its Subsidiaries, and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority.

5.10 Disclosure Updates. Each Borrower will, promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

5.11 Formation of Subsidiaries. Each Borrower will, at the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, within 10 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary to provide to Agent a joinder to the applicable Guaranty and Security Agreement, together with such other security agreements, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first-priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the joinder to the applicable Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Agent with respect to any Subsidiary of any Borrower that is a CFC if providing such agreements would result in adverse tax consequences or the costs to the Loan Parties of providing such guaranty or such security agreements are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of the security or guarantee afforded thereby, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the applicable Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests of any first-tier Subsidiary of a Borrower that is a CFC (and none of the Equity Interests of any Subsidiary of such CFC) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of the security afforded thereby (which pledge, if reasonably requested by Agent, shall be governed by the laws of the jurisdiction of such Subsidiary), and (c) provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property Collateral, including, without limitation, any Real Property Collateral that Borrowers desire to be or become Eligible Real Property). Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document.

5.12 Further Assurances. Each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each Borrower and its Subsidiaries (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) to create and perfect Liens in favor of Agent in any Real Property Collateral (including, without limitation, any Real Property Collateral that Borrowers desire to be or become Eligible Real Property), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided that the foregoing shall not apply to any Subsidiary of a Borrower that is a CFC (other than PV Acquisition) if providing such documents would result in adverse tax consequences or the costs to the Loan Parties of providing such documents are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and the Lenders of the security afforded thereby. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Borrower and its Subsidiaries, including all of the outstanding capital Equity Interests of Pac-Van’s Subsidiaries (subject to exceptions and limitations contained in the Loan Documents with respect to CFCs).

5.13 Lender Meetings. Borrowers will, within 90 days after the close of each fiscal year of Pac-Van, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Borrowers and their Subsidiaries and the projections presented for the current fiscal year of Pac-Van.

5.14 Location of Inventory and Equipment. Each Borrower will, and will cause each of its Subsidiaries to, keep its Inventory only at the locations identified on Schedule 4.24 (except for Inventory in transit and Inventory leased by any Loan Party in the ordinary course of business), its Equipment only at the locations identified on Schedule 4.27, and its chief executive offices only at the locations identified on Schedule 5.14; provided, that Borrowers may amend Schedule 4.24, Schedule 4.27, or Schedule 5.14 so long as such amendment occurs by written notice to Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States.

5.15 Rental Fleet Inventory Leases.

(a) At Agent’s request made after the occurrence and during the continuation of an Event of Default, each Borrower will, and will cause each of its Subsidiaries to, do the following: (i) use commercially reasonable efforts to ensure that there is only one original of each Rental Fleet Inventory Lease entered into after the Closing Date; and (ii) ensure that each Rental Fleet Inventory Lease entered into after the Closing Date contains an express agreement of the parties thereto to the effect that each item of Rental Fleet Inventory subject to that Rental Fleet Inventory Lease is and at all times will remain personal property, even though that item of Rental Fleet Inventory is or might become permanently attached to the real property on which it is or is to be located so as to become a fixture.

(b) At Agent’s request made after the occurrence and during the continuation of an Event of Default, each Borrower will cause, and will cause each of its Subsidiaries to cause, each Rental Fleet Inventory Lease entered into after the date of Agent’s request to include prominently the following legend or a similar legend reasonably acceptable to Agent:

All right, title, and interest of [name of applicable Borrower or Subsidiary] hereunder has been pledged to, and is subject to the security interests of, Wells Fargo Bank, National Association, as administrative agent, pursuant to an Amended and Restated Credit Agreement dated as of April 7, 2014, among Pac-Van, Inc., Lone Star Tank Rental Inc., the other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended, restated, amended and restated or otherwise modified from time to time) and pursuant to certain loan documents delivered thereunder. [name of applicable Borrower or Subsidiary] has no right to transfer its right, title, or interest hereunder to any party except pursuant to and in accordance with the provisions of those loan documents.

(c) At Agent’s request made after the occurrence and during the continuation of an Event of Default, each Borrower will, and will cause each of its Subsidiaries to, cause, within 10 Business Days after the date of Agent’s request, each then-active Rental Fleet Inventory Lease entered into on or before the date of Agent’s request to be stamped with the legend set forth in Section 5.15(b) or a similar legend reasonably acceptable to Agent.

5.16 Certificated Units.

(a) Subject to Section 5.16(f), within 30 days (or any longer period to which Agent agrees in writing) after a Loan Party’s acquisition of a Certificated Unit, each Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to submit (i) an application to the appropriate Governmental Authority for the Agent’s Lien to be made on the Certificate of Title applicable to any such Certificated Unit, which notation, when made, will perfect, under applicable law, the Trust’s or Agent’s Lien in each such Certificated Unit, and (ii) an application to the appropriate Governmental Authority for the removal of any Lien in favor of a Person (other than the Trust or Agent) noted on the Certificate of Title for each such Certificated Unit. Upon request by Agent, Borrowers promptly shall provide Agent with evidence reasonably satisfactory to Agent that all actions described above have been taken.

(b) Notwithstanding anything to the contrary in this Agreement, each Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to cause Certificates of Title to be issued (to the extent such Certificates of Title will be issued, are required to be issued, or are available to be issued by the applicable Governmental Authorities) in the name of the applicable Loan Party, and the Trust’s Lien or the Agent’s Lien to be duly noted thereon (to the extent that the Governmental Authority will note the Trust’s Lien or the Agent’s Lien), for each Unit in each of the following circumstances: (a) promptly upon the request of Agent; or (b) within 45 days after Certificates of Title are required to be issued under applicable law in respect of Units located in a particular jurisdiction in order to perfect the Trust’s or Agent’s Lien therein.

(c) As of the Closing Date Administrative Borrower shall, on its own behalf and on behalf of each Loan Party, segregate and maintain all Certificates of Title in respect of all Certificated Units of the Loan Parties at the office of Administrative Borrower located at 9155 Harrison Park Court, Indianapolis, Indiana 46216. Such Certificates of Title shall be maintained in a fireproof safe and held in such a manner as to allow Agent and/or the Trust to examine and make copies thereof or abstracts therefrom in accordance with the inspection and examination rights otherwise granted pursuant to this Agreement and the other Loan Documents. Upon (i) the value of all Certificated Units of the Loan Parties exceeding 15% of the aggregate value of all Inventory, Branch-Use Equipment, and Rolling Stock Equipment of the Loan Parties at any time as determined by Agent, upon written notice from Agent, Administrative Borrower shall deliver all Certificates of Title in respect of all Certificated Units of the Loan Parties to Agent or as otherwise designated by Agent, or (ii) unless Agent shall otherwise direct, upon the occurrence and during the continuance of a Default or an Event of Default, Administrative Borrower shall automatically and without further action by Agent, deliver all Certificates of Title in respect of all Certificated Units of the Loan Parties to Agent. In the event that the Certificates of Title are delivered to Agent or its designee in accordance with this Section 5.16(c), Agent or such designee shall so hold such Certificates of Title and shall, unless Agent reasonably objects to such release, release any Certificates of Title to Borrowing Agent for any Certificated Unit that is subject to a pending sale in accordance with Section 6.4 of this Agreement; provided that no Default or Event of Default shall exist or be continuing.

(d) So long as Administrative Borrower has rights to maintain the Certificates of Title in accordance with Section 5.16, Agent, as Trust Agent, hereby appoints Administrative Borrower as the Trust’s attorney, with limited power to sign and file any documents, as required under any certificate-of-title, motor-vehicle, or other similar registration statute (each a “Motor Vehicle Statute”) in the applicable jurisdiction, to release the Trust’s Lien in respect of any Certificated Unit that is sold in accordance with Section 6.4 of this Agreement on or after the Closing Date. Such appointment shall cease to exist at any time Administrative Borrower is required to deliver the Certificates of Title to Agent or its designee in accordance with this Section 5.16.

(e) Each Borrower individually and on behalf of each other Loan Party hereby acknowledges and agrees that upon any termination of the Trust Agreement, or upon the delivery of notice by Agent to Administrative Borrower requesting that the Loan Parties note the name of Agent (rather than the Trust) on the Certificate of Title for each Certificated Unit, then (i) such Loan Party shall promptly note the name and other necessary details in respect of Agent on the Certificate of Title for any Certificated Unit in which the Trust is named, in such manner as shall indicate that Agent is the lienholder of record, in accordance with the Motor Vehicle Statutes adopted in the state where such Certificated Units are titled such that a first priority security interest has been perfected in favor of Agent with respect to such Certificated Units, (ii) each Borrower shall (and shall cause each other Loan Party to) take or cause to be taken all other actions necessary to perfect, maintain, protect, and enforce Agent’s Liens in such Certificated Units, and (iii) all provisions set forth herein and in any other Loan Document running in favor of or for the benefit of the Trust shall be deemed to run in favor of or for the benefit of Agent in lieu thereof.

(f) Schedule 5.16(f) sets forth a complete and accurate description of each Certificated Unit transferred to Pac-Van from CSSI before the Amendment No. 6 Effective Date. With respect to each such Certificated Unit, each Borrower, as applicable, will do the following: (i) with respect to any such Certificated Unit for which the applicable Certificate of Title is not in the possession of a Loan Party, use commercially reasonable efforts to obtain possession of such Certificate of Title or to cause such Certificate of Title to be delivered to a processing agent identified by Agent; (ii) with respect to any such Certificated Unit for which the applicable Certificate of Title is in the possession of a Loan Party, deliver (or cause to be delivered) such Certificate of Title to a processing agent identified by Agent; (iii) deliver (and, with respect to any applicable Person that is not a Loan Party or a Subsidiary of a Loan Party, use commercially reasonable efforts to cause to be delivered) to a processing agent identified by Agent all other instruments necessary or appropriate to enable such identified processing agent to submit an application to the appropriate Governmental Authority (A) for a notation of the Trust’s or Agent’s Lien to be made on the Certificate of Title applicable to any such Certificated Unit, which notation, when made, will perfect, under applicable law, the Trust’s or Agent’s Lien in each such Certificated Unit, and (B) for the removal of any Lien in favor of a Person (other than the Trust or Agent) noted on the Certificate of Title for each such Certificated Unit; and (iv) with respect to any such Certificated Unit for which the applicable Certificate of Title and all other necessary or appropriate instruments are not delivered to a processing agent identified by Agent within 30 days after the Amendment No. 6 Effective Date (or any later date that Agent agrees to in writing), either (A) deliver to a processing agent identified by Agent such Certificate of Title and other instruments in accordance with this Section 5.16(f), or (B) if the aggregate amount of all such Certificated Units identified in the most recent Borrowing Base Certificate submitted to Agent as Eligible Equipment or Eligible Inventory is less than any Reserve set forth in that Borrowing Base Certificate with respect to those Certificate Units, both (1) confirm in writing to Agent that Borrowers are unable to deliver to Agent such Certificates of Title and other instruments at that time and (2) deliver to Agent reconciliations of any such Certificated Units to such Borrowing Base Certificate and to the most recent appraisal of such Certificated Units received by Agent.

(g) To the extent that Borrowers do not comply with the applicable provisions of this Section 5.16, any Certificated Unit or any Unit for which the Borrowers have failed to satisfy the applicable conditions set forth in this Section 5.16 will not be eligible for borrowing purposes under this Agreement, but no such failure to comply with respect to a Certificated Unit or a Unit will constitute a Default or an Event of Default under this Agreement.

5.17 Non-Certificated Units.

(a) Notwithstanding anything to contrary contained in this Agreement or the other Loan Documents, Agent and the Lenders acknowledge that, except to the extent that further actions are required to be taken in accordance with the terms of Sections 5.15, 5.16, 5.17, and 5.18 of this Agreement, with respect to Non-Certificated Units from time to time held by Loan Parties, Certificates of Title have not been issued with respect thereto and, accordingly, no notation of a security interest has been made under the Motor Vehicle Statute of any jurisdiction in connection therewith. If Borrowers or any of their Subsidiaries becomes aware that a Certificate of Title is required to be issued with respect to any Non-Certificated Unit under applicable law, then each Borrower will, and will cause each of its Subsidiaries to, take all steps in accordance with Section 5.16 and as may otherwise be necessary so that a Certificate of Title is issued with respect thereto, on which the Agent’s Lien (or to the extent permitted by the terms of Section 5.16, the Trust’s Lien) is noted. Furthermore, if Agent reasonably believes that Certificates of Title are required to be issued in connection with Non-Certificated Units located in any jurisdiction, then Borrowers shall promptly (and in any event within 30 days after its receipt of the respective request) following a request by Agent cause special counsel or special counsels designated by Administrative Borrower (which counsel or counsels must be reasonably acceptable to Agent) to issue, with respect to the laws of a requested jurisdiction or jurisdictions, an opinion in form reasonably satisfactory to Agent as to whether Certificates of Title are required to be issued with respect to any Non-Certificated Units under the laws of such jurisdiction or jurisdictions. If at any time Agent, whether based on any such opinion or upon the advice of Agent’s counsel, notifies Borrowers that Agent in good faith believe that Certificates of Title are required to be issued with respect to any Non-Certificated Unit under applicable law and requests that the actions described in Section 5.16 and in this Section 5.17(a) be taken, then each Borrower will, and will cause each of its Subsidiaries to, take all steps in accordance with Section 5.16 and as may otherwise be necessary so that, within 90 days from the date of Agent’s request, a Certificate of Title is issued with respect thereto, on which the Agent’s Lien (or to the extent permitted by the terms of Section 5.16, the Trust’s Lien) is noted. So long as no Event of Default shall have occurred and be continuing, Agent will request an opinion under this Section 5.17(a) with respect to any one jurisdiction more than once in any calendar year.

(b)  At Agent’s request made after the occurrence and during the continuation of an Event of Default, each Borrower will, and will cause each of its Subsidiaries to, cause, within 10 Business Days after the date of Agent’s request (or any longer period to which Agent agrees in writing), each evidence of ownership and/or any Rental Fleet Inventory Lease pertaining to any Non-Certificated Unit to be stamped prominently with the following legend or a similar legend reasonably acceptable to Agent:

All right, title, and interest of [name of applicable Borrower or Subsidiary] hereunder has been pledged to, and is subject to the security interests of, Wells Fargo Bank, National Association, as administrative agent, pursuant to an Amended and Restated Credit Agreement dated as of April 7, 2014, among Pac-Van, Inc., Lone Star Tank Rental Inc., the other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders from time to time party thereto (as amended, restated, amended and restated or otherwise modified from time to time) and pursuant to certain loan documents delivered thereunder. [name of applicable Borrower or Subsidiary] has no right to transfer its right, title, or interest hereunder to any party except pursuant to and in accordance with the provisions of those loan documents.

5.18 Fixtures.

(a) If any of the following Rental Fleet Inventory is or could reasonably be expected to become a fixture, then each Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to duly record in all applicable filing and/or land-registry offices, and deliver to Agent, within the following times, fixture filings with respect to that Rental Fleet Inventory in form and substance reasonably satisfactory to Agent against the lessee of the applicable and against the applicable Loan Party: (i) with respect to any Rental Fleet Inventory Lease to a lessee that is not a Governmental Authority, all Rental Fleet Inventory under that Rental Inventory Lease if the aggregate gross book value of that Rental Fleet Inventory is more than $1,000,000 as of the effective date of that Rental Fleet Inventory Lease, within 30 days (or any longer period to which Agent agrees in writing) after the effective date of that Rental Fleet Inventory Lease; and (ii) any other Rental Fleet Inventory, promptly following Agent’s request made after the occurrence and during the continuation of an Event of Default. To the extent that Borrowers do not comply with the provisions of this Section 5.18(a), any Rental Fleet Inventory with respect to which the Borrowers have failed to satisfy the conditions set forth in this Section 5.18(a) will not be eligible for borrowing purposes under this Agreement, but no such failure to comply with respect to any Rental Fleet Inventory will constitute a Default or an Event of Default under this Agreement.

(b) If a fixture filing is required under this Section 5.18 in respect of any Rental Fleet Inventory, then each Borrower will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to cause Collateral Access Agreements from each owner (if other than the lessee or a Loan Party) and each mortgagee of the real property on which such Rental Fleet Property is or will become attached to be executed and delivered to Agent.

5.19 Compliance with ERISA and the IRC. In addition to and without limiting the generality of Section 5.8, (a) comply in all material respects with applicable provisions of ERISA, the IRC, and all other applicable laws with respect to all Employee Benefit Plans; (b) without the prior written consent of Agent and the Required Lenders, not take any action or fail to take action the result of which could result in a Loan Party or ERISA Affiliate incurring a material liability to the PBGC or any other Governmental Authority or to a Multiemployer Plan (other than to pay contributions or premiums payable in the ordinary course); (c) allow any facts or circumstances to exist with respect to one or more Employee Benefit Plans that, in the aggregate, reasonably could be expected to result in a Material Adverse Effect, (d) not participate in any prohibited transaction that could result in other than a de minimis civil penalty excise tax, fiduciary liability or correction obligation under ERISA, the IRC, or any other applicable law; (e) operate each Employee Benefit Plan in such a manner that will not incur any material tax liability under the IRC (including Section 4980B of the IRC) or any other applicable law; and (e) furnish to Agent upon Agent’s written request such additional information about any Employee Benefit Plan for which any Loan Party or ERISA Affiliate could reasonably expect to incur any material liability. With respect to each Pension Plan (other than a Multiemployer Plan) except as could not reasonably be expected to result in liability to the Loan Parties, the Loan Parties and the ERISA Affiliates shall (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any Lien, all of the contribution and funding requirements of the IRC, ERISA, and all other applicable laws, and (ii) pay, or cause to be paid, to the PBGC or any other Governmental Authority in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums and contributions required pursuant to ERISA or any other applicable law.

5.20 Post-Closing Matters. Borrowers shall use commercially reasonable efforts to deliver to Agent, no later than 60 days after the Closing Date (or such later date as Agent may agree in writing), a Collateral Access Agreement for each location or from each manufacturer, as applicable, for which or from which Agent did not receive a Collateral Access Agreement on or before the Closing Date.

6. NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations:

6.1 Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

6.2 Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

6.3 Restrictions on Fundamental Changes. Each Borrower will not, and will not permit any of its Subsidiaries to,

(a) other than in order to consummate a Permitted Acquisition, enter into any merger, amalgamation, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests, except for (i) any merger or amalgamation between Loan Parties, provided, that a Borrower must be the surviving or continuing entity of any such merger or amalgamation to which it is a party, (ii) any merger or amalgamation between a Loan Party and a Subsidiary of such Loan Party that is not a Loan Party so long as such Loan Party is the surviving or continuing entity of any such merger or amalgamation, and (iii) any merger or amalgamation between Subsidiaries of any Borrower that are not Loan Parties,

(b) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation, winding up, or dissolution of non-operating Subsidiaries of any Borrower with nominal assets and nominal liabilities, (ii) the liquidation, winding up, or dissolution of a Loan Party (other than any Borrower) or any of its wholly-owned Subsidiaries so long as all of the assets (including any interest in any Equity Interests) of such liquidating, winding-up, or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating, winding up, or dissolving, or (iii) the liquidation, winding up, or dissolution of a Subsidiary of any Borrower that is not a Loan Party (other than any such Subsidiary the Equity Interests of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating, winding-up, or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating, winding up, or dissolving, or

(c) suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4.

6.4 Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of its or their assets.

6.5 Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Borrower and its Subsidiaries from engaging in any business that is reasonably related or ancillary to its or their business.

6.6 Prepayments and Amendments. Each Borrower will not, and will not permit any of its Subsidiaries to,

(a) Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement; (B) Permitted Intercompany Advances owing by a Loan Party to GFN, so long as before and immediately after giving effect to any such payment, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each Borrower is Solvent, (iii) Excess Availability is greater than or equal to $21,000,000, and (iv) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to any such payment, will be greater than 1.25 to 1.00; and (C) other Permitted Intercompany Advances in accordance with the Intercompany Subordination Agreement, as applicable, or

(ii) make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(b) If the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders, directly or indirectly, amend, modify, or change any of the terms or provisions of

(i) any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, and (C) Indebtedness permitted under clauses (c), (h), (j) and (k) of the definition of Permitted Indebtedness, or

(ii) the Governing Documents of any Loan Party or any of its Subsidiaries.

6.7 Restricted Payments. Each Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment (including any Affiliate Distribution); provided, that, so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(a) [reserved];

(b) [reserved];

(c) [reserved];

(d) any Loan Party may make any dividend or distribution to an Affiliate of that Loan Party (other than GFN Manufacturing) on account of Equity Interests of such Loan Party held by such Affiliate, so long as such Affiliate is a Loan Party;

(e) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Pac-Van may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Pac-Van that constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement), in an aggregate amount not to exceed $650,000 in any fiscal year of Pac-Van, so long as before and immediately after giving effect to the payment of any such dividend, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Pac-Van is Solvent, (iii) Excess Availability is greater than or equal to $1,000,000, and (iv) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00;

(f) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Lone Star may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Lone Star, in an aggregate amount not to exceed $725,000 in any fiscal year of Lone Star, so long as before and immediately after giving effect to the payment of any such dividend, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Lone Star is Solvent, (iii) Excess Availability is greater than or equal to $1,000,000, and (iv) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00;

(g) any Loan Party may make any other Affiliate Distribution, so long as before and immediately after giving effect to the making of any such Affiliate Distribution, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each Borrower is Solvent, (iii) Excess Availability is greater than or equal to $21,000,000, and (iv) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the making of that Affiliate Distribution, will be greater than 1.25 to 1.00;

(h) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Pac-Van and Lone Star may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Pac-Van or Lone Star that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed, in any fiscal year of Borrowers, the lesser of (i) $5,000,000, (ii) the Series C Preferred Dividend Percentage of the stated liquidation preference of Series C Preferred Stock of GFC which is issued and outstanding and (iii) the actual amount of annual dividends required to be paid in respect of the Series C Preferred Stock of GFC which is issued and outstanding, so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) each of Pac-Van and Lone Star is Solvent, (3) Excess Availability is greater than or equal to $5,000,000, (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00 and (5) such dividends are paid no earlier than ten (10) Business Days prior to the date GFC is required to fund dividends in a like amount in respect of the Series C Preferred Stock of GFC;

(i) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Borrowers may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Pac-Van or Lone Star (that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed the outstanding amount of the Royal Wolf Share Loan, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $21,000,000, or (B) both (I) Excess Availability is greater than or equal to $16,000,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00; and (5) such dividends, to the extent that such dividends are used to repay the Royal Wolf Share Loan, are paid no earlier than ten (10) Business Days prior to the date GFC intends to make one or more repayments in an aggregate like amount in respect of the Royal Wolf Share Loan;

(j) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Pac-Van and Lone Star may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Pac-Van or Lone Star that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed, in any fiscal year of Borrowers, the lesser of (i) $6,300,000, and (ii) the actual amount of annual interest required to be paid in respect of the GFC 2021 Notes, so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (2) each of Pac-Van and Lone Star is Solvent, (3) Excess Availability is greater than or equal to $5,000,000, (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00 and (5) such dividends are paid no earlier than ten (10) Business Days prior to the date GFC is required to fund interest payments in a like amount in respect of the GFC 2021 Notes; and

(k) in addition to any Affiliate Distributions or other dividends permitted under this Section 6.7, Borrowers may declare and pay dividends to GFC on account of Equity Interests issued to GFC by Pac-Van or Lone Star (that do not constitute “Series A Cumulative Preferred Stock” (as defined in Pac-Van’s Governing Documents as in effect on the date of this Agreement or Lone Star’s Governing Documents as in effect on the date of this Agreement) in an aggregate amount not to exceed, in any fiscal year of Borrowers, $10,000,000, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $21,000,000, or (B) both (I) Excess Availability is greater than or equal to $16,000,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to the payment of that dividend, will be greater than 1.25 to 1.00; and (5) such dividends, to the extent that such dividends are used by GFC to make additional Investments in Royal Wolf, are paid no earlier than ten (10) Business Days prior to the date GFC intends to make one or more such additional Investments in Royal Wolf in an aggregate like amount.

6.8 Accounting Methods. Each Borrower will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

6.9 Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

6.10 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries except for :

(a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as (i) such transactions are fully disclosed to Agent prior to the consummation thereof, if such transactions (A) involve one or more payments by such Borrower or its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions, and (B) are transactions other than (1) transactions between Pac-Van or Lone Star, on the one hand, and Southern Frac, on the other hand, involving the acquisition by Pac-Van or Lone Star of Inventory or Equipment from Southern Frac, or (2) transactions between Pac-Van and Lone Star involving the sale or other transfer of Inventory or Equipment from one such Borrower to the other, (ii) such transactions are no less favorable, taken as a whole, to such Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate, and (iii) if such transactions involve the sale or other transfer of Inventory or Equipment from a Borrower or its Subsidiaries to another Borrower or its Subsidiaries, no Partition Event has occurred or is continuing,

(b) so long as it has been approved by such Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Subsidiary,

(c) so long as it has been approved by such Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Subsidiaries in the ordinary course of business and consistent with industry practice,

(d) transactions permitted by Section 6.3 or Section 6.7, or any Permitted Intercompany Advance, and

(e) the payment, pursuant to and in accordance with the Management Agreement, to GFC of the “Management Fee” under and as defined in the Management Agreement, so long as so long as before and immediately after giving effect to the payment of any such dividend, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom; (2) each Borrower is Solvent; (3) either (A) Excess Availability is greater than or equal to $21,000,000, or (B) both (I) Excess Availability is greater than or equal to $16,000,000, and (II) EBITDA, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, is greater than or equal to $40,000,000; and (4) the Fixed Charge Coverage Ratio, measured on a trailing-twelve-months’ basis as of the end of the most recently completed month for which financial statements have been provided to Agent pursuant to Section 5.1, both actual and giving pro forma effect to such payment, will be greater than 1.25 to 1.00.

6.11 Use of Proceeds. Each Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any loan made hereunder for any purpose other than (a) on the Closing Date, (i) to pay a portion of the consideration payable in connection with the consummation of the Lone Star Acquisition, and (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for their lawful and permitted purposes (including (i) that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U, or X of the Board of Governors, (ii) that no part of the proceeds of the loans made to Borrowers will be used to finance any Acquisition of Real Property that is (or is intended to be) the subject of any Permitted Real Property Financing Indebtedness), and (iii) that no part of the proceeds of the loans made to Borrowers will be used (or lent, contributed, or otherwise made available to any other Person to be used) to fund any activities or business of or with any Sanctioned Person or any Sanctioned Entity or in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the loans made to Borrowers, whether as underwriter, advisor, investor, or otherwise).

6.12 Limitation on Issuance of Equity Interests. Except for the issuance or sale of Qualified Equity Interests by Pac-Van, each Borrower will not, and will not permit any of its Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance or sale of any of its Equity Interests.

6.13 Inventory or Equipment with Bailees. Each Borrower will not, and will not permit any of its Subsidiaries to, store its Inventory or Equipment at any time with a bailee, warehouseman, or similar party unless such bailee, warehouseman, or similar party has provided Agent a Collateral Access Agreement in form and substance satisfactory to Agent.

6.14 Rental Fleet Inventory Transfers. Each Borrower will not, and will not permit any of its Subsidiaries to, transfer and/or re-classify Rental Fleet Inventory with a net book value in excess of $750,000 in the aggregate to Other Fleet Inventory in any fiscal quarter.

6.15 Employee Benefits.

(a) Terminate, or permit any ERISA Affiliate to terminate, any Pension Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability of any Loan Party or ERISA Affiliate to the PBGC or any other Governmental Authority.

(b) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Benefit Plan, agreement relating thereto or applicable law, any Loan Party or ERISA Affiliate is required to pay if such failure could reasonably be expected to have a Material Adverse Effect or, with respect to any Canadian Pension Plan, such failure gives rise to a Lien.

(c) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the IRC, whether or not waived, with respect to any Plan which exceeds $500,000 with respect to all Pension Plans in the aggregate.

(d) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to a Loan Party or with respect to any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Pension Plan or (ii) any Multiemployer Plan.

(e) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan not set forth on Schedule 4.10 or any Canadian Pension Plan that provides benefits on a defined-benefit basis.

(f) Amend, or permit any ERISA Affiliate to amend, a Pension Plan resulting in a material increase in current liability such that a Loan Party or ERISA Affiliate is required to provide security to such Plan under the IRC or other applicable law.

6.16 CSSI as Dormant Subsidiary. Pac-Van will not permit CSSI to have any material liabilities, own any material assets, or engage in any operations or business activity.

7. FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrowers will:

(a) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a calendar-month-end basis for the 12-calendar-month period then ended, of at least 1.25 to 1.00.

(b) Rental Fleet Utilization Ratio. Have a Rental Fleet Utilization Ratio, measured on a calendar-month-end basis for the three-month period then ended (and calculated as a monthly average by dividing the sum of the Rental Fleet Utilization Ratio at the end of each calendar month during such period by the number of calendar months ending during such period), of at least 0.60 to 1.00.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

8.1 Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, (b) subject to Section 2.2(b), all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;

8.2 Covenants. If any Loan Party or any of its Subsidiaries:

(a) fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s or its Subsidiaries’ properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ or its Subsidiaries’ affairs, finances, and accounts with officers and employees of any Borrower or its Subsidiaries), 5.10, 5.11, 5.13, 5.14, 5.15 (except as otherwise expressly provided therein), 5.16 (except as otherwise expressly provided therein), 5.17 (except as otherwise expressly provided therein), or 5.18 (except as otherwise expressly provided therein) of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, (iv) Section 7 of the U.S. Guaranty and Security Agreement, or (v) Section 7 of the Canadian Guaranty and Security Agreement;

(b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Loan Party is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(c) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;

8.3 Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $3,000,000, or more (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

8.4 Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

8.5 Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition or notice commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee, a trustee, an interim receiver, a receiver, a receiver-manager, a monitor, or any similar Person is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

8.6 Default Under Other Agreements. If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $3,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;

8.7 Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

8.8 Guaranty. If the obligation of any Guarantor under the guaranty contained in the applicable Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement);

8.9 Security Documents. If any Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are non-consensual Permitted Liens, permitted purchase money Liens or the interests of lessors under Capital Leases, first-priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement, or (b) as the result of an action or failure to act on the part of Agent;

8.10 Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

8.11 Change of Control. A Change of Control shall occur, whether directly or indirectly;

8.12 ERISA. The occurrence of any of the following events: (a) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure could reasonably be expected to result in liability in excess of $500,000 or any Lien arises with respect to a Canadian Pension Plan (other than for regular contributions which are not past due); (b) an accumulated funding deficiency or funding shortfall in excess of $500,000 occurs or exists, whether or not waived, with respect to any Pension Plan, individually or in the aggregate; (c) a Notification Event or Termination Event, in any event which could reasonably be expected to result in liability in excess of $500,000, either individually or in the aggregate; or (d) any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability in excess of $500,000 in the aggregate, or fails to make any Withdrawal Liability payment when due;

8.13 Required Series C Preferred Equity Contributions. The failure of Pac-Van to receive a cash equity contribution (within five (5) Business Days following the date of any issuance by GFC of Series C Preferred Stock of GFC) equal to an amount not less than 80% of the stated liquidation preference of any shares of Series C Preferred Stock of GFC issued by GFC.

8.14 Required GFC 2021 Notes Equity Contributions. The failure of the Borrowers to receive a cash equity contribution from GFC, within five (5) Business Days following the date of any receipt by GFC of any proceeds of the GFC 2021 Notes, in an aggregate amount equal to an amount not less than 80% of those proceeds received by GFC.

9. RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers, and in each case subject to the Intercreditor Provisions), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a) (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b) declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and

(c) exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Borrowers.

9.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10. WAIVERS; INDEMNIFICATION.

10.1 Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

10.2 The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code or the PPSA, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Wells Fargo) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrowers’ and their Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any Taxes or any costs attributable to Taxes, which shall be governed by Section 16), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses set forth below or as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Borrower:	c/o Pac-Van, Inc. 9155 Harrison Park CourtIndianapolis, Indiana 46216 Attn: Theodore M. MourouzisFax No.: (317) 644-3117 Email: tmourouzis@pacvan.com

with copies to:	General Finance Corporation 39 East Union Street Pasadena, California 91103 Attn: Christopher A. Wilson, General CounselFax No.: (626) 795-8090 Email: notices@generalfinance.com

If to Agent:	Wells Fargo Bank, National Association10 S. Wacker Drive, 13th FloorMAC N8405-131Chicago, Illinois 60606Attn: Loan Portfolio Manager (Pac-Van)Fax No.: (312) 332-0424

with copies to:	McGuireWoods LLP77 West Wacker Drive, Suite 4100Chicago, Illinois 60601 Attn: Philip J. PerzekFax No.: (312) 698-4555

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.

(a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK AND THE STATE OF ILLINOIS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

(f) IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM AND THE WAIVER SET FORTH IN CLAUSE (c) ABOVE IS NOT ENFORCEABLE IN SUCH PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

(i) WITH THE EXCEPTION OF THE MATTERS SPECIFIED IN SUBCLAUSE (ii) BELOW, ANY CLAIM SHALL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE. VENUE FOR THE REFERENCE PROCEEDING SHALL BE IN THE COUNTY OF LOS ANGELES, CALIFORNIA.

(ii) THE FOLLOWING MATTERS SHALL NOT BE SUBJECT TO A GENERAL REFERENCE PROCEEDING: (A) NON-JUDICIAL FORECLOSURE OF ANY SECURITY INTERESTS IN REAL OR PERSONAL PROPERTY, (B) EXERCISE OF SELF-HELP REMEDIES (INCLUDING SET-OFF OR RECOUPMENT), (C) APPOINTMENT OF A RECEIVER, AND (D) TEMPORARY, PROVISIONAL, OR ANCILLARY REMEDIES (INCLUDING WRITS OF ATTACHMENT, WRITS OF POSSESSION, TEMPORARY RESTRAINING ORDERS, OR PRELIMINARY INJUNCTIONS). THIS AGREEMENT DOES NOT LIMIT THE RIGHT OF ANY PARTY TO EXERCISE OR OPPOSE ANY OF THE RIGHTS AND REMEDIES DESCRIBED IN CLAUSES (A) THROUGH (D) AND ANY SUCH EXERCISE OR OPPOSITION DOES NOT WAIVE THE RIGHT OF ANY PARTY TO PARTICIPATE IN A REFERENCE PROCEEDING PURSUANT TO THIS AGREEMENT WITH RESPECT TO ANY OTHER MATTER.

(iii) UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN 10 DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY SHALL HAVE THE RIGHT TO REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B). THE REFEREE SHALL BE APPOINTED TO SIT WITH ALL OF THE POWERS PROVIDED BY LAW. PENDING APPOINTMENT OF THE REFEREE, THE COURT SHALL HAVE THE POWER TO ISSUE TEMPORARY OR PROVISIONAL REMEDIES.

(iv) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE REFEREE SHALL DETERMINE THE MANNER IN WHICH THE REFERENCE PROCEEDING IS CONDUCTED INCLUDING THE TIME AND PLACE OF HEARINGS, THE ORDER OF PRESENTATION OF EVIDENCE, AND ALL OTHER QUESTIONS THAT ARISE WITH RESPECT TO THE COURSE OF THE REFERENCE PROCEEDING. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS A COURT REPORTER AND A TRANSCRIPT IS ORDERED, A COURT REPORTER SHALL BE USED AND THE REFEREE SHALL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY THE COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

(v) THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND SHALL ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA.

(vi) THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH CALIFORNIA SUBSTANTIVE AND PROCEDURAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS OR HER DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE REFEREE SHALL ISSUE A DECISION AND PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 644, THE REFEREE’S DECISION SHALL BE ENTERED BY THE COURT AS A JUDGMENT IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE FINAL JUDGMENT OR ORDER FROM ANY APPEALABLE DECISION OR ORDER ENTERED BY THE REFEREE SHALL BE FULLY APPEALABLE AS IF IT HAS BEEN ENTERED BY THE COURT.

(vii) THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY HERETO KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION SHALL APPLY TO ANY DISPUTE BETWEEN THEM THAT ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

13.1 Assignments and Participations.

(a)  Subject to the conditions set forth in clause (a)(ii) below and the Intercreditor Provisions, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A) Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within 5 Business Days after having received notice thereof; and

(B) Agent, Swing Lender, and Issuing Bank.

(i) Assignments shall be subject to the following additional conditions:

(A) no assignment may be made to a natural person,

(B) no assignment may be made to a Loan Party or an Affiliate of a Loan Party,

(C) the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (i) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (ii) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(E) the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

(F) unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $5,000, and

(G) the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b) From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents (including the Intercreditor Provisions), and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (including the Intercreditor Provisions) (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement (including the Intercreditor Provisions) and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement (including the Intercreditor Provisions), including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement (including the Intercreditor Provisions) or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement (including the Intercreditor Provisions), (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement (including the Intercreditor Provisions) are required to be performed by it as a Lender.

(d) Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement (including the Intercreditor Provisions) and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder (including under the Intercreditor Provisions) or under the other Loan Documents and the Originating Lender’s obligations under this Agreement (including the Intercreditor Provisions) shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement (including the Intercreditor Provisions) and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement (including the Intercreditor Provisions) or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement (including the Intercreditor Provisions) or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein (including in the Intercreditor Provisions) or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement (including the Intercreditor Provisions) or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f) In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.

(g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

(h) Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Last-Out Term Loan, the Revolving Loans, and/or Obligations (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Last-Out Term Loan, Revolving Loans, and/or Obligations to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Last-Out Term Loan, Revolving Loans, and/or Obligations to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i) In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

(j) Agent shall make a copy of the Register available for review by Borrowers and Lenders from time to time as Borrowers or Lenders, as applicable, may reasonably request. Each Lender shall make a copy of its Participant Register, to the extent it has one, available for review by Borrowers from time to time as Borrowers may reasonably request.

13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

14.1 Amendments and Waivers.

(a) No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby (except as otherwise provided in the Intercreditor Provisions) and all of the Loan Parties that are party thereto, do any of the following:

(i) increase the amount of or extend the expiration date of any Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c)(i),

(ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (x) in connection with the waiver of applicability of Section 2.6(c)(i) (which waiver shall be effective with the written consent of the Required Lenders), (y) in connection with the waiver of applicability of Section 2.6(c)(ii) (which waiver shall be effective with the written consent of the Required Last-Out Term Loan Lenders), and (z) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv) amend, modify, or eliminate this Section 14.1 or any provision of this Agreement providing for consent or other action by all Lenders,

(v) amend, modify, or eliminate Section 2.14, 3.1 or 3.2,

(vi) amend, modify, or eliminate Section 15.11,

(vii) other than as permitted by Section 15.11 or the Intercreditor Provisions, release Agent’s Lien in and to any of the Collateral,

(viii) amend, modify, or eliminate the definitions of “Required Lenders,” “Required Revolving Lenders,” “Required Last-Out Term Loan Lenders,” “Supermajority Lenders,” or “Pro Rata Share”,

(ix) contractually subordinate any of Agent’s Liens,

(x) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents, or

(xi) amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii), or (iii) or Section 2.4(e) or (f);

(b) No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i) the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),

(ii) any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders, or

(iii) all or any part of the Intercreditor Provisions without the written consent of Agent, the Required Revolving Lenders, and the Required Last-Out Term Loan Lenders, but no such amendment, waiver, modification, or consent with respect to the Intercreditor Provisions shall require consent by or the agreement of any Loan Party.

(c) No amendment, waiver, modification, elimination, or consent shall do any of the following, in each case without written consent of Agent, Borrowers and the Supermajority Lenders: (i) amend, modify, or eliminate the definition of Borrowing Base, Borrowing Base (Individual), or any of the defined terms (including, without limitation, the definitions of Eligible Accounts, Eligible Backend-Charge Accounts, Eligible Branch-Use Equipment, Eligible Equipment, Eligible Extended Lone Star Accounts, Eligible Fleet Inventory, Eligible Inventory, Eligible Real Property, Eligible Rolling Stock Equipment, Eligible Step Inventory, Eligible Southern Frac Accounts, Eligible Southern Frac Finished Goods Inventory, Eligible Southern Frac Raw Materials Inventory, Eligible Southern Frac Tanks, and Real Property Sublimit Formula Amount) that are used in any such definition to the extent that any such change results in more credit being made available to one or more Borrowers based upon the Borrowing Base or any Borrowing Base (Individual), but not otherwise; (ii) amend, modify, or eliminate the definition of Last-Out Term Loan Collateral Base or any of the defined terms (including, without limitation, the definitions of Eligible Accounts, Eligible Branch-Use Equipment, Eligible Equipment, Eligible Fleet Inventory, Eligible Inventory, Eligible Rolling Stock Equipment, Eligible Step Inventory, Eligible Southern Frac Accounts, Eligible Southern Frac Finished Goods Inventory, Eligible Southern Frac Raw Materials Inventory, and Eligible Southern Frac Tanks) that are used in any such definition to the extent that any such change results in more or less credit being made available to Borrowers based upon the Last-Out Term Loan Collateral Base; (iii) amend, modify, or eliminate the definition of Initial Maximum Real Property Sublimit Amount, Maximum Real Property Sublimit Amount, Maximum Revolver Amount, or Term Loan Amount; (iv) change Section 2.1(c); (v) change Section 2.2(d); or (vi) permit any principal amount of a Real Property Sublimit Loan that is repaid or prepaid to be reborrowed.

(d) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders.

(e) No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Swing Lender, or any other rights or duties of Swing Lender under this Agreement or the other Loan Documents, without the written consent of Swing Lender, Agent, Borrowers, and the Required Lenders.

(f) Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.

14.2 Replacement of Certain Lenders.

(a) If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least 5 Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b) Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.

14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Wells Fargo as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto (including, without limitation, acting as Trust Agent to direct the Trust). Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Borrower or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Borrower or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or its Subsidiaries.

15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

15.6 Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement).

15.7 Costs and Expenses; Indemnification. Agent and the Last-Out Term Loan Lenders may incur and pay Lender Group Expenses to the extent Agent or the Last-Out Term Loan Lenders reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent and the Last-Out Term Loan Lenders, as applicable, for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses of Agent by Borrowers or their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof; provided, that no Lender shall have any obligation to reimburse any Last-Out Term Lender for any costs or expenses incurred by any Last-Out Term Lender. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent; provided, that no Lender shall have any obligation to indemnify and./or reimburse any Last-Out Term Lender for any costs or expenses incurred by any Last-Out Term Lender.

15.8 Agent in Individual Capacity. Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Wells Fargo were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.

15.9 Successor Agent. Agent may resign as Agent upon 30 days’ (10 days’ if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), appoint a successor Agent for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or the Swing Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit, or to make Swing Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned). In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

15.11 Collateral Matters.

(a) The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release, discharge, and terminate any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all of the Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Borrower or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Supermajority Lenders (or as otherwise provided in the Intercreditor Provisions), to (A) consent to, credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 of the Bankruptcy Code, or any other applicable law during the course of an Insolvency Proceeding, (B) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or the PPSA or (C) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Supermajority Lenders (or as otherwise provided in the Intercreditor Provisions), may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. Except as provided above or in the Intercreditor Provisions, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Supermajority Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release, discharge, and terminate any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release, discharge, or termination on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release, discharge, or termination of such Lien without recourse, representation, or warranty, and (2) such release, discharge, or termination shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released, discharged, or terminated) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate any Lien granted to or held by Agent under any Loan Document to the holder of any Permitted Lien on such property if such Permitted Lien secures Permitted Purchase Money Indebtedness.

(b) Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by Borrowers or their Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

15.12 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Borrower or its Subsidiaries or any deposit accounts of any Borrower or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

15.13 Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens on assets which, in accordance with Article 8 or Article 9, as applicable, of the Code or the PPSA, as applicable, can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

15.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

15.15 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

15.16 Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Borrower or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding Borrowers and their Subsidiaries and will rely significantly upon Borrowers’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,

(d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

(f) In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Borrower or its Subsidiaries to Agent that has not been contemporaneously provided by such Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Borrower or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

15.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

15.18 Co-Lead Arranger, Joint Book Runner, and Co-Syndication Agent. Each of Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Lender, or as Issuing Bank. Without limiting the foregoing, each of Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on any of Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of Co-Lead Arrangers, Joint Book Runners, and Co-Syndication Agents, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

15.19 Intercreditor Provisions. The Lenders acknowledge that the Last-Out Term Loan is secured by Liens on the Collateral and that the exercise of certain of the rights and remedies of Agent under the Loan Documents may be subject to the Intercreditor Provisions. Each Lender irrevocably (a) consents to the Intercreditor Provisions; (b) authorizes and directs Agent to take all actions (and execute all documents) required (or deemed advisable) by Agent in accordance with the Intercreditor Provisions, in each case, and without any further consent, authorization, or other action by such Lender; (c) agrees that, upon the execution and delivery of this Agreement (as amended by Amendment No. 6), such Lender will be bound by the Intercreditor Provisions and will take no actions contrary to the Intercreditor Provisions; (d) agrees that no Lender shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section 15.19 or in accordance with the Intercreditor Provisions; and (e) acknowledges (or is deemed to acknowledge) that the Intercreditor Provisions have been delivered, or made available, to such Lender. Each Lender hereby further irrevocably authorizes and directs Agent to enter into such agreements, amendments, supplements, or other modifications to or in respect of the Intercreditor Provisions as are approved by Agent, the Required Revolving Lenders, and the Required Last-Out Term Loan Lenders (except as to any such agreement, amendment, supplement, or other modification that expressly requires the approval of all Lenders as set forth in Section 14.1); provided, that Agent may execute and deliver such agreements, amendments, supplements, and modifications thereto as are contemplated by the Intercreditor Provisions in connection with any extension, renewal, refinancing, or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization, or other action by any Lender. Agent shall have the benefit of each of the provisions of Section 15 with respect to all actions taken by it pursuant to this Section 15.19 or in accordance with the Intercreditor Provisions to the full extent thereof.

16. WITHHOLDING TAXES.

16.1 Payments. All payments made by Borrowers or any of their Subsidiaries hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Indemnified Taxes, and in the event any deduction or withholding of Indemnified Taxes is required, Borrowers shall comply with the next sentence of this Section 16.1. If any Indemnified Taxes are so levied or imposed, Borrowers agree to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 16.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein; provided, that Borrowers shall not be required to increase any such amounts to the extent that the increase in such amount payable results from Agent’s or such Lender’s own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrowers will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrowers. Borrowers agree to pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document.

16.2 Exemptions.

(a) If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) one of the following before receiving its first payment under this Agreement:

(i) if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, signed under penalty of perjury, that it is not a (i) a “bank” as described in Section 881(c)(3)(a) of the IRC, (ii) a 10% shareholder of Pac-Van (within the meaning of Section 871(h)(3)(b) of the IRC), or (iii) a controlled foreign corporation related to Borrowers within the meaning of Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(ii) if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN;

(iii) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv) if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments); or

(v) a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b) Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(c) If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally able to deliver such forms, provided, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and to promptly notify Agent (or, in the case of a Participant, to the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d) If a Lender or Participant claims exemption from, or reduction of, withholding tax and such Lender or Participant sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers or their Subsidiaries to such Lender or Participant, such Lender or Participant agrees to notify Agent (or, in the case of a sale of a participation interest, to the Lender granting the participation only) of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender or Participant. To the extent of such percentage amount, Agent will treat such Lender’s or such Participant’s documentation provided pursuant to Section 16.2(a) or 16.2(c) as no longer valid. With respect to such percentage amount, such Participant or Assignee may provide new documentation, pursuant to Section 16.2(a) or 16.2(c), if applicable. Borrowers, for themselves and on behalf of their Subsidiaries, agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto.

16.3 Reductions.

(a) If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

16.4 Refunds. If Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes to which Borrowers or their Subsidiaries have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to Borrowers or their Subsidiaries (but only to the extent of payments made, or additional amounts paid, by Borrowers or their Subsidiaries under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that Borrowers, for themselves and on behalf of their Subsidiaries, upon the request of Agent or such Lender, agree to repay the amount paid over to Borrowers or their Subsidiaries (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information which it deems confidential) to Borrowers, any of their Subsidiaries, or any other Person.

17. GENERAL PROVISIONS.

17.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

17.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

17.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

17.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

17.5 Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third-party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

17.6 Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

17.7 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

17.8 Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any law relating to creditors’ rights, including provisions of the Bankruptcy Code or other applicable law relating to fraudulent transfers, preferences, transfers at undervalue, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released, discharged, or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, discharge, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.

17.9 Confidentiality.

(a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrowers and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this Section 17.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b) Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent.

(c) The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

17.10 Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

17.11 Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

17.12 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

17.13 Pac-Van as Agent for Borrowers. Each Borrower hereby irrevocably appoints Pac-Van as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices, reports, certifications, and other documents with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to request and receive proceeds of all Revolving Loans (including any Swing Loans) and Protective Advances to such Borrower on behalf of such Borrower (and any such Revolving Loan, Swing Loan, and/or Protective Advance disbursed to or on behalf of Administrative Borrower shall be deemed to have been made to such Borrower), and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

17.14 [Reserved].

17.15 Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Loan Documents, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Loan Documents in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the Exchange Rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers will, on the date of receipt by Agent, pay such additional amounts, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Loan Documents in the Currency Due. If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Loan Parties shall indemnify and save Agent harmless from and against loss or damage arising as a result of such deficiency. The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Loan Documents or under any judgment or order.

17.16 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by the following:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable, any of the following:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Credit Agreement to be executed and delivered as of the date first above written.

PAC-VAN, INC.,as a Borrower and as the initial Administrative Borrower By: Name: Title:
LONE STAR TANK RENTAL INC.,as a Borrower By: Name: Title:	GFN REALTY COMPANY, LLC,as a Borrower By: Name: Title:
SOUTHERN FRAC, LLC,as a Borrower By: GFN Manufacturing Corporation,a Delaware corporation, as Manager By: Name: Title:

Signature page to Amended and Restated Credit Agreement—Pac-Van

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent, as a Lender, as a Co-Lead Arranger, as a Joint Book Runner, and as a Co-Syndication Agent

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

EAST WEST BANK,

as a Lender, as a Co-Lead Arranger, as a Joint Book Runner, and as a Co-Syndication Agent

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

CIT BANK, N.A.,

f/k/a OneWest Bank N.A.,

successor in interest to OneWest Bank, FSB,

as a Lender

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

THE PRIVATEBANK AND TRUST COMPANY,

as a Lender

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

KEYBANK, NATIONAL ASSOCIATION,

as a Lender

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

BANK HAPOALIM B.M.,

as a Lender

By:

Name:

Its Authorized Signatory

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

GACP I, L.P.,

a Delaware limited partnership,

as a Lender

By:

Name:

Its Authorized Signatory

Signature page to Amended and Restated Credit Agreement—Pac-Van

EXHIBIT A-1

Form of Assignment and Acceptance Agreement

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of  between  (“Assignor”) and  (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1. In accordance with the terms and conditions of Section 13 of the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents as of the date hereof with respect to the Obligations owing to the Assignor, and Assignor’s portion of the Commitments, all to the extent specified on Annex I.

2. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower [or any Guarantor] or the performance or observance by any Borrower [or any Guarantor] of any of [its] [their respective] obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrower to Assignor with respect to Assignor’s share of the Last-Out Term Loan and the Revolving Loans assigned hereunder, as reflected on Assignor’s books and records.

3. The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; [and (e) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.]

4. Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to Agent for recording by Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $5,000 (if required by the Credit Agreement), (c) the receipt of any required consent of Agent, and (d) the date specified in Annex I.

5. As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a) of the Credit Agreement.

6. Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the interest assigned hereunder (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date. On the Settlement Date, Assignor shall pay to Assignee an amount equal to the portion of any interest, fee, or any other charge that was paid to Assignor prior to the Settlement Date on account of the interest assigned hereunder and that are due and payable to Assignee with respect thereto, to the extent that such interest, fee or other charge relates to the period of time from and after the Settlement Date.

7. This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8. THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE MUTATIS MUTANDIS.

[Signature pages to follow.]

Exhibit A-1

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR],

as Assignor

By:

Name:

Title:

[NAME OF ASSIGNEE],

as Assignee

By:

Name:

Title:

ACCEPTED THIS [*] DAY OF

[*]

WELLS FARGO BANK, NATIONAL ASSOCIATION,

a national banking association, as Agent

By:

Name:

Title:

Exhibit A-1

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.
Borrowers:
Pac-Van, Inc., an Indiana corporation; Lone Star Tank Rental Inc., a Delaware corporation; GFN Realty Company, LLC, a Delaware limited liability company; Southern Frac, LLC, a Texas limited liability company; and certain of their Affiliates

2.
Name and Date of Credit Agreement:
Amended and Restated Credit Agreement, dated as of April 7, 2014, by and among Borrowers, the lenders from time to time a party thereto (the “Lenders”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent for the Lenders

3.
Date of Assignment Agreement:

4.
Amounts:

(i)
Assigned Amount of Revolver Commitment                                                                                                            $

(ii)
Assigned Amount of Revolving Loans                                                                                                            $

(iii)
Assigned Amount of Last-Out Term Loan                                                                                                            $

5.
Settlement Date:

6.
Purchase Price
$_____________

7.
Notice and Payment Instructions, etc.

Assignee:                                                        Assignor:

Exhibit A-1

EXHIBIT B-2

Form of Bank Product Provider Agreement

[Letterhead of Specified Bank Products Provider]

[Date]

To:
Wells Fargo Bank, National Association

10 S. Wacker Drive, 13th Floor

MAC N8405-131

Chicago, Illinois 60606

Attn: Loan Portfolio Manager (Pac-Van)

Reference hereby is made to that certain Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac”), and the Affiliates of Pac-Van, Lone Star, GFNRC, and Southern Frac party thereto as “Borrowers” (collectively, with Pac-Van, Lone Star, GFNRC, and Southern Frac, “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [describe the Bank Product Agreement or Agreements] ([each, a][the] “Specified Bank Product Agreement”) dated as of __________, by and between [Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party].

1. Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 15.1 through 15.15 and Sections 15.17, 15.18, and 17.5 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms used therein. Specified Bank Products Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between Agent, on the one hand, and the Lenders or the Lender Group, on the other hand, shall, from and after the date of this letter agreement also apply to and govern, mutatis mutandis, the relationship between Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2. Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed the provisions of Sections 2.4(b)(iii), 14.1, 15, and 17.5 of the Credit Agreement, including, as applicable, the defined terms used therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in proceeds of the Collateral to the extent set forth in the Credit Agreement.

3. Reporting Requirements. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products. On a monthly basis (not later than the 10th Business Day of each calendar month) or as more frequently as Agent shall request, the Specified Bank Products Provider agrees to provide Agent with a written report, in form and substance satisfactory to Agent, detailing Specified Bank Products Provider’s reasonable determination of the liabilities and obligations (and mark- to-market exposure) of Borrowers and the other Loan Parties in respect of the Bank Products provided by Specified Bank Products Provider pursuant to the Specified Bank Products Agreement[s]. If Agent does not receive such written report within the time period provided above, Agent shall be entitled to assume that the reasonable determination of the liabilities and obligations of Borrowers and the other Loan Parties with respect to the Bank Products provided pursuant to the Specified Bank Products Agreement[s] is zero.

4. Bank Product Reserve Conditions. Specified Bank Products Provider further acknowledges and agrees that Agent shall have the right (to the extent permitted pursuant to the Credit Agreement), but shall have no obligation to establish, maintain, relax, or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not (including whether it is sufficient in amount). If Agent chooses to implement a reserve, Specified Bank Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information in the reports described above to establish the Bank Product Reserve Amount.

5. Bank Product Obligations. From and after the delivery to Agent of this agreement duly executed by Specified Bank Product Provider and the acknowledgement of this agreement by Agent and Administrative Borrower, the obligations and liabilities of Borrowers and the other Loan Parties to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until such time as Specified Bank Products Provider or its Affiliate is no longer a Lender. Specified Bank Products Provider acknowledges that other Bank Products (which may or may not be Specified Bank Products) may exist at any time.

6. Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Section 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Section 11 in the Credit Agreement, if to Borrower, shall be mailed, sent, or delivered to Borrower in accordance with Section 11 in the Credit Agreement, and, if to Specified Bank Products Provider, shall be mailed, sent, or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank Products Provider:	___________________________________________________________________________Attn: ____________________Fax No. __________________

7. Miscellaneous. This agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto (including any successor agent pursuant to Section 15.9 of the Credit Agreement); provided, that Borrower may not assign this agreement or any rights or duties hereunder without the other parties’ prior written consent and any prohibited assignment shall be absolutely void ab initio. Unless the context of this agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

8. Governing Law, Etc. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE MUTATIS MUTANDIS.

[Signature pages to follow.]

Exhibit B-2

Sincerely,

[SPECIFIED BANK PRODUCTS PROVIDER]

By:

Name:

Title:

Acknowledged, accepted, and agreed

as of the date first written above:

PAC-VAN, INC.,

as Administrative Borrower on behalf of Borrowers

By:

Name:

Title:

Acknowledged, accepted, and agreed

as of _______________, 20____:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

a national banking association, as Agent

By:

Name:

Title:

Exhibit B-2

EXHIBIT C-1

Form of Compliance Certificate

[on Administrative Borrower’s letterhead]

To:
Wells Fargo Bank, National Association

10 S. Wacker Drive, 13th Floor

MAC N8405-131

Chicago, Illinois 60606

Attn: Loan Portfolio Manager (Pac-Van)

Re:
Compliance Certificate dated [_____]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac”), and the Affiliates of Pac-Van, Lone Star, GFNRC, and Southern Frac party thereto as “Borrowers” (collectively, with Pac-Van, Lone Star, GFNRC, and Southern Frac, “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Administrative Borrower hereby certifies as of the date hereof that:

1.           The financial information of Borrower and its Subsidiaries furnished in Schedule 1 attached hereto, has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Borrowers and their Subsidiaries as of the date set forth therein.

2.           Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Borrowers and their Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3.           Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Borrowers and/or their Subsidiaries have taken, are taking, or propose to take with respect thereto.

4.           Except as set forth on Schedule 3 attached hereto, the representations and warranties of Borrowers and their Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date.

5.           As of the date hereof, Borrowers and their Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature page to follow.]

Exhibit C-1

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this _____ day of _______________, ________.

PAC-VAN, INC.,

as Administrative Borrower

By:

Name:

Title:

Exhibit C-1

SCHEDULE 1

Financial Information

Exhibit C-1

SCHEDULE 2

Default or Event of Default

Exhibit C-1

SCHEDULE 3

Representations and Warranties

Exhibit C-1

SCHEDULE 4

Financial Covenants

Fixed Charge Coverage Ratio

Borrowers’ and their Subsidiaries’ Fixed Charge Coverage Ratio, measured on a month-end basis for the 12-month period ending [_____], is [_____] to 1.00, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7(a) of the Credit Agreement for the corresponding period.

Rental Fleet Utilization Ratio

Borrowers’ and their Subsidiaries’ Rental Fleet Utilization Ratio, measured on a month-end basis for the three-month period ending [_____], is [_____] to 1.00, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7(b) of the Credit Agreement for the corresponding period.

Exhibit C-1

EXHIBIT L-1

Form of LIBOR Notice

Wells Fargo Bank, National Association, as Agent

10 S. Wacker Drive, 13th Floor

MAC N8405-131

Chicago, Illinois 60606

Attn: Loan Portfolio Manager (Pac-Van)

Ladies and Gentlemen:

Reference hereby is made to that certain Amended and Restated Credit Agreement dated as of April 7, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”), GFN Realty Company, LLC, a Delaware limited liability company (“GFNRC”), Southern Frac, LLC, a Texas limited liability company (“Southern Frac”), and the Affiliates of Pac-Van, Lone Star, GFNRC, and Southern Frac party thereto as “Borrowers” (collectively, with Pac-Van, Lone Star, GFNRC, and Southern Frac, “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”), and Wells Fargo Bank, National Association, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

This LIBOR Notice represents Borrowers’ request to elect the LIBOR Option with respect to outstanding Revolving Loans [or the Last-Out Term Loan] in the amount of $[_____] (the “LIBOR Rate Advance”)[, and is a written confirmation of the telephonic notice of such election given to Agent].

The LIBOR Rate Advance will have an Interest Period of [1, 2, or 3] month(s) commencing on [_____].

This LIBOR Notice further confirms Borrowers’ acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Credit Agreement, of the LIBOR Rate as determined pursuant to the Credit Agreement.

Administrative Borrower, on behalf of Borrowers, represents and warrants that (i) as of the date hereof, the representations and warranties of Borrowers or their Subsidiaries contained in this Agreement and in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

[Signature page to follow.]

Dated:

PAC-VAN, INC.,

as Administrative Borrower

By:

Name:

Title:

Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

a national banking association, as Agent

By:

Name:

Title:

Exhibit L-1

SCHEDULE A-1

Agent’s Account

An account at a bank designated by Agent from time to time as the account into which Borrowers shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Administrative Borrower and the Lender Group to the contrary, Agent’s Account shall be that certain deposit account bearing account number [...***...], reference Pac-Van, and maintained by Agent with Wells Fargo Bank, N.A., 420 Montgomery Street, San Francisco, CA, ABA #121-000-248.

Schedule A-1

SCHEDULE 1.1

Definitions

As used in the Agreement, the following terms shall have the following definitions:

“Account” means an account (as that term is defined in the Code or the PPSA, as applicable).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person, or (c) without duplication of clause (a) of this definition, the purchase or other acquisition by a Person or its Subsidiaries of any Real Property.

“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of the Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts, the definition of Eligible Southern Frac Accounts, and Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Affiliate Distribution” means, as to any Loan Party, any dividend or distribution to an Affiliate of that Loan Party (which itself is not a Loan Party) on account of Equity Interests of such Loan Party held by such Affiliate.

“Agent” has the meaning specified therefor in the preamble to the Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule A-1 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

“Agent’s Liens” means the Liens granted by each Borrower or its Subsidiaries to Agent (or to the Trust for the benefit of Agent) and securing the Obligations.

“Agreement” means the Credit Agreement to which this Schedule 1.1 is attached.

“Amendment No. 2 Effective Date” means the effective date of an Amendment to Loan Documents dated as of January 6, 2015, between Agent, certain of the Lenders, and certain of the Loan Parties, which effective date is January 6, 2015.

“Amendment No. 3 Effective Date” means the effective date of an Amendment No. 3 to Amended and Restated Credit Agreement dated as of May 29, 2015, between Agent, certain of the Lenders, and certain of the Loan Parties, which effective date is May 29, 2015.

“Amendment No. 4” means an Amendment No. 4 to Amended and Restated Credit Agreement dated as of June 30, 2015, between Agent, certain of the Lenders, and certain of the Loan Parties.

“Amendment No. 4 Effective Date” means the effective date of Amendment No. 4, which effective date is June 30, 2015.

“Amendment No. 5 Effective Date” means the effective date of an Amendment to Loan Documents dated as of February 7, 2014, between Agent, certain of the Lenders, and certain of the Loan Parties, which effective date is February 7, 2014.

“Amendment No. 6” means an Amendment No. 6 to Amended and Restated Credit Agreement dated as of March 24, 2017, between Agent, certain of the Lenders, and certain of the Loan Parties.

 “Amendment No. 6 Effective Date” means the effective date of an Amendment No. 6, which effective date is March 27, 2017.

“Applicable Margin” means, as of any date of determination, the following, as applicable: (a) with respect to each portion of the Last-Out Term Loan that is a Base Rate Loan, 9.50%; (b) with respect to each portion of the Last-Out Term Loan that is a LIBOR Rate Loan, 11.00%; and (c) with respect to all other Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrowers for the most recently completed month; provided, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Excess Availability	Applicable Margin(Base Rate Loans)	Applicable Margin(LIBOR Rate Loans)
I	Greater than or equal to 25% of the Maximum Revolver Amount	1.00%	2.50%
II	Less than 25% of the Maximum Revolver Amountbut greater than or equal to10% of the Maximum Revolver Amount	1.25%	2.75%
III	Less than 10% of the Maximum Revolver Amount	1.50%	3.00%

The Applicable Margin shall be re-determined as of the first day of each calendar month of Borrowers. The Applicable Margin relative to Base Rate Loans is referred to as the “Base Rate Margin.” The Applicable Margin relative to LIBOR Rate Loans is referred to as the “LIBOR Rate Margin.”

“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrowers for the most recently completed month as determined by Agent in its Permitted Discretion; provided, that any time an Event of Default has occurred and is continuing, the Applicable Unused Line Fee Percentage shall be set at the margin in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	Greater than or equal to 50% of the Maximum Revolver Amount	0.250%
II	Less than 50% of the Maximum Revolver Amount	0.375%

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each calendar month by Agent.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of the Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.

“Authorized Person” means any one of the individuals identified on Schedule A-2 to the Agreement, as such schedule is updated from time to time by written notice from Borrowers to Agent.

“Availability” means, as of any date of determination, (a) with respect to all Borrowers, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage), and (b) with respect to each Borrower, the amount that such Borrower is entitled to borrow as Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage). Unless the context otherwise requires, “Availability” refers to Availability with respect to all Borrowers.

“Available Increase Amount” means, as of any date of determination after the Amendment No. 6 Effective Date, an amount equal to the result of (a) $7,000,000 minus (b) the aggregate principal amount of Increases to the Revolver Commitments previously made after the Amendment No. 6 Effective Date pursuant to Section 2.14 of the Agreement.

“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period.

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each Business Day in such period (calculated as of the end of each respective Business Day) divided by the number of Business Days in such period.

“Backend-Charge Account” means an Account that represents the right to receive fees or other charges that have been billed to an Account Debtor but are not payable prior to the completion or termination of the subject contract for goods or services.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Product” means any one or more of the following financial products or accommodations extended to a Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by a Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Borrower and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Borrower or its Subsidiaries; provided, in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Bank Product Obligations,” if the applicable Bank Product Provider is any Person other than Wells Fargo or its Affiliates, then the applicable Bank Product must have been provided on or after the “Closing Date” under and as defined in the Existing Credit Agreement and Agent shall have received a Bank Product Provider Agreement within 10 days after the date of the provision of the applicable Bank Product to a Borrower or its Subsidiaries.

“Bank Product Provider” means any Lender or any of its Affiliates in its capacity as provider of Bank Products, including, without limitation, each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Bank Product within 10 days after the provision of such Bank Product to a Borrower or its Subsidiaries; provided further, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to the Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, Borrowers, and Agent.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of each Borrower and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis), plus 1 percentage point, (c) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate, and (d)(i) with respect to the Last-Out Term Loan, 1.00% per annum, and (ii) in all other cases, 0.00% per annum.

“Base Rate Loan” means each portion of the Revolving Loans or the Last-Out Term Loan that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” have the respective meanings specified therefor in the preamble to the Agreement.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the Dollar-equivalent result of:

(a)           85% of the amount of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)           the lesser of

(i)           $500,000, and

(ii)           50% of the amount of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Backend-Charge Accounts, less the amount, if any, of the Dilution Reserve, plus

(c)           the lesser of

(i)           $2,000,000, and

(ii)           85% of the amount of Lone Star’s Eligible Extended Lone Star Accounts, less the amount, if any, of the Dilution Reserve, plus

(d)           the lowest of

(i)           $10,000,000,

(ii)           the sum of the following:

(A)           the product of 50%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Rolling Stock Equipment, plus

(B)           the product of 50%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Branch-Use Equipment, plus

(C)           the lesser of the following:

(1)           $500,000, and

(2)           the product of 50%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Step Inventory, and

(iii)           the sum of the following:

(A)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Rolling Stock Equipment (such determination may be made as to different categories of such Eligible Rolling Stock Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(B)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Branch-Use Equipment (such determination may be made as to different categories of such Eligible Branch-Use Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(C)           the lesser of the following:

(1)           $500,000, and

(2)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Step Inventory (such determination may be made as to different categories of such Eligible Step Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(e)           the lesser of

(i)           the product of 80%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Fleet Inventory, and

(ii)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Fleet Inventory (such determination may be made as to different categories of such Eligible Fleet Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(f)           the lesser of;

(i)           the Maximum Real Property Sublimit Amount at such time, and

(ii)           the Real Property Sublimit Formula Amount for all Eligible Real Property at such time, plus

(g)           85% of the amount of Southern Frac’s Eligible Southern Frac Accounts, less the amount, if any, of the Dilution Reserve, plus

(h)           the lesser of

(i)           the product of 60%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Finished Goods Inventory, and

(ii)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Finished Goods Inventory (such determination may be made as to different categories of such Eligible Southern Frac Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(i)           the lesser of

(i)           the product of 60%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Raw Materials Inventory, and

(ii)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Raw Materials Inventory (such determination may be made as to different categories of such Eligible Southern Frac Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(j)           the product of 85%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Tanks (such determination may be made as to different categories of such Eligible Southern Frac Tanks based upon the Net Recovery Percentage applicable to such categories) at such time, minus

(k)           the aggregate amount of Reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

“Borrowing Base (Individual)” means, with respect to each Borrower, the portion of the Borrowing Base derived solely by reference to the relevant assets owned by, and the proportional sublimits and Reserves attributed (at the discretion of Agent) to, such Borrower and each of its Subsidiaries that is a Qualified Subsidiary Guarantor.

“Borrowing Base Certificate” means a certificate in the form of Exhibit B-1.

“Branch-Use Equipment” means new and used modular buildings, mobile and ground-level offices, storage containers, trailers, frac tanks, and portable liquid storage tanks used by a Borrower or any of its Subsidiaries in the conduct of its business at its branch offices and not held for sale or lease in the ordinary course of Loan Parties’ business.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the State of Illinois, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term “Business Day” also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

“Canadian Guaranty and Security Agreement” means a guaranty and security agreement, dated as of September 7, 2012, in form and substance reasonably satisfactory to Agent, executed and delivered to Agent by each of the Guarantors organized in Canada.

“Canadian Pension Plan” means a plan, program, or arrangement that is required to be registered as a pension plan under any applicable pension-benefits standards or statute or tax statute or regulation in Canada maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former employees.

“Canadian Priority Payables” means amounts payable by a Loan Party secured by any Liens, choate or inchoate, that rank or are reasonably be expected to rank in priority superior to or pari passu with Agent’s Lien and/or for amounts that represent costs in connection with the preservation, protection, collection, or realization of the Collateral located in Canada, including, without limitation, any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value-added tax, harmonized sales tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal, or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under any Canadian Pension Plan or otherwise as required to be contributed pursuant to any applicable law relating to Canadian Pension Plans, or any similar statutory or other claims that would have or would reasonably be expected to have priority superior to or pari passu with any Liens granted to Agent in the future.

“Capital Expenditures” means with respect to any Person the amount of all expenditures that are required to be capitalized for financial statement purposes in accordance with GAAP, including (without duplication) all Indebtedness and Capital Lease Obligations incurred in connection with any such expenditure; provided, however, that “Capital Expenditures” shall not include (a) expenditures for assets made with insurance proceeds arising from an insured loss with respect to comparable assets, condemnation proceeds or trade-ins, (b) expenditures constituting the Purchase Price for a Permitted Acquisition, (c) expenditures for Rental Fleet Inventory or Other Fleet Inventory that is purchased for sale to a Person that is not an Affiliate pursuant to a valid sales contract or purchase order in effect at the time of such purchase, so long as such sale is consummated within 180 days after the purchase of such Rental Fleet Inventory or Other Fleet Inventory, (d) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in a Borrower or any of its Subsidiaries by Sponsor which equity investment is made substantially contemporaneously with the making of the expenditure, (e) capitalized software development costs to the extent such costs are deducted from net earnings under the definition of EBITDA for such period, and (f) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Borrower or any of its Affiliates).

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents? means (a)?marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b)?marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor?s Rating Group (?S&P”) or Moody’s Investors Service, Inc. (“Moody’s?), (c)?commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody?s, (d)?certificates of deposit, time deposits, overnight bank deposits or bankers? acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e)?Deposit Accounts maintained with (i)?any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system).

“Certificated Unit” means each Unit that is (or is required to be) evidenced by a Certificate of Title issued under the Motor Vehicle Statute of any jurisdiction applicable to such Unit or its respective owner.

“Certificate of Title” means any certificate of title, certificate of ownership, or other registration certificate issued or required to be issued under the certificate-of-title, motor-vehicle, or other similar laws of any jurisdiction applicable to any Unit.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Change of Control” means that:

(a)           any Person or two or more Persons acting in concert (other than any Permitted Holder or any combination of Permitted Holders) shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of GFC (or other securities convertible into such Equity Interests) representing 30% or more of the combined voting power of all Equity Interests of GFC entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of GFC;

(b)           any Person or two or more Persons acting in concert (other than any Permitted Holder or any combination of Permitted Holders) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of GFC or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of GFC on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such Equity Interests;

(c)           during any period of 12 consecutive months, a majority of the Board of Directors of GFC ceases to be composed of individuals (i) who were members of the Board of Directors of GFC on the first day of such period, (ii) whose election or nomination to the Board of Directors of GFC was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors of GFC, or (iii) whose election or nomination to the Board of Directors of GFC was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors of GFC;

(d)           GFC fails to own and control, directly or indirectly, 100% of the Equity Interests of each of GFN and GFN Manufacturing;

(e)           GFC and GFN Manufacturing fail to own and control, directly or indirectly, at least 90% of the Equity Interests of Southern Frac;

(f)           GFC and GFN fail to own and control, directly or indirectly, 100% of the Equity Interests of each Borrower other than Southern Frac;

(g)           Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (other than Southern Frac); or

(h)           the occurrence of any “change of control” (or similar event, however denominated) with respect to GFC under (i) any indenture or other agreement in respect of a GFC’s or any of its Subsidiaries’ Indebtedness involving an aggregate amount of $3,000,000 or more, or (ii) any instrument governing any preferred stock of GFC or any Subsidiary having a liquidation value or redemption value in excess of $3,000,000.

“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means the date that each of the conditions set forth in Schedule 3.1 has been satisfied.

“Co-Lead Arranger” has the meaning set forth in the preamble to the Agreement.

“Co-Syndication Agent” has the meaning set forth in the preamble to the Agreement.

“Code” means the Illinois Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Borrower’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Commitment” means, with respect to each Lender, its Revolver Commitment or its Last-Out Term Loan Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Last-Out Term Loan Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer of Administrative Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of the Agreement.

 “Continuing Director” means, with respect to each of Pac-Van and Lone Star, (a) any member of the Board of Directors who was a director (or comparable manager) of such Person on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of such Person after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by either GFN or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of such Person and whose initial assumption of office resulted from such contest or the settlement thereof.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“CSSI” means Container Systems Storage, Inc., a Washington corporation and a Subsidiary of Pac-Van.

“Currency Due” has the meaning specified in Section 17.15 of the Agreement.

“Customer Location” means a location at which Inventory of a Borrower or any of its Subsidiaries is put to use by a renter or lessee of such Inventory in the ordinary course of Loan Parties’ business.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.3(g)(iv) of the Agreement, any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within 2 Business Days of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), unless such Lender notifies Agent and Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (b) notified Borrowers, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, unless such writing relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing) cannot be satisfied; (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, unless such public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such public statement) cannot be satisfied); (d) failed, within 3 Business Days after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower); (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within 2 Business Days of the date that it is required to do so under the Agreement, unless the subject of a good faith dispute; or (f) has, or has a direct or indirect parent company that has (i) become insolvent, (ii)(A) become the subject of a bankruptcy or insolvency proceeding, (B) had a receiver, conservator, trustee, or custodian or appointed for it, or (C) has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (D) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.3(g)(iv) of the Agreement) upon delivery of written notice of such determination to Borrowers, Issuing Bank, Swing Lender, and each Lender.

“Defaulting Lender Rate” means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Designated Account” means the Deposit Account of Pac-Van identified on Schedule D-1 to the Agreement (or such other Deposit Account of a Borrower located at Designated Account Bank that has been designated as such, in writing, by Borrowers to Agent).

“Designated Account Bank” has the meaning specified therefor in Schedule D-1 to the Agreement (or such other bank that is located within the United States that has been designated as such, in writing, by Borrowers to Agent).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 12 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrowers’ Accounts during such period, by (b) Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts, Eligible Extended Lone Star Accounts, Eligible Backend-Charge Accounts, and/or Eligible Southern Frac Accounts by 1 percentage point for each percentage point by which Dilution is in excess of 5%.

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“Dollars” or “$” means United States dollars.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“Earn-Outs” shall mean unsecured liabilities of a Loan Party arising under an agreement to make any deferred payment as a part of the Purchase Price for a Permitted Acquisition, including performance bonuses or consulting payments in any related services, employment or similar agreement, in an amount that is subject to or contingent upon the revenues, income, cash flow or profits (or the like) of the target of such Permitted Acquisition.

“EBITDA” means, with respect to any fiscal period,

(a)            Borrowers’ consolidated net earnings (or loss),

minus

(b)           without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period, in each case, determined on a consolidated basis in accordance with GAAP:

(i)           extraordinary gains, and

(ii)           interest income,

plus

(c)           without duplication, the sum of the following amounts of Borrowers for such period to the extent included in determining consolidated net earnings (or loss) for such period, in each case, determined on a consolidated basis in accordance with GAAP:

(i)           non-cash extraordinary losses,

(ii)           non-cash stock option expense,

(iii)           Interest Expense,

(iv)           income taxes, and

(v)           depreciation and amortization.

For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), any Borrower or any of its Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Accounts” means those Accounts created by a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) in the ordinary course of its business, that arise out of such Borrower’s or Qualified Subsidiary Guarantor’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:

(a)           Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 60 days,

(b)           Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)           Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or of any Qualified Subsidiary Guarantor or an employee or agent of any Borrower, any Qualified Subsidiary Guarantor, or any Affiliate of any Borrower or of any a Qualified Subsidiary Guarantor,

(d)           Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

(e)           Accounts that are not payable in Dollars, other than Accounts payable in Canadian dollars that are not in excess of CAD 3,000,000 in the aggregate,

(f)           Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or a Qualified Canadian Jurisdiction, or (ii) is not organized under the laws of the United States or any state thereof or under the laws of Canada or a Qualified Canadian Jurisdiction, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent,

(g)           Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which Borrowers and Qualified Subsidiary Guarantors have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), the Financial Administration Act (Canada), or other applicable law, as applicable, or (ii) any state of the United States or any province of Canada,

(h)           Accounts with respect to which the Account Debtor is a creditor of a Borrower or a Qualified Subsidiary Guarantor, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)           Accounts with respect to an Account Debtor or a group of Account Debtors that are Affiliates whose total obligations owing to Borrowers and Qualified Subsidiary Guarantors (including Southern Frac) exceed 15% (such percentage, as applied to a particular Account Debtor or group of Account Debtors that are Affiliates, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor or such Account Debtors deteriorates) of the aggregate amount of all otherwise Eligible Accounts and all otherwise Eligible Southern Frac Accounts, to the extent of the obligations owing by such Account Debtor or group of Account Debtors in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts and all otherwise Southern Frac Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)           Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower or any Qualified Subsidiary Guarantor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)           Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

(l)           Accounts that are not subject to a valid and perfected first-priority Agent’s Lien,

(m)           Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n)           Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o)           Backend-Charge Accounts or Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower or Qualified Subsidiary Guarantor of the subject contract for goods or services, or

(p)           Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination (A) may be conducted prior to the closing of such Permitted Acquisition and (B) if conducted by or for Agent, will be subject to Section 2.10(c) and will be excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals and field examinations for which Borrowers are obligated to reimburse Agent).

 “Eligible Backend-Charge Accounts” means those Backend-Charge Accounts created by a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) in the ordinary course of its business, that arise out of such Borrower’s or Qualified Subsidiary Guarantor’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Backend-Charge Accounts made in the Loan Documents, and that would be Eligible Accounts but for their being excluded as ineligible by virtue of the excluding criteria set forth in clause (o) of the definition of Eligible Accounts.

“Eligible Branch-Use Equipment” means Equipment of a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) that qualifies as Eligible Equipment and consists of Branch-Use Equipment.

“Eligible Equipment” means Equipment of a Borrower or a Qualified Subsidiary Guarantor that complies with each of the representations and warranties respecting Eligible Equipment made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Equipment shall be valued at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices. An item of Equipment shall not be included in Eligible Equipment if:

(a)           a Borrower or a Qualified Subsidiary Guarantor does not have good, valid, and marketable title thereto, except that any Certificated Unit described in Section 5.16(f) that otherwise would be excluded as ineligible by virtue of the excluding criteria set forth in this clause (a) but for which the applicable Certificate of Title and all other necessary or appropriate instruments have been delivered to a processing agent identified by Agent on or before the Amendment No. 6 Effective Date in accordance with Section 5.16(f) will not be excluded as ineligible by virtue of the excluding criteria set forth in this clause (a) for 5 Business Days after the Amendment No. 6 Effective Date,

(b)           other than with respect to Excepted Equipment having an aggregate gross book value (when combined with the aggregate gross book value of all Excepted Equipment excepted under clause (c) below) not in excess of $500,000, a Borrower or a Qualified Subsidiary Guarantor does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower or of a Qualified Subsidiary Guarantor),

(c)           other than with respect to Excepted Equipment having an aggregate gross book value (when combined with the aggregate gross book value of all Excepted Equipment excepted under clause (b) above) not in excess of $500,000, it is not (i) located at either (A) one of the locations in the continental United States or a Qualified Canadian Jurisdiction set forth on Schedule 4.27 to the Agreement or (B) a Customer Location for or in anticipation of its active use by a Loan Party at that Customer Location in the ordinary course of Loan Parties’ business or (ii) in-transit from one such location under clause (i) to another such location),

(d)           [reserved],

(e)           it is located on real property leased by a Borrower or a Qualified Subsidiary Guarantor, in a contract warehouse, or at a location of the manufacturer pending initial delivery to the applicable Borrower or Qualified Subsidiary Guarantor, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be; (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; and (iii) with respect to any such Equipment located at a location of the manufacturer pending initial delivery to the applicable Borrower or Qualified Subsidiary Guarantor, that Equipment has been fully paid for (including, as applicable, as evidenced by Loan Parties’ receipt of a certificate of origin for that Equipment),

(f)           it is represented (or required to be represented) by a Certificate of Title, unless the applicable Borrower or Qualified Subsidiary Guarantor has complied with Section 5.16 of this Agreement with respect thereto;

(g)           it is not subject to a valid and perfected first-priority Lien in favor of Agent (or, in the case of any Certificated Unit, to the extent permitted by the terms of Section 5.16 of this Agreement, the Trust), except that any Certificated Unit described in Section 5.16(f) that otherwise would be excluded as ineligible by virtue of the excluding criteria set forth in this clause (g) but for which the applicable Certificate of Title and all other necessary or appropriate instruments have been delivered to a processing agent identified by Agent on or before the Amendment No. 6 Effective Date in accordance with Section 5.16(f) will not be excluded as ineligible by virtue of the excluding criteria set forth in this clause (g) for 5 Business Days after the Amendment No. 6 Effective Date,

(h)           without duplication of clauses (f) and (g) above, it is Equipment in respect of which Borrowers and Qualified Subsidiary Guarantors have not complied with Sections 5.16 and/or 5.17, as applicable,

(i)           it was acquired in connection with a Permitted Acquisition that is a Small-Cap Acquisition and the Agent has requested a desktop appraisal of such Equipment, until the completion of that desktop appraisal, in each case, reasonably satisfactory to Agent (which desktop appraisal (A) may be conducted prior to the closing of such Permitted Acquisition, and (B) will be subject to Section 2.10(c) but excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals for which Borrowers are obligated to reimburse Agent), or

(j)           it was acquired in connection with a Permitted Acquisition that is not a Small-Cap Acquisition, until the completion of an appraisal of such Equipment, in each case, reasonably satisfactory to Agent (which appraisal (A) may be conducted prior to the closing of such Permitted Acquisition, and (B) will be subject to Section 2.10(c) but excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals for which Borrowers are obligated to reimburse Agent).

“Eligible Extended Lone Star Accounts” means those Accounts created by Lone Star in the ordinary course of its business, that arise out of Lone Star’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Extended Lone Star Accounts made in the Loan Documents, and that would be Eligible Accounts but for their being excluded as ineligible by virtue of the excluding criteria set forth in clause (a) of the definition of Eligible Accounts because they are Accounts that the Account Debtor has failed to pay within 90 days of the original invoice date. Eligible Extended Lone Star Accounts shall not include Accounts that the Account Debtor has failed to pay within 150 days of the original invoice date.

“Eligible Fleet Inventory” means Inventory of a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) that qualifies as Eligible Inventory and consists of Rental Fleet Inventory or Other Fleet Inventory.

“Eligible Inventory” means Inventory of a Borrower or a Qualified Subsidiary Guarantor that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

(a)           a Borrower or a Qualified Subsidiary Guarantor does not have good, valid, and marketable title thereto, except that any Certificated Unit described in Section 5.16(f) that otherwise would be excluded as ineligible by virtue of the excluding criteria set forth in this clause (a) but for which the applicable Certificate of Title and all other necessary or appropriate instruments have been delivered to a processing agent identified by Agent on or before the Amendment No. 6 Effective Date in accordance with Section 5.16(f) will not be excluded as ineligible by virtue of the excluding criteria set forth in this clause (a) for 5 Business Days after the Amendment No. 6 Effective Date,

(b)           other than with respect to (i) Inventory in the possession of a renter or lessee of such Inventory in the ordinary course of business of the applicable Borrower or Qualified Subsidiary Guarantor pursuant to a valid, current written rental or lease agreement and (ii) Excepted Inventory having an aggregate gross book value (when combined with the aggregate gross book value of all Excepted Inventory excepted under clause (c) below) not in excess of $500,000, a Borrower or a Qualified Subsidiary Guarantor does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower or of a Qualified Subsidiary Guarantor),

(c)           other than with respect to Excepted Inventory having an aggregate gross book value (when combined with the aggregate gross book value of all Excepted Inventory excepted under clause (b) above) not in excess of $500,000, it is not (i) located at either (A) one of the locations in the continental United States or a Qualified Canadian Jurisdiction set forth on Schedule 4.24 to the Agreement or (B) a Customer Location pursuant to a valid, current written rental or lease agreement or (ii) in-transit from one such location under clause (i) to another such location,

(d)           [reserved],

(e)           it is located on real property leased by a Borrower or a Qualified Subsidiary Guarantor, in a contract warehouse, or at a location of the manufacturer pending initial delivery to the applicable Borrower or Qualified Subsidiary Guarantor, in each case, unless (i) it is subject to a Collateral Access Agreement executed by the lessor or warehouseman, as the case may be, or, other than with respect to any such Inventory located at a location of the manufacturer pending initial delivery to the applicable Borrower or Qualified Subsidiary Guarantor, Agent, in its discretion, institutes a Landlord Reserve or other Inventory Reserves or other Reserves in accordance with Section 2.1(c) of the Agreement; (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; and (iii) with respect to any such Inventory located at a location of the manufacturer pending initial delivery to the applicable Borrower or Qualified Subsidiary Guarantor, that Inventory has been fully paid for (including, as applicable, as evidenced by Loan Parties’ receipt of a certificate of origin for that Inventory),

(f)           it is the subject of a bill of lading or is represented (or required to be represented) by a Certificate of Title unless the applicable Borrower or Qualified Subsidiary Guarantor has complied with Section 5.16 of this Agreement with respect thereto,

(g)           it is not subject to a valid and perfected first-priority Lien in favor of Agent (or, in the case of any Certificated Unit, to the extent permitted by the terms of Section 5.16 of this Agreement, the Trust), except that any Certificated Unit described in Section 5.16(f) that otherwise would be excluded as ineligible by virtue of the excluding criteria set forth in this clause (g) but for which the applicable Certificate of Title and all other necessary or appropriate instruments have been delivered to a processing agent identified by Agent on or before the Amendment No. 6 Effective Date in accordance with Section 5.16(f) will not be excluded as ineligible by virtue of the excluding criteria set forth in this clause (g) for 5 Business Days after the Amendment No. 6 Effective Date,

(h)           it consists of goods returned or rejected by a Borrower’s or a Qualified Subsidiary Guarantor’s customers,

(i)           it consists of goods that are obsolete, work-in-process, raw materials, or goods that constitute spare parts, supplies used or consumed in Loan Parties’ business, defective goods, or Inventory acquired on consignment,

(j)           it is subject to third-party trademark, licensing or other proprietary rights, unless Agent is satisfied that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third-party rights,

(k)           it is Inventory (i) subject to a Rental Fleet Inventory Lease in respect of which Borrowers and Qualified Subsidiary Guarantors have not complied with Section 5.15, or (ii) in respect of which Borrowers and Qualified Subsidiary Guarantors have not complied with Sections 5.16, 5.17, and/or 5.18, as applicable,

(l)           it was acquired in connection with a Permitted Acquisition that is a Small-Cap Acquisition and the Agent has requested a desktop appraisal of such Inventory, until the completion of that desktop appraisal, in each case, reasonably satisfactory to Agent (which desktop appraisal (A) may be conducted prior to the closing of such Permitted Acquisition, and (B) will be subject to Section 2.10(c) but excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals for which Borrowers are obligated to reimburse Agent), or

(l)           it was acquired in connection with a Permitted Acquisition that is not a Small-Cap Acquisition, until the completion of an appraisal of such Inventory, in each case, reasonably satisfactory to Agent (which appraisal (A) may be conducted prior to the closing of such Permitted Acquisition, and (B) will be subject to Section 2.10(c) but excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals for which Borrowers are obligated to reimburse Agent).

“Eligible Real Property” means Real Property Collateral that Borrowers have requested to be Eligible Real Property, that complies with each of the representations and warranties respecting Eligible Real Property made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any appraisal performed by Agent from time to time after the Amendment No. 2 Effective Date. An item of Real Property Collateral shall not be included in Eligible Real Property if:

(a)           a Borrower or a Qualified Subsidiary Guarantor does not have good, valid, and marketable title thereto,

(b)           it is not located in the continental United States,

(c)           it is not subject to a valid and perfected first-priority Lien in favor of Agent,

(d)           it is Real Property Collateral in respect of which Agent has not received all of the following: (i) the Additional Documents described in Section 3.6(c); and (ii) if the Borrower or Qualified Subsidiary Guarantor that owns such Real Property Collateral leases it to one or more other Persons (including, without limitation, one or more Affiliates of such Borrower or Qualified Subsidiary Guarantor), a copy (executed or certified, as appropriate) of each such lease and a subordination agreement, in form and substance reasonably satisfactory to Agent, duly executed and delivered, with respect to each such lease,

(e)           without duplication of clauses (c) and (d) above, it is Real Property Collateral in respect of which Borrowers and Qualified Subsidiary Guarantors have not complied with Sections 5.11 and/or 5.12, as applicable,

(f)           it is not used in the business of the Loan Parties, or

(g)           it Real Property Collateral that was the subject of one or more Real Property Sublimit Loans that have been repaid in full.

“Eligible Rolling Stock Equipment” means Equipment of a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) that qualifies as Eligible Equipment and consists of Rolling Stock Equipment.

“Eligible Southern Frac Accounts” means those Accounts created by Southern Frac in the ordinary course of its business, that arise out of Southern Frac’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Southern Frac Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Amendment No. 4 Effective Date. In determining the amount to be included, Eligible Southern Frac Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates. Eligible Southern Frac Accounts shall not include the following:

(a)???????????(i)?in the case of Accounts owed by one or more of Globe Energy Services and its Affiliates, Accounts that the Account Debtor has failed to pay within 120?days of original invoice date; (ii)?in the case of Accounts owed by one or more of Baker Corp and its Affiliates, Accounts that the Account Debtor has failed to pay within 105?days of original invoice date; (iii)?in the case of Accounts owed by one or more of MVA?Trucking & Rentals,?L.L.C., and its Affiliates, Accounts that the Account Debtor has failed to pay within 120?days of original invoice date; and (iv)?in the case of all other Accounts, Accounts that the Account Debtor has failed to pay within 90?days of original invoice date;

(b)           (i) in the case of Accounts owed by one or more of Globe Energy Services and its Affiliates, Accounts with selling terms of more than 90 days; and (ii) in the case of all other Accounts, Accounts with selling terms of more than 60 days;

(c)           Accounts owed by an Account Debtor (or its Affiliates) where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) or (b) above or clause (i) or (s) below;

(d)           Accounts with respect to which the Account Debtor is an Affiliate of any Borrower or of any Qualified Subsidiary Guarantor or an employee or agent of any Borrower, any Qualified Subsidiary Guarantor, or any Affiliate of any Borrower or of any a Qualified Subsidiary Guarantor;

(e)           Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

(f)           Accounts that are not payable in Dollars;

(g)           Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or a Qualified Canadian Jurisdiction, or (ii) is not organized under the laws of the United States or any state thereof or under the laws of Canada or a Qualified Canadian Jurisdiction, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent;

(h)           Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which Borrowers and Qualified Subsidiary Guarantors have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), the Financial Administration Act (Canada), or other applicable law, as applicable, or (ii) any state of the United States or any province of Canada;

(i)           Accounts with respect to which the Account Debtor is a creditor of a Borrower or a Qualified Subsidiary Guarantor, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute;

(j)           that portion of Accounts which reflect a reasonable reserve for warranty claims or returns or amounts which are owed to account debtors, including those for rebates, allowances, co-op advertising, new store allowances or other deductions;

(k)           Accounts with respect to an Account Debtor or a group of Account Debtors that are Affiliates whose total obligations owing to Borrowers and Qualified Subsidiary Guarantors (including Southern Frac) exceed 15% (such percentage, as applied to a particular Account Debtor or group of Account Debtors that are Affiliates, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor or such Account Debtors deteriorates) of the aggregate amount of all otherwise Eligible Accounts and all otherwise Eligible Southern Frac Accounts, to the extent of the obligations owing by such Account Debtor or group of Account Debtors in excess of such percentage; provided, that, in each case, the amount of Eligible Southern Frac Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts and all otherwise Southern Frac Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(l)           Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Borrower or any Qualified Subsidiary Guarantor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(m)           Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition;

(n)           Accounts representing credit card sales or “C.O.D.” sales;

(o)           Accounts that are not subject to a valid and perfected first-priority Agent’s Lien or that are subject to any other Lien, unless such other Lien is a Permitted Lien and the holder of such Permitted Lien has entered into an intercreditor agreement with Lender reasonably acceptable to Agent;

(p)           Accounts that consist of progress billings (such that the obligation of the Account Debtors with respect to such Accounts is conditioned upon Southern Frac’s satisfactory completion of any further performance under the agreement giving rise thereto) or retainage invoices;

(q)           Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity;

(r)           that portion of Accounts which represent finance charges, service charges, sales taxes, or excise taxes;

(s)           that portion of Accounts which has been restructured, extended, amended, or otherwise modified;

(t)           bill and hold invoices, except those with respect to which Agent has received an agreement in writing from the Account Debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Southern Frac Accounts hereunder;

(u)           Accounts that have not been invoiced;

(v)           Accounts constituting (i) proceeds of copyrightable material, unless such copyrightable material has been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions, unless such patentable inventions have been registered with the United States Patent and Trademark Office;

(w)           Accounts owned by a target acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination (i) may be conducted prior to the closing of such Permitted Acquisition and (ii) if conducted by or for Agent, will be subject to Section 2.10(c) and will be excluded for purposes of the limitation set forth in Section 2.10(c) as to the number of appraisals and field examinations for which Borrowers are obligated to reimburse Agent); or

(x)           Accounts or that portion of Accounts otherwise deemed ineligible by Agent in its Permitted Discretion.

“Eligible Southern Frac Finished Goods Inventory” means Inventory of Southern Frac (other than Southern Frac Tanks) that qualifies as Eligible Inventory and consists of first-quality finished goods held for sale in the ordinary course of Southern Frac’s business.

“Eligible Southern Frac Raw Materials Inventory” means Inventory of Southern Frac (other than Southern Frac Tanks) that consists of first-quality raw materials and that would be Eligible Inventory but for its being excluded as ineligible by virtue of the excluding criteria relating to raw materials set forth in clause (i) of the definition of Eligible Inventory.

“Eligible Southern Frac Tanks” means Southern Frac Tanks that qualify as Eligible Inventory.

“Eligible Step Inventory” means Inventory of a Borrower or a Qualified Subsidiary Guarantor (other than Southern Frac) that qualifies as Eligible Inventory and consists of Step Inventory.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, or any Canadian Pension Plan, in each case (a) that is or within the preceding six (6) years has been sponsored, maintained or contributed to by any Loan Party or ERISA Affiliate or (b) to which any Loan Party or ERISA Affiliate has, or has had at any time within the preceding six (6) years, any liability, contingent or otherwise.

“Enhanced Reporting Period” means a period which shall commence on any date on which Excess Availability is less than 10% of the Maximum Revolver Amount and shall continue until the later of (a) the date that is the last day of the second full fiscal quarter after that commencement date, and (b) the last day of the fiscal quarter after that commencement date in which Average Excess Availability for a period of 60 consecutive days is greater than or equal to 10% of the Maximum Revolver Amount.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, municipal, foreign, or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (including as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of such Borrower or its Subsidiaries under IRC Section 414(o).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.

“Excepted Equipment” means Equipment of a Borrower and its Subsidiaries that is either (i) located at a Customer Location other than for or in anticipation of its active use by a Loan Party at that Customer Location in the ordinary course of Loan Parties’ business; (ii) out for repair; or (iii) located at a location of the manufacturer of that Equipment pending initial delivery to the applicable Borrower or Subsidiary.

“Excepted Inventory” means Inventory of a Borrowers and its Subsidiaries that is either (i) located at a Customer Location other than pursuant to a valid, current written rental or lease agreement; (ii) out for repair; or (iii) located at a location of the manufacturer of that Inventory pending initial delivery to the applicable Borrower or Subsidiary.

“Excess” has the meaning specified therefor in Section 2.14 of the Agreement.

“Excess Availability” means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrowers and their Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Exchange Rate” means and refers to the nominal rate of exchange (vis-à-vis Dollars) for a currency other than Dollars published in The Wall Street Journal (Western Edition) on the date of determination (which shall be a Business Day on which The Wall Street Journal (Western Edition) is published), expressed as the number of units of such other currency per one Dollar.

“Excluded Taxes” means (i) any tax imposed on the net income or net profits of any Lender or any Participant (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender or such Participant is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Lender’s or such Participant’s principal office is located in each case as a result of a present or former connection between such Lender or such Participant and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Lender or such Participant having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under the Agreement or any other Loan Document); (ii) taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 16.2 of the Agreement; (iii) any United States federal withholding taxes that would be imposed on amounts payable to a Foreign Lender based upon the applicable withholding rate in effect at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), except that Taxes shall include (A) any amount that such Foreign Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 16.1 of the Agreement, if any, with respect to such withholding tax at the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), and (B) additional United States federal withholding taxes that may be imposed after the time such Foreign Lender becomes a party to the Agreement (or designates a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority; and (iv) any United States federal withholding taxes imposed under FATCA.

 “Existing Credit Agreement” has the meaning set forth in the recitals to the Agreement.

 “Existing Obligations” means the “Obligations” under and as defined in the Existing Credit Agreement.

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of the Agreement.

“Extraordinary Receipts” means (a) so long as no Event of Default has occurred and is continuing, proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, and (b) if an Event of Default has occurred and is continuing, any payments received by any Borrower or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(e)(ii) of the Agreement) consisting of (i) proceeds of judgments, proceeds of settlements, or other consideration of any kind received in connection with any cause of action or claim, (ii) indemnity payments (other than to the extent such indemnity payments are immediately payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and (iii) any purchase price adjustment received in connection with any purchase agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of the Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means that certain fee letter, dated as of the Amendment No. 6 Effective Date, among Borrowers and Agent, in form and substance reasonably satisfactory to Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

“Fixed Charges” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) during such period, (b) principal payments in respect of Indebtedness (including, in respect of Real Property Sublimit Loans) that are required to be paid during such period, (c) [reserved], (d) all federal, state, and local income taxes paid during such period, (e) all Affiliate Distributions and other Restricted Payments (other than (i) Affiliate Distributions under Section 6.7(e), Section 6.7(f), Section 6.7(h), or Section 6.7(i) and (ii) repayments under Section 6.6(a)(i) of Permitted Intercompany Advances owing to GFN) paid (whether in cash or other property, other than common Equity Interest) during such period, and (f) all payments under Section 6.10(e) paid (whether in cash or other property, other than common Equity Interest) during such period.

“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, the ratio of (a) the result of (i) EBITDA for such period, minus (ii) Net Unfinanced Capital Expenditures for such period, minus (iii) all Affiliate Distributions under Section 6.7(e), Section 6.7(f), Section 6.7(h), and/or Section 6.7(i) paid during such period, to (b) Fixed Charges for such period.

“Foreign Lender” means any Lender or Participant that is not a United States person within the meaning of IRC section 7701(a)(30).

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Borrowers, determined on a consolidated basis in accordance with GAAP, that by its terms matures more than one year after the date of determination, and any such Indebtedness maturing within one year from such date that is renewable or extendable at the option of any Borrower or its Subsidiaries, as applicable, to a date more than one year from such date, including, in any event, but without duplication, with respect to Borrowers and their Subsidiaries, the Revolver Usage, the Last-Out Term Loan, and the amount of their Capitalized Lease Obligations.

“Funding Date” means the date on which a Borrowing occurs.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of the Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“GFC” means General Finance Corporation, a Delaware corporation and an Affiliate of Pac-Van and of GFN.

“GFC 2021 Notes” means the up to $77,500,000 aggregate principal amount of 8.125% senior unsecured notes due 2021 issued by GFC (including (i) a tranche of such notes in the aggregate principal amount of $72,000,000 issued on or about June 18, 2014, and (ii) a tranche of such notes in an aggregate principal amount of up to $5,500,000 issued or to be issued in December 2016).

“GFC 2021 Notes Indenture” means, with respect to the GFC 2021 Notes, an Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee (as supplemented by a First Supplemental Indenture dated as of June 18, 2014, between GFC and Wells Fargo, as trustee, and as further amended, restated, supplemented, or otherwise modified from time to time).

“GFC 2021 Notes Indenture Cap Amount” means, as of any date of determination, the maximum aggregate amount of Indebtedness under the Agreement permitted to be incurred by the GFC 2021 Notes Indenture as of that date. As of the Amendment No. 6 Effective Date, the GFC 2021 Notes Indenture Cap Amount was $237,000,000.

“GFC 2021 Notes Indenture Cap Cushion Amount” means an amount, up to $10,000,000, determined by Agent in its Permitted Discretion from time to time with respect to the GFC 2021 Notes Indenture Cap Amount. As of the Amendment No. 6 Effective Date, the GFC 2021 Notes Indenture Cap Cushion Amount was $8,000,000.

“GFN” means GFN North America Corp., a Delaware corporation and an Affiliate of Pac-Van and of GFC.

“GFN Manufacturing” means GFN Manufacturing Corporation, a Delaware corporation. GFN Manufacturing became a Guarantor effective as of the Amendment No. 4 Effective Date.

“GFNRC” means GFN Realty Company, LLC, a Delaware limited liability company. GFNRC became a Borrower effective as of the Amendment No. 2 Effective Date.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) PV Acquisition, (b) GFN Manufacturing, and (c) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.

“Guaranty and Security Agreement” means the Canadian Guaranty and Security Agreement and the U.S. Guaranty and Security Agreement, as applicable.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Borrower and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Lender or any of its Affiliates; provided, that no such Person (other than Wells Fargo or its Affiliates) shall constitute a Hedge Provider unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Hedge Agreement within 10 days after the execution and delivery of such Hedge Agreement with a Borrower or its Subsidiaries; provided further, that if, at any time, a Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Date” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers’ acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices and, for the avoidance of doubt, other than royalty payments payable in the ordinary course of business in respect of non-exclusive licenses), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.

“Indemnified Taxes” means, any Taxes other than Excluded Taxes.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial, federal, or foreign bankruptcy or insolvency law (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)), assignments for the benefit of creditors, formal or informal moratoria, compositions, proposals, arrangements, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated September 7, 2012, executed and delivered by GFN, each Borrower, each of the Subsidiaries of each Borrower, each of the other Loan Parties, and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Provisions” means the provisions attached to the Agreement as Exhibit IC-1, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the Agreement (including the Intercreditor Provisions).

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, or 3 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and/or Section 2.2(d), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or the Maximum Revolver Amount.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of the Agreement, and Issuing Bank shall be a Lender.

“Joint Book Runner” has the meaning set forth in the preamble to the Agreement.

“Judgment Currency” has the meaning specified in Section 17.15 of the Agreement.

“Landlord Reserve” means, as to each location at which a Borrower or a Qualified Subsidiary Guarantor has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent for which the landlord will have, under applicable law, a Lien in the Inventory of such Borrower or Qualified Subsidiary Guarantor to secure the payment of rent or other amounts under the lease relative to such location, or (b) 3 months’ rent under the lease relative to such location.

“Last-Out Term Loan” has the meaning specified therefor in Section 2.2 of the Agreement.

“Last-Out Term Loan Amortization Condition” means, with respect to any amortization payment of the Last-Out Term Loan required under Section 2.2(b) of the Agreement, the condition that before and immediately after giving effect to such payment Excess Availability is greater than or equal $10,000,000.

“Last-Out Term Loan Amount” means $20,000,000.

“Last-Out Term Loan Collateral Base” means, as of any date of determination, an amount equal to the lesser of the following:

(a)           the Last-Out Term Loan Amount; and

(b)           as of that date of determination, the Dollar-equivalent result of:

(i)           the lesser of the following:

(A)           10% of the amount of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Accounts, less the amount, if any, of the Dilution Reserve; and

(B)           the result of (1) 95% of the amount of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Accounts, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (a) of the definition of Borrowing Base; plus

(ii)           the lesser of the following:

(A)           the sum of the following:

(1)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Rolling Stock Equipment (such determination may be made as to different categories of such Eligible Rolling Stock Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(2)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Branch-Use Equipment (such determination may be made as to different categories of such Eligible Branch-Use Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(3)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Step Inventory (such determination may be made as to different categories of such Eligible Step Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; and

(B)           the result of the following:

(1)           the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Rolling Stock Equipment (such determination may be made as to different categories of such Eligible Rolling Stock Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(2)           the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Branch-Use Equipment (such determination may be made as to different categories of such Eligible Branch-Use Equipment based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(3)           the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Step Inventory (such determination may be made as to different categories of such Eligible Step Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus

(4)           the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (d) of the definition of Borrowing Base; plus

(iii)           the lesser of the following:

(A)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Fleet Inventory (such determination may be made as to different categories of such Eligible Fleet Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; and

(B)           the result of (1) the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Borrowers’ and Qualified Subsidiary Guarantors’ Eligible Fleet Inventory (such determination may be made as to different categories of such Eligible Fleet Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (e) of the definition of Borrowing Base; plus

(iv)           the lesser of the following:

(A)           10% of the amount of Southern Frac’s Eligible Southern Frac Accounts, less the amount, if any, of the Dilution Reserve; and

(B)           the result of (1) 95% of the amount of Southern Frac’s Eligible Southern Frac Accounts, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (g) of the definition of Borrowing Base; plus

(v)           the lesser of the following:

(A)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Finished Goods Inventory (such determination may be made as to different categories of such Eligible Southern Frac Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; and

(B)           the result of (1) the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Finished Goods Inventory (such determination may be made as to different categories of such Eligible Southern Frac Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (h) of the definition of Borrowing Base; plus

(vi)           the lesser of the following:

(A)           the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Raw Materials Inventory (such determination may be made as to different categories of such Eligible Southern Frac Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time; and

(B)           the result of (1) the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Raw Materials Inventory (such determination may be made as to different categories of such Eligible Southern Frac Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (i) of the definition of Borrowing Base; plus

(vii)            the lesser of the following:

(A) the product of 10%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Tanks (such determination may be made as to different categories of such Eligible Southern Frac Tanks based upon the Net Recovery Percentage applicable to such categories) at such time; and

(B) the result of (1) the product of 95%, multiplied by the most recently determined Net Recovery Percentage, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Southern Frac’s Eligible Southern Frac Tanks (such determination may be made as to different categories of such Eligible Southern Frac Tanks based upon the Net Recovery Percentage applicable to such categories) at such time, minus (2) the portion of the Revolving Loans outstanding as of such date that were made on account of Availability under clause (j) of the definition of Borrowing Base; minus

(viii) the aggregate amount of Reserves, if any, established by Agent under Section 2.2(d) of the Agreement.

“Last-Out Term Loan Commitment” means, with respect to each Lender, its Last-Out Term Loan Commitment, and, with respect to all Lenders, their Last-Out Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Lender became a Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Last-Out Term Loan Exposure” means, with respect to any Last-Out Term Loan Lender, as of any date of determination (a) prior to the funding of the Last-Out Term Loan, the amount of such Lender’s Last-Out Term Loan Commitment, and (b) after the funding of the Last-Out Term Loan, the outstanding principal amount of the Last-Out Term Loan held by such Lender.

“Last-Out Term Loan Lender” means a Lender that has a Last-Out Term Loan Commitment or that has a portion of the Last-Out Term Loan.

“Last-Out Term Loan Prepayment Premium” means, with respect to any prepayment of the Last-Out Term Loan made pursuant to Sections 2.4(d)(ii) or 2.4(e) of the Agreement, the following amount, as applicable: (a) if such prepayment is made on or before the first anniversary of the Amendment No. 6 Effective Date, an amount equal to 3% of the principal amount of the Last-Out Term Loan prepaid on such date; (b) if such prepayment is made after the first anniversary of the Amendment No. 6 Effective Date but on or before the second anniversary of the Amendment No. 6 Effective Date, an amount equal to 2% of the principal amount of the Last-Out Term Loan prepaid on such date; (c) if such prepayment occurs after the second anniversary of the Amendment No. 6 Effective Date but on or before the third anniversary of the Amendment No. 6 Effective Date, an amount equal to 1% of the principal amount of the Last-Out Term Loan prepaid on such date; and (d) if such prepayment occurs after the third anniversary of the Amendment No. 6 Effective Date, an amount equal to 0% of the principal amount of the Last-Out Term Loan prepaid on such date.

“Last-Out Term Loan Reserve” means, as of any date of determination, without duplication, a reserve in an aggregate amount equal to the amount, if any, by which the outstanding principal amount of the Last-Out Term Loan on such date exceeds the Last-Out Term Loan Collateral Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent.

“Lender” has the meaning set forth in the preamble to the Agreement, shall include Issuing Bank and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Lender) and Agent (as Agent and in its capacity as Trust Agent), or any one or more of them.

“Lender Group Expenses” means all (a) reasonable costs or expenses (including taxes and insurance premiums) required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) documented and reasonable out-of-pocket fees or charges paid or incurred by Agent or the Last-Out Term Loan Lenders in connection with the Lender Group’s transactions with each Borrower and its Subsidiaries under any of the Loan Documents, including photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) Agent’s and the Last-Out Term Loan Lenders’ customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Borrower or its Subsidiaries, (d) Agent’s customary and reasonable fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary and reasonable charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) Agent’s and the Last-Out Term Loan Lenders’ reasonable costs and expenses (including reasonable documented attorneys’ fees and expenses) relative to third-party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (i) Agent’s and the Last-Out Term Loan Lenders’ reasonable documented costs and expenses (including reasonable documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable documented costs and expenses (including reasonable documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral. For the avoidance of doubt, the Last-Out Term Loan Lenders may hire counsel and other professionals separate and different from Agent’s counsel and professionals, but the fees and expenses of counsel to the Last-Out Term Loan Lenders that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel for all Last-Out Term Loan Lenders

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of the Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Letter of Credit Usage on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.

“Letter of Credit Usage” means, as of any date of determination, (a) with respect to all Borrowers, the aggregate undrawn amount of all outstanding Letters of Credit, and (b) with respect to each Borrower, the aggregate undrawn amount of all outstanding Letters of Credit issued or arranged by Issuing Bank for such Borrower’s account. Unless the context otherwise requires, “Letter of Credit Usage” refers to the Letter of Credit Usage with respect to all Borrowers.

“LIBOR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of the Agreement.

“LIBOR Notice” means a written notice in the form of Exhibit L-1 to the Agreement.

“LIBOR Option” has the meaning specified therefor in Section 2.12(a) of the Agreement.

“LIBOR Rate” means the greater of (a) the rate per annum appearing on Macro*World’s (www.capitalmarkets.mworld.com; the “Service”) Page BBA LIBOR - USD (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) 2 Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error, and (b)(i) with respect to the Last-Out Term Loan, 1.00% per annum, and (ii) in all other cases, 0.00% per annum.

“LIBOR Rate Loan” means each portion of a Revolving Loan or the Last-Out Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, trust (deemed, statutory, constructive, or otherwise) or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” shall mean any Revolving Loan, Swing Loan, Extraordinary Advance, or Last-Out Term Loan made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Loan Documents” means the Agreement, the Control Agreements, any Borrowing Base Certificate, the Fee Letter, each Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Trust Agreement, any Issuer Documents, the Letters of Credit, each Mortgage, the Trademark Security Agreement, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.

“Loan Party” means any Borrower or any Guarantor.

“Loan Sub-Account” has the meaning specified therefor in Section 2.9 of the Agreement.

“Lone Star Acquisition” means the Acquisition by Lone Star of all or substantially all of the assets of the Lone Star Sellers pursuant to and in accordance with the Lone Star Purchase Agreement.

“Lone Star Acquisition Documents” means the Lone Star Purchase Agreement and all other documents related thereto and executed in connection therewith.

“Lone Star Purchase Agreement” means an Asset Purchase Agreement dated as February 28, 2014, between the Lone Star Sellers, the “Principals” thereunder and as defined therein and party thereto, and Lone Star.

“Lone Star Seller Note” means an unsecured Non-Negotiable Promissory Note in the principal amount of $5,000,000 made by Lone Star in connection with the consummation of the Lone Star Acquisition and payable to the order of the Lone Star Sellers.

“Lone Star Sellers” means Lone Star Tank Rental L.P., a Texas limited partnership, and KHM Rentals, LLC, a Texas limited liability company.

“Management Agreement” means the Management Agreement dated as of May 29, 2015, between GFC, GFNRC, Lone Star, and Pac-Van, as in effect on the Amendment No. 3 Effective Date and as amended or otherwise modified with Agent’s prior written consent.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of Borrowers’ and their Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Maturity Date” means the earliest to occur of the following: (a) March 24, 2021, if by that date the scheduled maturity date of the GFC 2021 Notes has not been extended to a date not earlier than 90 days after the Scheduled Maturity Date or repaid in full or refinanced or replaced on terms mutually satisfactory to Borrowers and Agent; (b) the date on which the GFC 2021 Notes are due and payable (whether at maturity, by acceleration, or otherwise); and (c) the Scheduled Maturity Date.

“Maximum Real Property Sublimit Amount” means, as of the Amendment No. 6 Effective Date, $2,000,000, decreased by the amount of payments of outstanding principal of the Real Property Sublimit Loans made in accordance with Sections 2.1(b), 2.4(d), and 2.4(e) of the Agreement on or after the Amendment No. 6 Effective Date.

“Maximum Revolver Amount” means $210,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and increased by the amount of Increases made in accordance with Section 2.14 of the Agreement.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Mortgage” means each mortgage, deed of trust, or deed to secure debt executed and delivered by a Borrower or one of its Subsidiaries in favor of Agent, in form and substance reasonably satisfactory to Agent, that encumber Real Property Collateral.

“Mortgage Policy” have the meaning set forth in Section 3.6(c)(iii) hereof.

“Motor Vehicle Statute” shall have the meaning set forth in Section 5.16(d) hereof.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Cash Proceeds” means:

(a) with respect to any sale or disposition by any Borrower or any of its Subsidiaries of assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Borrower or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or payable to any taxing authorities by such Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction; and (iv) all amounts that are set aside as a reserve (A) for adjustments in respect of the purchase price of such assets, (B) for any liabilities associated with such sale or casualty, to the extent such reserve is required by GAAP, and (C) for the payment of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, to the extent that in each case the funds described above in this clause (iv) are (x) deposited into escrow with a third-party escrow agent or set aside in a separate Deposit Account that is subject to a Control Agreement in favor of Agent and (y) paid to Agent as a prepayment of the applicable Obligations in accordance with Section 2.4(e) of the Agreement at such time when such amounts are no longer required to be set aside as such a reserve; and

(b) with respect to the issuance or incurrence of any Indebtedness by any Borrower or any of its Subsidiaries, or the issuance by any Borrower or any of its Subsidiaries of any Equity Interests, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Borrower or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by such Borrower or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by such Borrower or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of any Borrower or any of its Subsidiaries, and are properly attributable to such transaction.

“Net Recovery Percentage” means, as of any date of determination, the percentage of the book value of Borrowers’ Inventory or Equipment, as applicable, that is estimated to be recoverable in an orderly liquidation of such Inventory or such Equipment, net of all associated costs and expenses of such liquidation, such percentage to be determined by Agent in its Permitted Discretion as to each category of Inventory or Equipment by reference to the most recent applicable appraisal received by Agent from an appraisal company selected by Agent.

“Net Unfinanced Capital Expenditures” means, with respect to any fiscal period and with respect to Borrowers determined on a consolidated basis in accordance with GAAP, an amount equal to the greater of the following:

(a) $0, and

(b) the result of the following:

(i) the sum of the following:

(A) the amount of Capital Expenditures made or incurred during that period, plus

(B) with respect to any Small-Cap Acquisition that is a Permitted Acquisition, the amount of expenditures made or incurred during that period in the form of expenditures constituting the Purchase Price for that Permitted Acquisition, minus

(ii) with respect to each Capital Expenditure or other expenditure under clause (i) constituting an expenditure for an asset constituting Rolling Stock Equipment, Branch-Use Equipment, Step Inventory, Rental Fleet Inventory, or Other Fleet Inventory, the sum of the following:

(A) an amount equal to the portion of that Capital Expenditure or that expenditure that Borrowers allocate, to the reasonable satisfaction of Agent, to the goodwill associated with that asset, in an aggregate amount not to exceed $2,000,000 in any fiscal year, plus

(B) an amount equal to the initial incremental credit availability, if any, under clause (d) or (e) of the definition of Borrowing Base that is attributable to that asset, minus

(iii) the Net Cash Proceeds of sales and dispositions of Branch-Use Equipment, Rolling Stock Equipment, Step Inventory, Rental Fleet Inventory, and/or Other Fleet Inventory received during that period.

“Non-Certificated Unit” means a Unit that is not a Certificated Unit.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities; (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC or any Pension Plan or Multiemployer Plan administrator; (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien; (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan (other than any withdrawal that would not constitute an Event of Default under Section 8.12), (h) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Sections of ERISA; (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA; (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i); (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is or is expected to be insolvent or in reorganization within the meaning of Title IV of ERISA; (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e); (m) an “accumulated funding deficiency” within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) or the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived; (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan; (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan; (p) any event that results in or could reasonably be expected to result in a liability by a Loan Party pursuant to Title I of ERISA or the excise tax provisions of the IRC relating to Employee Benefit Plans or any event that results in or could reasonably be expected to result in a liability to any Loan Party or ERISA Affiliate pursuant to Title IV of ERISA or Section 401(a)(29) of the IRC; or (q) any of the foregoing is reasonably likely to occur in the following 30 days.

“Obligations” means (a) all loans (including the Last-Out Term Loan and the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrowers are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans and the Last-Out Term Loan, (ii) interest accrued on the Revolving Loans and the Last-Out Term Loan, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Other Fleet Inventory” means Inventory (other than Rental Fleet Inventory) of a Borrower and its Subsidiaries that consists of new and used modular buildings, mobile and ground-level offices, storage containers, trailers, frac tanks, and portable liquid storage tanks.

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11.

“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.

“Partition Event” means (a) either (i) the occurrence of an Event of Default or (ii) Excess Availability on any date being less than $3,500,000, and (b) the issuance by Agent of written notice to Administrative Borrower that a “Partition Event” has occurred.

“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the Code or other applicable law sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to the Agreement.

“Permitted Acquisition” means any Acquisition, so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,

(b) (i) no Indebtedness will be incurred, assumed, or would exist with respect to any Borrower or its Subsidiaries as a result of such Acquisition, other than Indebtedness permitted under clauses (f), (g), or (q) of the definition of Permitted Indebtedness, (ii) no Liens will be incurred, assumed, or would exist with respect to the assets of any Borrower or its Subsidiaries as a result of such Acquisition other than Permitted Liens, and (iii) if such Acquisition is an Acquisition of Real Property that is (or is intended to be) the subject of any Permitted Real Property Financing Indebtedness, no part of the proceeds of the loans made to Borrowers will be used to finance such Acquisition,

(c) Borrowers have provided Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed Acquisition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the combination had been accomplished at the beginning of the relevant period; such eliminations and inclusions to be mutually and reasonably agreed upon by Borrowers and Agent) created by adding the historical combined financial statements of Borrowers (including the combined financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to the proposed Acquisition, Borrowers and their Subsidiaries (i) would have been in compliance with the financial covenants in Section 7 of the Agreement for the 4-fiscal-quarter period ended immediately prior to the proposed date of consummation of such proposed Acquisition, and (ii) are projected to be in compliance with the financial covenants in Section 7 of the Agreement for the 4-fiscal-quarter period ended one year after the proposed date of consummation of such proposed Acquisition,

(d) Borrowers have provided Agent with its due diligence package relative to the proposed Acquisition, including forecasted balance sheets, profit and loss statements, and cash flow statements of the Person or assets to be acquired, all prepared on a basis consistent with such Person’s (or assets’) historical financial statements, together with appropriate supporting details and a statement of underlying assumptions for the 1-year period following the date of the proposed Acquisition, on a quarter by quarter basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Agent,

(e) (i) with respect to the proposed Acquisition by Pac-Van of […***…], after the Amendment No. 6 Effective Date, Borrowers shall have Availability plus Qualified Cash in an amount equal to or greater than $20,000,000 immediately after giving effect to the consummation of the proposed Acquisition, and (ii) with respect to any other proposed Acquisition, if the proposed Acquisition is not a Small-Cap Acquisition, Borrowers shall have Availability plus Qualified Cash in an amount equal to or greater than 10% of the Maximum Revolver Amount immediately after giving effect to the consummation of the proposed Acquisition,

(f) [reserved],

(g) Borrowers have provided Agent with written notice of the proposed Acquisition at least 15 Business Days prior to the anticipated closing date of the proposed Acquisition and, not later than 5 Business Days prior to the anticipated closing date of the proposed Acquisition, copies of the acquisition agreement and other material documents relative to the proposed Acquisition, which agreement and documents must be reasonably acceptable to Agent,

(h) the assets being acquired (other than a de minimis amount of assets in relation to Borrowers’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of Borrowers and their Subsidiaries or a business reasonably related thereto,

(i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada,

(j) the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party, and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable, of the Agreement and, in the case of an acquisition of Equity Interests, the applicable Loan Party shall have demonstrated to Agent that the new Loan Parties have received consideration sufficient to make the joinder documents binding and enforceable against such new Loan Parties, and

(k) the Purchase Price in respect of all Permitted Acquisitions effected after the Amendment No. 6 Effective Date shall not exceed $80,000,000 in the aggregate during the term of the Agreement.

“Permitted Discretion” means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Dispositions” means:

(a) sales, abandonment, or other dispositions of Equipment that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business and leases or subleases of Real Property not useful in the conduct of the business of Borrowers and their Subsidiaries,

(b) sales of Inventory to buyers in the ordinary course of business,

(c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,

(d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(e) the granting of Permitted Liens,

(f) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(g) any involuntary loss, damage or destruction of property,

(h) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(i) the leasing or subleasing of assets of any Borrower or its Subsidiaries in the ordinary course of business,

(j) the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Pac-Van,

(k) (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Borrower or any of its Subsidiaries to the extent not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(l) the making of Restricted Payments (including Affiliate Distributions) that are expressly permitted to be made pursuant to the Agreement,

(m) the making of Permitted Investments,

(n) so long as no Event of Default has occurred and is continuing or would immediately result therefrom, transfers of assets (i) from any Borrower or any of its Subsidiaries (other than any Borrower) to a Loan Party, and (ii) from any Subsidiary of any Borrower that is not a Loan Party to any other Subsidiary of any Borrower,

(o) dispositions of assets acquired by Borrowers and their Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries, and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,

(p) sales or dispositions of assets (other than Accounts, Inventory, Equity Interests of Subsidiaries of any Borrower) not otherwise permitted in clauses (a) through (o) above so long as made at fair market value and the aggregate fair market value of all assets disposed of in fiscal year (including the proposed disposition) would not exceed $1,000,000, and

(q) sales, abandonment, or other dispositions of Equipment and Inventory in connection with the closing of a branch office of a Borrower.

“Permitted Holder” means each of the following: Ronald F. Valenta; James B. Roszak; Larry D. Tashjian; Manuel Marrero; David M. Connell; Susan Harris; Charles E. Barrantes; Christopher A. Wilson; Jeffrey A. Kluckman; Robert Allan; Theodore M. Mourouzis; Olowalu Holdings, LLC; Neil Gagnon; Gagnon Advisors, LLC; Gagnon Securities LLC; Ronald L. Havner, Jr.; Lee Ann R. Havner; JCS Ventures II, LLC; and Ebb Tide Investments, LLC.

“Permitted Indebtedness” means:

(a) Indebtedness evidenced by the Agreement or the other Loan Documents,

(b) Indebtedness set forth on Schedule 4.14 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d) endorsement of instruments or other payment items for deposit,

(e) Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions; and (iii) unsecured guarantees with respect to Indebtedness of any Borrower or one of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness,

(f) unsecured Indebtedness of any Borrower or any of its Subsidiaries that is incurred on the date of the consummation of a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Indebtedness is not incurred for working capital purposes, (iii) such unsecured Indebtedness does not mature prior to the date that is 12 months after the Maturity Date, (iv) such unsecured Indebtedness does not amortize until 12 months after the Maturity Date, (v) such unsecured Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents prior to the date that is 12 months after the Maturity Date, and (vi) such Indebtedness is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent,

(g) Acquired Indebtedness in an amount not to exceed $3,000,000 outstanding at any one time,

(h) Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(j) the incurrence by any Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrowers’ and their Subsidiaries’ operations and not for speculative purposes,

(k) Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(l) unsecured Indebtedness of any Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Borrower of the Equity Interests of Pac-Van that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $250,000, and (iii) such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent,

(m) unsecured Indebtedness owing to sellers of assets or Equity Interests to a Loan Party that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions so long as (i) the aggregate principal amount for all such unsecured Indebtedness does not exceed $5,000,000 at any one time outstanding, (ii) is subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (iii) is otherwise on terms and conditions (including all economic terms and the absence of covenants) reasonably acceptable to Agent,

(n) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions,

(o) Indebtedness composing Permitted Investments,

(p) unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(q) Permitted Real Property Financing Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(r) unsecured Indebtedness of any Borrower or its Subsidiaries in respect of Earn-Outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions so long as such unsecured Indebtedness is on terms and conditions reasonably acceptable to Agent,

(s) Indebtedness in an aggregate outstanding principal amount not to exceed $500,000 at any time outstanding for all Subsidiaries of each Borrower that are CFCs; provided, that such Indebtedness is not directly or indirectly recourse to any of the Loan Parties or of their respective assets,

(t) accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(u) Subordinated Indebtedness, the aggregate outstanding amount of which does not exceed $10,000,000, and

(v) any other unsecured Indebtedness incurred by any Borrower or any of its Subsidiaries in an aggregate outstanding amount not to exceed $4,000,000 at any one time.

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party, (b) a Subsidiary of a Borrower that is not a Loan Party to another Subsidiary of a Borrower that is not a Loan Party, (c) a Subsidiary of a Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, and (d) GFN to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a) Investments in cash and Cash Equivalents,

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c) advances made in connection with purchases of goods or services in the ordinary course of business,

(d) Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to the Agreement,

(f) guarantees permitted under the definition of Permitted Indebtedness,

(g) Permitted Intercompany Advances,

(h) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(i) deposits of cash made in the ordinary course of business to secure performance of operating leases,

(j) (i) non-cash loans and advances to employees, officers, and directors of a Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in Pac-Van so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Pac-Van, and (ii) loans and advances to employees and officers of a Borrower or any of its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $250,000 at any one time,

(k) Permitted Acquisitions,

(l) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of any Borrower),

(m) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,

(n) equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,

(o) Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,

(p) Investments in the form of Capital Leases made by a Borrower or any of its Subsidiaries as lessor for the purpose of financing the purchase by the lessee thereunder of the Equipment subject to that Capital Lease, so long as the aggregate amount of all such Investments does not exceed $10,000,000 at any time, and

(q) so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $500,000 during the term of the Agreement.

“Permitted Liens” means

(a) Liens granted to, or for the benefit of, Agent to secure the Obligations (including, without limitation, Liens in favor of the Trust for the benefit of Agent and the Lenders),

(b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s and Trust’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c) judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,

(d) Liens set forth on Schedule P-2 to the Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Amendment No. 6 Effective Date and any Refinancing Indebtedness in respect thereof,

(e) the interests of lessors under operating leases and non-exclusive licensors under license agreements,

(f) (i) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (A) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; and (ii) Liens that secure Permitted Real Property Financing Indebtedness, so long as (A) such Lien attaches only to the Real Property purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the Real Property purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h) Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with worker’s compensation or other unemployment insurance,

(i) Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,

(j) Liens on amounts deposited to secure any Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,

(k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof,

(l) non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m) Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n) rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o) Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q) Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,

(r) Liens assumed by any Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness, and

(s) other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $500,000.

“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax Lien or a Canadian tax Lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $1,000,000.

“Permitted Real Property Financing Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations) incurred after the Amendment No. 3 Effective Date and at the time of the acquisition of any Real Property for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

“Person” means natural persons, corporations, limited liability companies, unlimited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.

“PPSA” means the Personal Property Security Act (Alberta) and the regulations thereunder; provided, however, that if validity, perfection, and effect of perfection and non-perfection of Agent’s Lien on any Collateral of any Loan Party are governed by the personal property security laws of any Canadian jurisdiction other than Alberta, “PPSA” shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection, and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of the Agreement.

“Projections” means Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Loan Parties’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination:

(a) with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,

(b) with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination,

(c) with respect to a Lender’s obligation to make all or a portion of the Last-Out Term Loan, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Last-Out Term Loan, and with respect to all other computations and other matters related to the Last-Out Term Loan Commitments or the Last-Out Term Loan, the percentage obtained by dividing (i) the Last-Out Term Loan Exposure of such Lender by (ii) the aggregate Last-Out Term Loan Exposure of all Lenders, and

(d) with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), the percentage obtained by dividing (i) the sum of (A) the Revolving Loan Exposure of such Lender, plus (B) the Last-Out Term Loan Exposure of such Lender by (ii) the sum of (A) the aggregate Revolving Loan Exposure of all Lenders, plus (B) the aggregate Last-Out Term Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of the Agreement.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of the Agreement.

“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Pac-Van issued in connection with such Acquisition and including the maximum amount of Earn-Outs), paid or delivered by a Borrower or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.

“PV Acquisition” means PV Acquisition Corp., an Alberta corporation and a Subsidiary of Pac-Van.

“Qualified Canadian Jurisdiction” means any province or territory of Canada, in each case so long as (i) all recordings, filings, and other actions (including, without limitation, the execution and delivery of guarantees and security documentation) necessary or, in the reasonable discretion of Agent, desirable to perfect and protect the security interests in and Lien on all of the assets and property of each applicable Loan Party organized under the laws of Canada or any province or territory thereof in such jurisdiction have been made and taken, and (ii) Agent has received, if requested by Agent, opinions of counsel in form and substance satisfactory to Agent as to the matters described in clause (i).

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Equity Interest” means and refers to any Equity Interests issued by Pac-Van (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Qualified Subsidiary Guarantor” means PV Acquisition and each other wholly owned Subsidiary of Pac-Van that (a) is approved in writing by Agent in its sole discretion, (b) is organized under the laws of (i) the United States or a state thereof or (ii) Canada or a Qualified Canadian Jurisdiction, and (c) is a Guarantor.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Borrower or one of its Subsidiaries and the improvements thereto.

“Real Property Collateral” means (a) the Real Property identified on Schedule R-1 to the Agreement and (b) any Real Property acquired by any Borrower or one of its Subsidiaries after the Amendment No. 2 Effective Date (i) that is the subject of (or requested by Borrowers to be the subject of) a Real Property Sublimit Loan, or (ii) except for any such Real Property that is the subject of any Permitted Real Property Financing Indebtedness or as otherwise agreed to by Agent in its sole discretion, with an appraised fair market value in excess of $500,000.

“Real Property Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion or in its Permitted Discretion upon the request of any Lender and, in any such case, subject to Section 2.1(c) and/or Section 2.2(d), to establish and maintain with respect to the Eligible Real Property or the Maximum Real Property Sublimit Amount (including reserves with respect to (a) conditions relating to compliance with applicable Environmental Laws and (b) other conditions affecting appraised fair market value).

“Real Property Sublimit Formula Amount” means, as of any date of determination, with respect to any Eligible Real Property, an amount equal to the lesser of (a) the product of 85%, multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of such Eligible Real Property, and (b) the product of 70%, multiplied by the appraised fair market value (as determined by reference to the most recent applicable appraisal received by Agent from an appraisal company selected by Agent) of such Eligible Real Property.

“Real Property Sublimit Loan” means each portion of the Revolving Loans made on account of Availability under clause (f) of the definition of Borrowing Base.

“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for rebates, discounts, warranty claims, and returns) with respect to the Eligible Accounts, the Eligible Extended Lone Star Accounts, the Eligible Backend-Charge Accounts, the Eligible Southern Frac Accounts, or the Maximum Revolver Amount.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Reference Period” has the meaning set forth in the definition of EBITDA.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” has the meaning set forth in Section 13.1(h) of the Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Rental Fleet Inventory” means Inventory of a Borrower and its Subsidiaries that consists of new and used modular buildings, mobile and ground-level offices, storage containers, trailers, frac tanks, and portable liquid storage tanks held by a Borrower or any of its Subsidiaries for intended lease or rental by such Borrower or any such Subsidiary to third parties in the ordinary course of Loan Parties’ business.

“Rental Fleet Inventory Lease” means a written agreement between a Borrower or any of its Subsidiaries and an Account Debtor, entered into in the ordinary course of Loan Parties’ business, for the lease or rental of Rental Fleet Inventory by such Loan Party to such Account Debtor, including all schedules and supplements thereto. Each such written agreement will be deemed a separate Rental Fleet Inventory Lease, but any such written agreement that is a master lease agreement also will be deemed to include any such written agreement that is a lease agreement or a rental agreement entered into under or pursuant to that master lease agreement.

“Rental Fleet Utilization Ratio” means, with respect to any period, the ratio of (a) the aggregate gross book value of all Rental Fleet Inventory of the Borrowers and their Subsidiaries that is then subject to a valid, current Rental Fleet Inventory Lease between a Borrower or any of its Subsidiaries and the an Account Debtor that is not an Affiliate of any Borrower or of any Subsidiary of any Borrower or a Person controlled by any such Affiliate, to (b) the aggregate gross book value of Rental Fleet Inventory of Borrowers and their Subsidiaries.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of the Agreement.

“Report” has the meaning specified therefor in Section 15.16 of the Agreement.

“Required Availability” means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $20,000,000.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the sum of (a) the aggregate Revolving Loan Exposure of all Lenders, plus (b) the aggregate Last-Out Term Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure and Last-Out Term Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders, (ii) subject to the following clause (iii), at any time there are 2 or more Lenders who are not Affiliates of one another, “Required Lenders” must include at least 2 Lenders who are not Affiliates of one another, and (iii) at any time there are 3 or more Lenders who are not Affiliates of one another, “Required Lenders” must include at least 3 Lenders who are not Affiliates of one another.

“Required Revolving Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Revolving Lenders, and (ii) at any time there are 2 or more Revolving Lenders who are not Affiliates of one another, “Required Revolving Lenders” must include at least 2 Revolving Lenders who are not Affiliates of one another.

“Required Last-Out Term Loan Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Last-Out Term Loan Exposure of all Lenders; provided, that (i) the Last-Out Term Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Last-Out Term Loan Lenders, and (ii) at any time there are 2 or more Last-Out Term Loan Lenders who are not Affiliates of one another, “Required Last-Out Term Loan Lenders” must include at least 2 Last-Out Term Loan Lenders who are not Affiliates of one another.

“Reserves” means, as of any date of determination, those reserves (other than Receivable Reserves, Bank Product Reserves, Inventory Reserves, Real Property Reserves, and the Last-Out Term Loan Reserve) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c) and 2.2(d), to establish and maintain with respect to the Borrowing Base, the Maximum Revolver Amount, or the Last-Out Term Loan Collateral Base (including reserves with respect to (a) sums that any Borrower or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (b) amounts owing by any Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (c) Permitted Intercompany Advances made by GFN to a Loan Party, (d) amounts owing by Lone Star under the Lone Star Seller Note to the extent that the Indebtedness evidenced by the Lone Star Seller Note is not subordinated to the Obligations on terms and conditions reasonably acceptable to Agent, and (e) without duplication, Canadian Priority Payables).

“Restricted Payment” means to (a) make any Affiliate Distribution; (b) declare or pay any other dividend or make any other payment or other distribution, directly or indirectly, on account of Equity Interests issued by Pac-Van (including any payment in connection with any merger, amalgamation, or consolidation involving Pac-Van) or to the direct or indirect holders of Equity Interests issued by Pac-Van in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Pac-Van; (c) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger, amalgamation, or consolidation involving Pac-Van) any Equity Interests issued by Pac-Van; (d) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of Pac-Van now or hereafter outstanding; or (e) make, or cause or suffer to permit any Borrower or any of its Subsidiaries to make, any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Revolving Lender became a Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.

“Revolver Usage” means, as of any date of determination, (a) with respect to all Borrowers, the sum of (i) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (ii) the amount of the Letter of Credit Usage, and (b) with respect to each Borrower, the sum of (i) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances) allocable to such Borrower, plus (ii) the amount of the Letter of Credit Usage of such Borrower. Unless the context otherwise requires, “Revolver Usage” refers to the Revolver Usage with respect to all Borrowers.

“Revolving Lender” means a Lender that has a Revolver Commitment or that has an outstanding Revolving Loan.

“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitment, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement.

“Rolling Stock Equipment” means Equipment that consists of trucks, trailers, tractors, service vehicles, vans, pickup trucks, forklifts, wheel loaders, and other mobile Equipment and other vehicles used by Borrowers and their Subsidiaries to transport, install, or remove Inventory of Borrowers and their Subsidiaries in the ordinary course of Loan Parties’ business.

“Royal Wolf” means Royal Wolf Holdings Limited, an Australian corporation.

“Royal Wolf Share Loan” means Indebtedness in an aggregate principal amount of $25,000,000 incurred by GFC and secured by Equity Interests issued to GFC by Royal Wolf, the proceeds of which Indebtedness were used to finance a portion of the Lone Star Acquisition.

“Sanctioned Entity” means any of the following, in each case, that is subject to or the target of any Sanctions: (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country.

“Sanctioned Person” means any Person named on the list of Specially Designated Nationals maintained by OFAC or any other Person that is subject to or the target of any Sanctions.

“Sanctions” means any of the territory- or list-based sanctions programs administered and enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Scheduled Maturity Date” means March 24, 2022.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Series C Preferred Dividend Percentage” means, the “Stated Rate” as such term is defined in the Certificate of Designations, Preferences and Rights of the Series C Cumulative Redeemable Perpetual Preferred Stock of GFC as in effect on the date of the initial issuance by GFC of any Series C Preferred Stock of GFC.

“Series C Preferred Stock of GFC” means Series C Cumulative Redeemable Perpetual Preferred Stock issued by GFC, which shall not, in any event, exceed 540,000 shares of such Equity Interest.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of the Agreement.

“Small-Cap Acquisition” means any Acquisition (a) for which the Purchase Price does not exceed $2,000,000 and (b) with respect to which Borrowers allocate, to the reasonable satisfaction of Agent, not less than 75% of the Purchase Price to Rolling Stock Equipment, Branch-Use Equipment, Step Inventory Rental Fleet Inventory, and/or Other Fleet Inventory being purchased or otherwise acquired directly (as assets being purchased or otherwise acquired) or indirectly (as assets of any Person whose Equity Interests are being purchased or otherwise acquired) pursuant to that Acquisition.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Southern Frac” means Southern Frac, LLC, a Texas limited liability company and an Affiliate of each of Pac-Van and Lone Star. Southern Frac became a Borrower effective as of the Amendment No. 4 Effective Date.

“Southern Frac Tank” means a completed but unpainted frac tank or portable liquid storage tank that constitutes Inventory of Southern Frac held for sale or lease in the ordinary course of Southern Frac’s business.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Step Inventory” means Inventory that consists of steps and ramps held for sale or lease in the ordinary course of Loan Parties’ business.

“Subject Holder” has the meaning specified therefor in Section 2.4(e)(v) of the Agreement.

“Subordinated Indebtedness” means any unsecured Indebtedness of any Borrower or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and (a) that is only guaranteed by the Guarantors, (b) that is not subject to scheduled amortization, redemption, sinking fund or similar payment and does not have a final maturity, in each case, on or before the date that is six months after the Maturity Date, (c) that does not include any financial covenants or any covenant or agreement that is more restrictive or onerous on any Loan Party in any material respect than any comparable covenant in the Agreement and is otherwise on terms and conditions reasonably acceptable to Agent, (d) shall be limited to cross-payment default and cross-acceleration to designated “senior debt” (including the Obligations), and (e) the terms and conditions of the subordination are reasonably acceptable to Agent.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Supermajority Lenders” means, at any time, Lenders having or holding more than 66-2/3% of the sum of (a) the aggregate Revolving Loan Exposure of all Lenders, plus (b) the aggregate Last-Out Term Loan Exposure of all Lenders; provided, that (i) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, (ii) subject to the following clause (iii), at any time there are 2 or more Lenders who are not Affiliates of one another, “Supermajority Lenders” must include at least 2 Lenders who are not Affiliates of one another, and (iii) at any time there are 3 or more Lenders who are not Affiliates of one another, “Supermajority Lenders” must include at least 3 Lenders who are not Affiliates of one another.

“Swing Lender” means Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Lender’s sole discretion, to become the Swing Lender under Section 2.3(b) of the Agreement.

“Swing Loan” has the meaning specified therefor in Section 2.3(b) of the Agreement.

“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.

“Syndication Agent” has the meaning set forth in the preamble to the Agreement.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.

“Termination Event” means (a) the filing of a notice of intent to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination thereof; or (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee or third-party administrator appointed to administer a Canadian Pension Plan.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Trust” means Pac-Van Asset Trust, a Delaware statutory trust formed under the Delaware Statutory Trust Act, including its successors and assigns.

“Trust Agent” means Agent in its capacity as trust agent on behalf of the Trust.

 “Trust Agreement” means a Second Amended and Restated Trust Agreement of Pac-Van Asset Trust, dated as of the date of the Agreement, between Pac-Van, Lone Star, the Trustee, and Wells Fargo, as trust agent and beneficial owner. The Trust Agreement amends and restates the “Trust Agreement” under and as defined in the Existing Credit Agreement.

“Trustee” means Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as trustee of the Trust under the Trust Agreement.

“U.S. Guaranty and Security Agreement” means a guaranty and security agreement, dated as of September 7, 2012, in form and substance reasonably satisfactory to Agent, executed and delivered to Agent by each of the Borrowers organized in the United States and each of the Guarantors organized in the United States.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Unit” means any unit or item of Rental Fleet Inventory, Other Fleet Inventory, Branch-Use Equipment, or Rolling Stock Equipment.

“United States” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of the Agreement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Schedule 1.1

SCHEDULE 3.1

Conditions Precedent

The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

(a) the Closing Date shall occur on or before April 7, 2014;

(b) Agent shall have received a letter duly executed by each Loan Party authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;

(c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent’s Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

(d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed and delivered, and each such document shall be in full force and effect:

(i) the Trust Agreement,

(ii) an omnibus amendment, joinder, and reaffirmation agreement with respect to certain “Loan Documents” under and as defined in the Existing Credit Agreement, and

(iii) a Perfection Certificate with respect to Lone Star,

(e) Agent shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s board of directors authorizing its execution, delivery, and performance of the Loan Documents to which it is a party, (ii) authorizing specific officers of such Loan Party to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party;

(f) Agent shall have received copies of each Loan Party’s Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Loan Party;

(g) Agent shall have received a certificate of status with respect to each Loan Party, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(h) Agent shall have received certificates of status with respect to each Loan Party, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Loan Party is in good standing in such jurisdictions;

(i) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6 of the Agreement, the form and substance of which shall be satisfactory to Agent;

(j) Agent shall have received an opinion of the Loan Parties’ counsel in form and substance satisfactory to Agent;

(k) Borrowers shall have the Required Availability after giving effect to the initial extensions of credit under the Agreement and the payment of all fees and expenses required to be paid by Borrowers on the Closing Date under the Agreement or the other Loan Documents;

(l) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrowers’ and their Subsidiaries’ books and records and verification of Borrowers’ representations and warranties to Lender Group, (ii) an inspection of each of the locations where Borrowers’ and their Subsidiaries’ Inventory or Equipment is located, and (iii) a review of Borrowers’ and their Subsidiaries’ material agreements, in each case, the results of which shall be satisfactory to Agent;

(m) Agent shall have completed (i) Patriot Act searches, OFAC/PEP searches and customary individual background checks for each Loan Party, and (ii) OFAC/PEP searches and customary individual background searches for each Loan Party’s senior management and key principals, the results of which shall be satisfactory to Agent and each Lender;

(n) Agent shall have received an appraisal of the Net Recovery Percentage applicable to Borrowers’ and their Subsidiaries’ Inventory and an appraisal of Borrowers’ and their Subsidiaries’ Equipment, the results of which shall be satisfactory to Agent;

(o) Agent shall have received a set of Projections of Borrowers for the 3-year period following the Closing Date (on a year-by-year basis, and for the 1-year period following the Closing Date, on a month-by-month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

(p) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by the Agreement and the other Loan Documents;

(q) Agent shall have received evidence in form satisfactory to it that the Lone Star Acquisition shall have been consummated on or prior to the Closing Date in accordance with the Lone Star Acquisition Documents and all applicable requirements of law, and no terms or conditions of the Lone Star Acquisition Documents (other than any immaterial terms or conditions) shall have been waived without the consent of Agent;

(r) the Lone Star Purchase Agreement (including schedules, exhibits, and annexes thereto) and all other all documentation associated with the Lone Star Acquisition shall be in form and substance satisfactory to Agent;

(s) Agent shall have received a solvency certificate, in form and substance satisfactory to it, certifying as to the solvency of the Loan Parties taken as a whole after giving effect to the Lone Star Acquisition;

(t) each Borrower and each of its Subsidiaries shall have received all governmental and third party approvals (including shareholder approvals, Hart–Scott–Rodino clearance and other consents) necessary or, in the reasonable opinion of Agent, advisable in connection with the Agreement or the transactions contemplated by the Loan Documents, which shall all be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent, or otherwise impose adverse conditions on the Credit Agreement or the transactions contemplated by the Loan Documents; and

(u) all other documents and legal matters in connection with the transactions contemplated by the Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

Schedule 3.1

SCHEDULE 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Borrowers’ fiscal quarters) after the end of each month during each of Borrowers’ fiscal years,

(a) an unaudited consolidated and consolidating (and combined and combining, as applicable) balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity covering Borrowers’ and their Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(b) a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable, and

(c) a statement of beginning and ending balances and other activity during such period with respect to all Permitted Intercompany Advances.

as soon as available, but in any event within 90 days after the end of each of Borrowers’ fiscal years,
(d) consolidated and consolidating (and combined and combining, as applicable) financial statements of Borrowers and their Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (i) “going concern” or like qualification or exception, (ii) qualification or exception as to the scope of such audit, or (iii) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7 of the Agreement), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), and

(e) a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable.

as soon as available, but in any event within 30 days prior to the start of each of Borrowers’ fiscal years,
(f) copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its Permitted Discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month-by-month, certified by the chief financial officer of Administrative Borrower as being such officer’s good faith estimate of the financial performance of Borrowers during the period covered thereby.

if and when filed by GFC or any Borrower,
(g) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

(h) any other filings made by GFC (in respect of a Borrower) or a Borrower with the SEC, and

(i) any other information that is provided by GFC (in respect of any Borrower) or a Borrower to its shareholders generally.

promptly, but in any event within 5 days after any Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(j) notice of such event or condition and a statement of the curative action that Borrowers propose to take with respect thereto.
promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on any Borrower or any of its Subsidiaries,
(k) notice of all actions, suits, or proceedings brought by or against any Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Effect.

not less than 5 Business Days (10 Business Days in the case of any optional prepayment of the Last-Out Term Loan under Section 2.4(d)(ii)) prior to (i) any proposed Affiliate Distribution under Section 6.7(e), 6.7(f), 6.7(g), 6.7(h), 6.7(i), 6.7(j), or 6.7(k), any payment under Section 6.10(e), (ii) any repayment under Section 6.6(a)(i) of Permitted Intercompany Advances owing to GFN, or (iii) any optional prepayment of the Last-Out Term Loan under Section 2.4(d)(ii),

(l) notice of such proposed Affiliate Distribution, repayment, or prepayment and certificate of an appropriate officer of Pac-Van certifying compliance with the conditions for funding such Affiliate Distribution, such repayment, or such prepayment and attaching pro forma computations of Excess Availability, EBITDA, and the Fixed Charge Coverage Ratio, as applicable, before and after giving effect to such proposed Affiliate Distribution, such proposed repayment, or such proposed prepayment.

upon the request of Agent,
(m) to the extent not otherwise disclosed to Agent in accordance with Section 6.10, information reasonably requested relating to (i) transactions between Pac-Van, Lone Star, or any of their respective Subsidiaries, on the one hand, and Southern Frac, on the other hand (including, without limitation, any such transaction involving the acquisition by Pac-Van or Lone Star of Inventory or Equipment from Southern Frac), and (ii) transactions between Pac-Van and Lone Star involving (including, without limitation, any such transaction involving the sale or other transfer of Inventory or Equipment from one such Borrower to the other).

(n) any other information reasonably requested relating to the financial condition of Borrowers or their Subsidiaries.

Schedule 5.1

SCHEDULE 5.2

Collateral Reporting

Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

Monthly (no later than the 10th day of each month) or, during an Enhanced Reporting Period, weekly (no later than the 2nd Business Day of each week for the prior week)
(a) an executed Borrowing Base Certificate, which must contain separate calculations of the Borrowing Base, each Borrowing Base (Individual), and the Last-Out Term Loan Collateral Base,

(b) a detailed aging, by total and segregated by Borrower, of Borrowers’ Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting),

(c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base, segregated by Borrower, if Borrowers have not implemented electronic reporting,

(d) a detailed Inventory system/perpetual report together with a reconciliation to Borrowers’ general ledger accounts (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting), segregated by Borrower,

(e) a detailed calculation of Inventory and Equipment categories that are not eligible for the Borrowing Base or the Last-Out Term Loan Collateral Base, as applicable, segregated by Borrower, if Borrowers have not implemented electronic reporting,

(f) a summary aging, by vendor and segregated by Borrower, of Borrowers’ and their Subsidiaries’ accounts payable and any book overdraft (delivered electronically in an acceptable format, if Borrowers have implemented electronic reporting) and an aging, by vendor, of any held checks,

(g) a detailed report regarding Borrowers’ and their Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash,

(h) a monthly Account roll-forward, in a format acceptable to Agent in its discretion and segregated by Borrower, tied to the beginning and ending account receivable balances of Borrowers’ general ledger,

(i) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrowers’ and their Subsidiaries’ Accounts, segregated by Borrower, and

(j) copies of invoices together with corresponding shipping and delivery documents, and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Agent, from time to time.

Monthly (no later than the 15th Business Day of each month)
(k) a report in form and substance reasonably satisfactory to Agent setting forth in reasonable detail as of the last day of the immediately preceding month for each Certificated Unit as to which the items required by Section 5.16 have not been completed (or were completed during such month): (i) the date on which the applicable Loan Party applied to the appropriate Governmental Authority for the Agent’s Lien to be noted on the applicable Certificate of Title and the Lien of any other Person (other than the Trust) to be removed therefrom; (ii) the status of such application; (iii) if applicable, the date on which such notation of the Agent’s Lien was made; (iv) if applicable, the date on which the Lien in favor of any Person (other than Agent or the Trust) was removed from such Certificate of Title; and (v) such other information as Agent reasonably requests in order to confirm that Agent has a perfected first-priority Lien in such Certificated Unit.

Monthly (no later than the 30th day of each month)
(l) a reconciliation of Accounts, trade accounts payable, and Inventory of Borrowers’ general ledger accounts to Borrowers’ monthly financial statements including any book reserves related to each category.

Quarterly	(m) a report regarding Borrowers’ and their Subsidiaries’ accrued, but unpaid, ad valorem taxes, and (n) a Perfection Certificate or a supplement(s) to the Perfection Certificate(s).
Annually	(o) a detailed list of Borrowers’ and their Subsidiaries’ customers, with address and contact information.
Upon request by Agent
(p) copies of purchase orders and invoices for Inventory and Equipment acquired by any Borrower or any of its Subsidiaries, and

(q) such other reports as to the Collateral or the financial condition of Borrowers and their Subsidiaries, as Agent may reasonably request.

EXHIBIT E

Document Checklist

(See attached.)

CLOSING CHECKLIST

for

AMENDMENT NO. 6
to
AMENDED AND RESTATED CREDIT AGREEMENT

by and among

PAC-VAN, INC.,
LONE STAR TANK RENTAL INC.,
GFN REALTY COMPANY, LLC,
SOUTHERN FRAC, LLC,
and
THE AFFILIATES THAT ARE SIGNATORIES HERETO,
as Borrowers

THE LENDERS THAT ARE SIGNATORIES THERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

Scheduled Closing Date: March 24, 2017

List of abbreviations (signatories and responsible parties)

Admin Borrower Pac-Van, as Administrative Borrower
Agent Wells Fargo
Borrowers Pac-Van, Inc. (“Pac-Van”); Lone Star Tank Rentals Inc. (“Lone Star”); GFN Realty Company, LLC (“GFNRC”); and
Southern Frac, LLC (“Southern Frac”)
BC Christopher Wilson, GFC general counsel, as counsel to Loan Parties; local counsel to Loan Parties (as applicable)
GACP GACP I, L.P. [Great American Capital Partners]
GFC General Finance Corporation
GFN GFN North America Corp.
Guarantors PV Acquisition Corp. (“PV Acquisition”); and GFN Manufacturing Corporation (“GFN Mfg”)
Lenders Wells Fargo, as a lender; East West Bank, as a lender (“EWB”); CIT Bank, N.A., f/ka/ OneWest Bank N.A., successor in interest to OneWEst Bank, FSB, as a lender (“CIT”); The Private Bank and Trust Company, as a lender (“PrivateBank”); KeyBank, National Association, as a lender (“KeyBank”); Bank Hapaolim B.M., as a lender (“BHI”); GACP, as a lender
Loan Parties Borrowers and Guarantors
MW McGuireWoods LLP, counsel to Agent
Wells Fargo Wells Fargo Bank, National Association

List of abbreviations (status)

D(_/_) = Draft (date)
E/D = Executed and delivered
TBD = To be delivered
TBP = To be prepared and distributed for review
n/a = Not applicable

All defined terms used but not defined in this closing memorandum are as defined in the Amendment No. 6 to Amended and Restated Credit Agreement identified in item 01 below.

Wells Fargo | Pac-Van (A&R)?Closing Checklist

Tab Document	Resp. Party	Signatories	Comments/Status
Loan Documents and related deliverables
01. Amendment No. 6 to Amended and Restated Credit Agreement [87494549]	MW	☒ Borrowers ☒ Agent ☒ Lender (Wells Fargo) ☒ Lender (EWB) ☒ Lender (CIT) ☒ Lender (PrivateBank) ☒ Lender (KeyBank) ☒ Lender (BHI) ☒ Lender (GACP)	E/D
-01. Schedules and Exhibits:
--01. Schedule PC-1—Post-Closing Matters	MW; Agent	n/a	Attached to item 01
--02. Exhibit A—Replacement Schedule C-1 to Credit Agreement	MW; Agent	n/a	Attached to item 01
--03. Exhibit B—Replacement Schedules to Credit Agreement	BC; Borrowers	n/a	Attached to item 01; see item 01-02
--04. Exhibit C—Exhibit IC-1 to Credit Agreement (Intercreditor Provisions)	MW	n/a	E/D
--05. Exhibit D—As-Amended Credit Agreement [87448138]	MW	n/a	Final form; attached to item 01
--06. Exhibit E—Document Checklist [87527400]	MW	n/a	This document
--07. Exhibit [...***...]—[...***...] Acquisition LOI; [...***...] Acquisition Proposal	BC	n/a	E/D; attached to item 01
-02. Replacement Schedules to Credit Agreement
--01. Schedule A-2—Authorized Persons	BC; Borrowers	n/a	E/D
--02. Schedule D-1—Designated Account	BC; Borrowers	n/a	E/D
--03. Schedule P-1—Permitted Investments	BC: Borrowers	n/a	E/D
--04. Schedule P-2—Permitted Liens	BC; Borrowers	n/a	E/D
--05. Schedule 4.1(b)—Capitalization of Borrowers	BC; Borrowers	n/a	E/D
--06. Schedule 4.1(c)—Capitalization of Borrowers’ Subsidiaries	BC; Borrowers	n/a	E/D
--07. Schedule 4.1(d)—Subscriptions, Options, Warrants, Calls	BC; Borrowers	n/a	E/D
--08. Schedule 4.6(b)—Litigation	BC; Borrowers	n/a	E/D
--09. Schedule 4.10—Employee Benefits	BC; Borrowers	n/a	E/D
--10. Schedule 4.11—Environmental Matters	BC; Borrowers	n/a	E/D
--11. Schedule 4.14—Permitted Indebtedness	BC; Borrowers	n/a	E/D
--12. Schedule 4.24—Location of Inventory	BC; Borrowers	n/a	E/D
--13. Schedule 4.27—Location of Equipment	BC; Borrowers	n/a	E/D
--14. Schedule 5.6—Insurance	BC; Borrowers	n/a	E/D
--15. Schedule 5.14—Chief Executive Offices	BC; Borrowers	n/a	E/D
--16. Schedule 5.16(f)—Certain Certificated Units	BC; Borrowers	n/a	E/D
--17. Schedule 6.5—Nature of Business	BC; Borrowers	n/a	E/D
02. Guarantor Acknowledgment	MW	☒ Guarantors	E/D; attached to item 01
03. Promissory Notes:
-01. EWB ($40,000,000) [88217269]	MW	☒ Borrowers	E/D
-02. CIT ($35,000,000) [88217282]	MW	☒ Borrowers	E/D
-03. PrivateBank ($25,000,000) [88131875]	MW	☒ Borrowers	E/D
-04. KeyBank ($20,000,000) [88217287]	MW	☒ Borrowers	E/D
-05. BHI ($15,000,000) [88217291]	MW	☒ Borrowers	E/D
-06. GACP ($20,000,000) [88217323]	MW	☒ Borrowers	E/D
04. Fee Letter [87677994]	MW	☒ Borrowers ☒ Agent	E/D
05. Pledge Agreement (GFN equity in GFNRC) [87966322]	MW	☒ GFN ☒ GFNRC	E/D
06. Omnibus Amendment and Reaffirmation Agreement [87671447]	MW	☒ Borrowers ☒ Agent ☒ Lender (Wells Fargo) ☒ Lender (EWB) ☒ Lender (CIT) ☒ Lender (PrivateBank) ☒ Lender (KeyBank) ☒ Lender (BHI) ☒ Lender (GACP)	E/D
-01. Exhibit A-1—U.S. Guaranty and Security Agreement	MW	n/a	Attached to item 06
-02. Exhibit A-2—Amendment No. 5	MW	n/a	Attached to item 06
-03. Exhibit B—Canadian Guaranty and Security Agreement	MW	n/a	Attached to item 06
-04. Exhibit C—Pledge Agreement (GFN equity in Pac-Van)	MW	n/a	Attached to item 06
-05. Exhibit D—Pledge Agreement (GFN equity in Lone Star)	MW	n/a	Attached to item 06
-06. Exhibit E—Intercompany Note; Endorsement	MW	n/a	Attached to item 06
-07. Exhibit F-1—Intercompany Subordination Agreement	MW	n/a	Attached to item 06
-08. Exhibit F-2—Amendment No. 1 to Intercompany Subordination Agreement	MW	n/a	Attached to item 06
-09. Exhibit F-3—Omnibus Joinder, Release, Amendment, and Reaffirmation Agreement (2014)	MW	n/a	Attached to item 06 (without attachments)
-10. Exhibit F-4—Amendment No. 2 to Intercompany Subordination Agreement	MW	n/a	Attached to item 06
-11. Exhibit F-5—Amendment No. 3 to Intercompany Subordination Agreement	MW	n/a	Attached to item 06
-12. Exhibit G—[Reserved]	MW	n/a	n/a
-13. Exhibit H—Schedules to U.S. Guaranty and Security Agreement
--01. Schedule 1—Commercial Tort Claims	BC; Borrowers	n/a	E/D; attached to item 06
--02. Schedule 2—Copyrights	BC; Borrowers	n/a	E/D; attached to item 06
--03. Schedule 3—Intellectual Property Licenses	BC; Borrowers	n/a	E/D; attached to item 06
--04. Schedule 4—Patents	BC; Borrowers	n/a	E/D; attached to item 06
--05. Schedule 5—Pledged Companies	BC; Borrowers	n/a	E/D; attached to item 06
--06. Schedule 6—Trademarks	BC; Borrowers	n/a	E/D; attached to item 06
--07. Schedule 7—Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers	BC; Borrowers	n/a	E/D; attached to item 06
--08. Schedule 8—Owned Real Property	BC; Borrowers	n/a	E/D; attached to item 06
--09. Schedule 9—Deposit Accounts and Securities Accounts	BC; Borrowers	n/a	E/D; attached to item 06
--10. Schedule 10—Controlled Account Banks	BC; Borrowers	n/a	E/D; attached to item 06
--11. Schedule 11—List of Uniform Commercial Code Filing Jurisdictions	BC; Borrowers	n/a	E/D; attached to item 06
--12. Schedule 12—Certificated Units	BC; Borrowers	n/a	E/D; attached to item 06
-14. Exhibit I—Schedules to Canadian Guaranty and Security Agreement
--01. Schedule 2—Copyrights	BC; Borrowers	n/a	E/D; attached to item 06
--02. Schedule 3—Intellectual Property Licenses	BC; Borrowers	n/a	E/D; attached to item 06
--03. Schedule 4—Patents	BC; Borrowers	n/a	E/D; attached to item 06
--04. Schedule 5—Pledged Companies	BC; Borrowers	n/a	E/D; attached to item 06
--05. Schedule 6—Trademarks	BC; Borrowers	n/a	E/D; attached to item 06
--06. Schedule 7—Name; Chief Executive Office; Tax Identification Numbers and Organizational Numbers	BC; Borrowers	n/a	E/D; attached to item 06
--07. Schedule 8—Owned Real Property	BC; Borrowers	n/a	E/D; attached to item 06
--08. Schedule 9—Deposit Accounts and Securities Accounts	BC; Borrowers	n/a	E/D; attached to item 06
--09. Schedule 10—Controlled Account Banks	BC; Borrowers	n/a	E/D; attached to item 06
--10. Schedule 11—List of Uniform Commercial Code Filing Jurisdictions	BC; Borrowers	n/a	E/D; attached to item 06
--11. Schedule 12—Certificated Units	BC; Borrowers	n/a	E/D; attached to item 06
-15. Exhibit J—Perfection Certificates
--01. Pac-Van; PV Acquisition	BC; Borrowers	☒ Pac-Van ☒ PV Acquisition	E/D; attached to item 06
--02. Lone Star	BC; Borrowers	☒ Lone Star	E/D; attached to item 06
--03. GFNRC	BC; Borrowers	☒ GFNRC	E/D; attached to item 06
--04. Southern Frac	BC; Borrowers	☒ Southern Frac	E/D; attached to item 06
--05. GFN Mfg	BC; Borrowers	☒ GFN Mfg	E/D; attached to item 06
07. Master Assignment and Acceptance Agreement [88127495]	MW; Agent	☒ Lender (Wells Fargo) ☒ HSBC ☒ Capital One ☒ Lender (EWB) ☒ Lender (CIT) ☒ Lender (PrivateBank) ☒ Lender (KeyBank) ☒ Lender (BHI) ☒ Agent ☒ Admin Borrower	E/D
08. Disbursement Letter (including funds flow) [87678889]	MW	☒ Admin Borrower	E/D
Company certificates and other company deliverables
09. Company General Certificate—Pac-Van	BC; Pac-Van	☒ Pac-Van	E/D
-01. Articles of incorporation			E/D
-02. Bylaws			E/D
-03. Authorizing resolutions		☒ Governing body of Pac-Van	E/D
-04. Incumbency		☒ Certain officers of Pac-Van	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-01
10. Company General Certificate—Lone Star	BC; Lone Star	☒ Lone Star	E/D
-01. Articles of incorporation			E/D
-02. Bylaws			E/D
-03. Authorizing resolutions		☒ Governing body of Lone Star	E/D
-04. Incumbency		☒ Certain officers of Lone Star	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-02
11. Company General Certificate—GFNRC	BC; GFNRC	☒ GFNRC	E/D
-01. Certificate of formation			E/D
-02. Operating agreement			E/D
-03. Authorizing resolutions		☒ Governing body of GFNRC	E/D
-04. Incumbency		☒ Certain officers of GFNRC	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-03
12. Company General Certificate—Southern Frac	BC; Southern Frac	☒ Southern Frac	E/D
-01. Articles of organization			E/D
-02. Operating agreement			E/D
-03. Authorizing resolutions		☒ Governing body of Southern Frac ☒ Members of Southern Frac	E/D
-04. Incumbency		☒ Certain officers of Manager of Southern Frac	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-04
13. Company General Certificate—PV Acquisition	BC; PV Acquisition	☒ PV Acquisition	E/D
-01. Articles of organization			E/D
-02. Bylaws			E/D
-03. Authorizing resolutions		☒ Governing body of PV Acquisition	E/D
-04. Incumbency		☒ Certain officers of PV Acquisition	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-05
14. Company General Certificate—GFN Mfg	BC; GFN Mfg	☒ GFN Mfg	E/D
-01. Articles of incorporation			E/D
-02. Bylaws			E/D
-03. Authorizing resolutions		☒ Governing body of GFN Mfg	E/D
-04. Incumbency		☒ Certain officers of GFN Mfg	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-06
15. Company General Certificate—GFN	BC; GFN	☒ GFN	E/D
-01. Articles of incorporation			E/D
-02. Bylaws			E/D
-03. Authorizing resolutions		☒ Governing body of GFN	E/D
-04. Incumbency		☒ Certain officers of GFN	E/D
-05. Good-standing certificates and foreign qualifications			See item 16-07
16. Good-standing certificates and foreign qualifications	BC; Loan Parties	n/a
-01. Pac-Van
--01. Indiana [jurisdiction of organization]			E/D
--02. Alabama			E/D
--03. Alaska			E/D
--04. Arizona			E/D
--05. Arkansas			E/D
--06. California			E/D
--07. Colorado			E/D
--08. Connecticut			E/D
--09. Delaware			E/D
--10. Florida			E/D
--11. Georgia			E/D
--12. Hawaii			E/D
--13. Illinois			E/D
--14. Iowa			E/D
--15. Kansas			E/D
--16. Kentucky			E/D
--17. Louisiana			E/D
--18. Maine			E/D
--19. Maryland			E/D
--20. Massachusetts			E/D
--21. Michigan			E/D
--22. Minnesota			E/D
--23. Mississippi			E/D
--24. Missouri			E/D
--25. Montana			E/D
--26. Nebraska			E/D
--27. Nevada			E/D
--28. New Hampshire			E/D
--29. New Jersey			E/D
--30. New York			E/D
--31. New Mexico			E/D
--32. North Carolina			E/D
--33. North Dakota			E/D
--34. Ohio			E/D
--35. Oklahoma			E/D
--36. Pennsylvania			E/D
--37. South Carolina			E/D
--38. South Dakota			E/D
--39. Texas			E/D
--40. Utah			E/D
--41. Virginia			E/D
--42. Washington			E/D
--43. Wet Virginia			E/D
--44. Wisconsin			E/D
--45. Wyoming			E/D
-02. Lone Star
--01. Delaware [jurisdiction of organization]			E/D
--02. Louisiana			E/D
--03. New Mexico			E/D
--04. Texas			E/D
-03. GFNRC
--01. Delaware [jurisdiction of organization]			E/D
--02. Illinois			E/D
--03. Texas			E/D
-04. Southern Frac
--01. Texas [jurisdiction of organization]			E/D
-05. PV Acquisition
--01. Alberta [jurisdiction of organization]			E/D
--02. British Columbia			E/D
-06. GFN Mfg
--01. Delaware [jurisdiction of organization]			E/D
--02. Texas			E/D
-07. GFN
--01. Delaware [jurisdiction of organization]			E/D
17. Insurance:
-01. Certificate of liability insurance	BC; Borrowers	n/a	E/D
-02. Additional-insured endorsement to each policy of liability insurance	BC; Borrowers	n/a	Post-closing
-03. Evidence of property and casualty insurance	BC; Borrowers	n/a	E/D
-04. Lender’s loss payee endorsements to each policy of property and casualty insurance	BC; Borrowers	n/a	Post-closing
18. Legal opinions:
-01. Illinois law (enforceability); Indiana law (formation, good standing, authorization, execution, etc.; continued perfection of lien); Delaware law (formation, good standing, authorization, execution, etc.; continued perfection of lien); Texas law (formation, good standing, authorization, execution, etc.; continued perfection of lien)
	BC	☒ BC	D(3/22) [Barnes & Thornburg]
-02. Delaware law (formation, good standing, authorization, execution, etc.; continued perfection of lien)	BC	☒ BC	E/D [Potter Anderson]
Searches; UCC authorizations and filings; lien releases
19. UCC, judgment, litigation, and tax lien search results	MW	n/a	Received
20. UCC financing statements and similar filings:
-01. GFN—DE (equity in GFNRC) [88210029]	MW	n/a	Final; to be filed at closing

EXHIBIT [...***...]

[...***...] Acquisition LOI; [...***...] Acquisition Proposal

[Text Omitted and Filed Separately pursuant to a Confidential Treatment Request]